UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

ENHANCE SKIN PRODUCTS INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required

[X]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

$3,726,900, calculated pursuant to Rule 0-11(c)(1)(i) and Rule 0-11(a)(4) of the Securities Exchange Act of 1934, as amended, which represents the market value of securities received by the Registrant in the transaction as of October 20, 2016, assuming the amount is achieved and for liabilities assumed by the purchaser.

(5)	Total fee paid:

$745.38

[X]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF WRITTEN CONSENT IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

Notice is hereby given to you that our Board of Directors has approved, and the holders of a majority of the outstanding shares of our common stock have approved by written consent in lieu of a stockholders’ meeting, a plan of reorganization, liquidation and dissolution (the” Plan”) involving the sale of substantially all of the Company’s assets relating to its cosmeceutical products marketed under its “Visible Youth” trademark to Integumen Limited, a company organized under the laws of England and Wales.

Because the holders of a majority of the outstanding shares of our common stock, being 54%, have approved the foregoing corporate actions pursuant to a written consent, our Board of Directors believes it is not in the best interest of our company and stockholders to incur the costs of holding a stockholders’ meeting or of soliciting proxies or consents from additional stockholders in connection with these corporate actions.

This Notice and the accompanying Information Statement are being made available on or about November 2, 2016 to all of our stockholders of record at the close of business on October 20, 2016.

In accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, this Information Statement is being given to our stockholders at least 20 days prior to the taking of the corporate actions approved pursuant to the written consent referred to above.

By Order of the Board of Directors,

/s/ Donald Nicholson
Donald Nicholson
Chief Executive Officer.

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INFORMATION STATEMENT

OF

ENHANCE SKIN PRODUCTS INC.

50 West Liberty Street, Suite 880

Reno NV 89501

NOTICE OF WRITTEN CONSENT IN LIEU OF MEETING OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Enhance Skin Products Inc., a Nevada corporation (the “Company,” “we,” “our,” or “us”), is making this Information Statement available on or about October 31, 2016 to all of the Company’s stockholders of record as of October 20, 2016 (the “record date”). As of the record date, 115,889,206 shares of our common stock were issued and outstanding.

Each outstanding share of our common stock is entitled to one vote per share. Holders of 54% of the outstanding shares of our common stock have approved by written consent in lieu of a stockholders’ meeting (the “Written Consent”) the Plan involving the sale of the Company’s cosmeceutical products marketed under its “Visible Youth” trademark to Integumen Limited.

This Information Statement is being made available pursuant to the requirements of Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to inform holders of our common stock who were entitled to consent to the matters authorized by the Written Consent. This Information Statement also constitutes notice of the actions that have been approved pursuant to the Written Consent for purposes of the Nevada Revised Statutes (the “NRS”).

Because holders of approximately 54% of the outstanding shares of our common stock executed the Written Consent, no vote or consent of any other stockholder is being, or will be, solicited in connection with the authorization of the matters set forth in the Written Consent. Under the NRS, our Articles of Incorporation and our Bylaws, the votes represented by the holders signing the Written Consent are sufficient in number to authorize the matters set forth in the Written Consent, without the vote or consent of any other stockholder of the Company. The NRS provides that any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Nevada corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes necessary to authorize such action.

Based on the foregoing, our board of directors has determined not to call a meeting of stockholders to approve such actions. The board of directors believes it would not be in the best interests of the Company and its stockholders to incur the costs of holding a meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. There are no dissenters’ or appraisal rights as a result of the approval of these actions.

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Annexes:

ANNEX A – AUDITED FINANCIAL STATEMENTS OF INTEGUMEN LIMITED

ANNEX B – UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION FOR ENHANCE SKIN PRODUCTS, INC. AS OF JULY 31, 2016, AND FOR THE THREE MONTHS ENDED JULY 31, 2016 AND THE YEAR ENDED APRIL 30, 2016

ANNEX C - UNAUDITED PRO-FORMA NET ASSETS OF INTEGUMEN LIMITED

ANNEX D- ASSET PURCHASE AGREEMENT

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INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to our Bylaws and the NRS, a vote by the holders of at least a majority of our outstanding shares of common stock was required to approve the corporate actions set forth in the Written Consent. As of the record date, 115,889,206 shares of our common stock were issued and outstanding. The consenting stockholders, who consist of (i) Samuel Asculai, our Director and Chief Scientific Officer, (ii) Biostrategies Consulting Group Inc. (controlled and owned by Samuel Asculai,) (iii) Grim AS, a company controlled by the spouse of Frode Botnevik, our Director, (iv) Mercuriali Ltd., controlled and owned by Donald Nicholson, our Director and Chief Executive Officer, (v) Drasko Puseljic, our In-House Counsel and (vi) a former Director and Officer of the Company, were collectively the record and/or beneficial owners of 62,538,909 shares of the outstanding shares of our common stock outstanding on the record date, which represented 54% of the issued and outstanding shares of our common stock as of that date. Pursuant to the NRS, the consenting stockholders voted in favor of the actions in the Written Consent. No consideration was paid for any stockholder’s consent. The beneficial holdings of management of our outstanding common stock are set forth in the table under “Security Ownership of Certain Beneficial Owners and Management” included below in this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 20, 2016, certain information regarding the Company’s outstanding shares of Common Stock beneficially owned by (1) each person (including any group) of more than five percent of our Common Stock, based solely on Schedule 13D and 13G filings with the Securities and Exchange Commission, and (2) the Company’s directors and officers.

Unless otherwise indicated below, each entity or person listed below maintains an address of 50 West Liberty Street, Suite 880, Reno NV 89501.

	Common Stock
Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (2)
Donald Nicholson (3)	177,235,216	62.4%
Samuel Asculai, Ph.D. (4)	52,978,044	38.8%
Frode Botnevik (5)	5,771,926	4.9%
Drasko Puseljic (6)	40,380,525	27.5%
All Directors and Executive Officers as a Group (4 persons)	276,365,711	81.7%

5% Holders
None

(1)	Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants and unissued shares to be issued as a result of the conversion of debts owed to beneficial owners and management as a result of the Asset Sale (as defined below). The beneficial ownership percentage of each individual Director or Executive Officer is calculated on the basis of 115,889,206 voting shares as of October 20, 2016 and unissued shares to be issued as a result of the conversion of debts owed as a result of the Asset Sale.. The percent of all Directors and Executive Officers as a Group is based on 338,344,677 shares, being 115,889,206 voting shares as of October 20, 2016 and 222,455,472 unissued shares to be issued as a result of the conversion of debts owed to beneficial owners and management as a result of the Asset Sale.

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(3)	All shares are held in Mercuriali Ltd. in which Mr. Nicholson is the sole beneficial owner. Includes 9,000,000 shares presently held by Mercuriali Ltd. Also includes 8,826,595 unissued shares to Mercuriali Ltd. owed from debt of $33,188 convertible at $0.00376 per share under a Termination and Settlement Agreement dated July 12, 2010 as a result of the Asset Sale. Also includes 50,094,947 unissued shares to Mercuriali Ltd. owed from debt of $188,357convertible at $0.00376 per share under a Loan Agreement as a result of the Asset Sale. Also includes 71,232,222 unissued shares to Mercuriali Ltd. owed from debt of $128,218 convertible at $0.0018 per share under a Loan Agreement as a result of the Asset Sale. Also includes 27,261,111 unissued shares to Mercuriali Ltd. owed from debt of $49,070 convertible at $0.0018 per share and 10,820,340 unissued shares owed from debt of $110,029 convertible at $0.0107* per share under a Consulting Agreement as a result of the Asset Sale.

(4)	Includes 8,015,834 shares held in Biostrategies Consulting Group Inc. in which Dr. Asculai is the sole beneficial owner and 24,403,271 held in his name. Also includes 16,333,333 unissued shares to Dr. Asculai owed from debt of $29,400 convertible at $0.0018 per share and 4,225,606 unissued shares owed from debt of $42,969 convertible at $0.0107* per share under an Consulting Agreement as a result of the Asset Sale.

(5)	Includes 3,324,468 shares held by Grim AS, a company controlled by Mr. Botnevik’s spouse. Also includes 1,944,444 unissued shares to Mr Botnevik owed from debt of $3,500 convertible at $0.0018 per share and 503,013 unissued shares owed from debt of $5,115 convertible at $0.0107* per share under an Directors Service Agreement as a result of the Asset Sale.

(6)	Includes 9,166,666 shares presently held by Mr. Puseljic. Also includes 10,654,920 unissued shares to Mr. Puseljic owed from debt of $40,062 convertible at $0.00376 per share as a result of the Asset Sale. Also includes 16,333,333 unissued shares to Mr. Puseljic owed from debt of $29,400 convertible at $0.0018 per share and 4,225,606 unissued shares owed from debt of $ 42,969 convertible at $0.0107* per share under an Employment Agreement as a result of the Asset Sale.

The Accounts payable to related parties’ convertible into shares and Advances from a related party convertible into shares, which are convertible as a result of the completion of the APA are further described in the section Asset Purchase Agreement; Accounts Payable and Advance Payable Convertible into Shares, below.

*The conversion price of $0.0107 is based on the estimated value of the consideration attributable to equity shareholders on a fully diluted basis in pounds sterling translated into US dollars at the closing sterling/dollar interbank rate on October 19, 2016. This price is subject to change based on any adjustments under the APA and the exchange rate at Completion.

FORWARD LOOKING STATEMENTS

This Information Statement contains forward-looking statements about the Company’s business containing the words “believes’, “anticipates”, “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

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SUMMARY TERM SHEET

This summary highlights information included elsewhere in this Information Statement relating to the sale of its assets pursuant to the Asset Purchase Agreement, which is attached hereto as Annex D, under the Plan. US dollar amounts are provided for the convenience of readers based on the amounts in pounds sterling translated into US dollars at the closing sterling/dollar interbank rate on October 19, 2016. You should read the entire Information Statement carefully, including the annexes attached hereto.

In addition, we have incorporated by reference in this Information Statement certain Consultancy, Employment and Directors Service Agreement Amendments made as a consequence of the APA which are summarized in this information statement. These Amendment Agreements were filed with the SEC as exhibits to our Current Report on Form 8-K dated October 5, 2016. These exhibits are available on the SEC’s website: www.sec.gov.

●	Parties to the Asset Purchase Agreement. Enhance Skin Products Inc., a Nevada corporation is a developer of premium cosmetic and cosmeceutical products marketed under its “Visible Youth” trademark. Cosmeceuticals are topically applied products containing ingredients that influence the biological function of skin and can be described as a marriage between cosmetics and pharmaceuticals. These products may improve the appearance and condition of the skin by delivering nutrients or protectants necessary for healthy skin.

●	The Company’s principal executive offices are located at 50 West Liberty Street, Suite 880 Reno NV 89501, and our main telephone number is (416) 306-2493.

●	Integumen Limited (“Integumen”) is a private company organized under the laws of England and Wales. Integumen Inc. (“Integumen Inc.” or the “Purchaser”) was formed May 28, 2016, a Delaware corporation, as a wholly-owned subsidiary of Integumen to house the assets acquired from the Company. The phone number of Integumen is (353) 01537 3269 and the company is headquartered at Sand Hutton Applied Innovation Campus, Sand Hutton, York, North Yorkshire, YO41 1LZ, England. See Sale of Assets – Information About Integumen Limited.

●	Asset Purchase Agreement: On October 1, 2016, the Company entered into an Asset Purchase Agreement (the “APA”) with Integumen Inc and Integumen Limited. Pursuant to the APA, the Company will sell (the “Asset Sale”) to Integumen Inc. substantially all of its assets and certain liabilities of the Company relating to the Company’s premium cosmeceutical products marketed under its “Visible Youth” trademark (the “Business”). See Sale of Assets – Asset Purchase Agreement.

Purchase Price and Adjustments: As consideration for the assets to be sold, the Company will receive total consideration of £3,030,000 ($3,726,900) subject to adjustment depending on the level of Enhance’ s current liabilities as at completion, comprising:

●	£2,715,000 ($3,339,450) worth of common shares in Integumen Limited less $100,000, which represents the amount the Company owes in principal under a promissory note in favor of Integumen Limited (the “Integumen Shares”); and

●	Integumen Inc will also assume certain liabilities of the Company, up to an amount not to exceed £315,000 ($387,450). See Action Sale of Assets – Purchase Price and Adjustments.

In addition, Integumen Inc. will assume the costs of Enhance from the date of signature of the APA until Completion (“Interim Costs”) and certain Post Completion Period Costs up to dissolution. On October 14, 2016, the Company received a $25,000 interim payment from Integumen in respect of the Interim Costs for October.

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Integumen Limited has guaranteed the obligations of Integumen Inc.

●	Recommendation. Our Board of Directors believes that the Plan and Asset Sale is advisable and in the best interests of the Company and its stockholders for the following reasons:

○	The Company requires significant financing for: ongoing project management costs, to complete the design work currently underway for the consumer rebranding and packaging, to manufacture prototypes for studies and promotion, to undertake marketing clinical studies on the Visible Youth Repairing Serum and the Visible Youth Eye Zone Gel, to pay on-going patent and trademark costs and to provide for day-to-day working capital. Furthermore, significant funding will also be required to manage the launch process, design and implement e-Commerce platforms, undertake any additional marketing clinical studies, marketing, advertising and media support, and to provide working capital prior to market launch.

○	The Company’s current market capitalization and historically thinly traded volume make raising the funds required to develop its business extremely challenging and unlikely.

○	The Company has only three members of management and would need to significantly expand its personnel to markets its products.

○	A strategic collaboration with another entity provides the best opportunity to enable the commercialization of the Company’s technology and products.

○	The purchase price proposed by Integumen represents the highest price that the Board believes it could receive from Integumen, or any other party, for the Business.

○	The companies anticipate that the combined business (incorporating Inovenn and Lifesciencehub) should create potential operating synergies, lower diversified risk, existing sales of products/services, “cross-franchise” opportunities to incorporate patented technologies into new products, access to a wider range of core skills (including marketing, development and formulation), critical mass for the purpose and enhanced access to capital and a greater chance to apply for listing on the London Stock Exchange’s international market for smaller growing companies (AIM) to provide all shareholders liquidity.

○	Integumen’s potential to further develop these Assets and ultimately value for our stockholders. See Sale of Assets – Recommendation.

●	Nature of the Company’s Business Following the Transaction. The Company intends to hold the shares in Integumen Limited as an investment for a minimum of 12 months after Completion to allow for an orderly transition of the technology and products. After the Completion Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, transfer its assets and knowhow, wind up its business affairs and give effect to the dissolution of the Company in accordance with the Plan.

●	Certain U.S. Federal Income Tax Consequences to the Company. For U.S. federal income tax purposes it is intended that the Asset Sale be part of a reorganization described in Section 368(a) of the U.S. Internal Revenue Code. Accordingly, the Company will not recognize a gain or loss as a result of the Asset Sale and Integumen will have a tax basis and holding period in the Company’s assets equal to the tax basis and holding period of those assets in the hands of the Company. The Company anticipates that the Company’s net operating loss carryforward will be available to Integumen; provided, however, that the Company could be subject to an alternative minimum tax. See Sale of Assets – Certain U.S. Federal Tax Consequences.

●	Federal Income Tax Consequences to the Stockholders. The Asset Sale will not produce any separate and independent tax consequences to the Company’s stockholders. After the Completion Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, transfer its assets and knowhow, wind up its business affairs and give effect to the dissolution of the Company in accordance with the Plan. Stockholders generally should not recognize a gain or loss as a result of the Dissolution.

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SALE OF ASSETS

The Company’s Board of Directors proposes a plan of reorganization, liquidation and dissolution involving the transfer, sale and assignment to Integumen, Inc., a private company organized under the laws of Delaware a wholly-owned subsidiary of Integumen, substantially all of its assets and certain liabilities of the Company relating to the Company’s premium cosmetic and cosmeceutical products marketed under its “Visible Youth” trademark. The terms of the APA relating to the Asset Sale and Business are summarized below.

Background of the Asset Sale

The Company’s Board of Directors and senior management considered various options relating to the future of the Company on a telephone Board of Directors meeting on December 2, 2015. Donald Nicholson, the Company’s President, CEO and Director, opened a discussion about the Company’s future strategy and alternatives. Present at the Board Meeting were all of the Company’s directors, as well as the Company’s In-House Counsel. At that meeting, Mr. Nicholson, reported on the development of the business since the prior meeting, the current state of product development and rebranding activities, current and future cash requirements, potential funding alternatives, marketing partners and business collaboration alternatives ranging from the licensing or sale of products to a merger of, or sale of the entire Company. In its Quarterly Report on Form 10-Q filed in March 2016, the Company’s Board of Directors announced that having considered its options it had decided to take a low risk approach to the market launch of its products and not to seek to build its own US consumer marketing structure, but to utilize the services of marketing partners with established and proven infrastructures. In the opinion of the Board this may enable the Company to bring the products to market quicker and at less cost and risk to shareholders.

Implicit in this was the realization that the Company neither had the personnel resources or financial resources to fully commercialize its technology and products on its own. The Company further stated that management was pursuing a number of funding structures including debt and equity finance, asset sales, licensing and partnering activities.

During the period December 2, 2016 through March 2016, the Company continued discussions with various potential marketing partners, various collaboration partners and with various financial advisor and intermediaries concerning potential sources of financing. During these discussions it became clear that the Company’s market capitalization and traded volumes were not sufficient to be able to raise the long term funds required. The Company continued to pursue short term sources of funds and other strategic collaborations to provide the necessary long term funding. It also became clear that the existence of the Vis Vires Promissory Note may have been having a potential adverse effect on the Company’s share price and hence its funding options.

At its Board meeting of March 2, 2016, Mr. Nicholson updated the Board on the various funding and business development initiatives being discussed and the concerns regarding the Vis Vires Promissory Note. It was agreed to continue to explore the various options and to seek ways to repay the Vis Vires Note prior to March 26, 2016. Consequently, on March 23, 2016, the Company repaid in full the outstanding principal and interest on its promissory note with Vis Vires in the amount of $33,344. The Vis Vires promissory note became due on March 23, 2016 and in the event of non-payment, the Company would have been due to pay 150% of the then outstanding principal plus interest and the interest rate would have increased from 8% to 22% per annum until repaid or conversion took place. The funds for this repayment were provided by Mercuriali Ltd., a related party.

In furtherance of the Company’s exploration of strategic alternatives, Mr. Nicholson also had conversations with various parties about wider strategic opportunities, including the sale of all or a portion of the Company’s assets or a merger with other entity.

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Mr. Nicholson had a telephone conversation with Mr. Declan Service, Managing Director of Innovennn UK Limited (“Innovenn”), about a potential transaction with Innovennn on March 16, 2016. Mr. Nicholson and Mr. Service had been in contact since January 19, 2015 after an introduction by a business advisor. A Mutual Non-Disclosure Agreement was signed on January 29, 2015. During the period from January 19, 2015 to March 16, 2016, Mr. Nicholson and Mr. Service had various discussions about a potential collaboration on various products but no definitive product collaboration was ultimately pursued. As a result of the conversation between Mr. Nicholson and Mr. Service on March 16, 2016, Mr. Nicholson had a further telephone conversation with Mr. Tony Richardson, the Chief Executive Officer of Venn Life Limited, owner of 58% of Innovenn and Mr. Service on March 24, 2016. The parties explored the strategic fit and discussed ways that Venn Life Limited, Innovenn and the Company could work together and the potential basis for a strategic transaction. Mr. Nicholson and Mr. Richardson had a further telephone conversation on March 31, 2016 to further discuss a strategic collaboration and joint fundraising by the Company, Innovenn and two other potential entities. As a result of the positive conversations, the parties agreed to continue discussions under the Mutual Non-Disclosure Agreement with Innovenn dated January 29, 2015 in order to advance discussions further. Conversations between Mr. Nicholson and various representatives of Innovenn continued throughout April and early May of 2016, as the Company and Innovenn explored ways that they could work together and further explored the appropriateness of a strategic transaction. Mr. Nicholson, Mr. Richardson and Mr. Service met face to face on May 17, 2016 to finalize the outline of a proposed structure involving the consolidation of four businesses: Innovenn UK Limited, Lifesciencehub UK Limited, a yet undisclosed European oral health business and the Company, under a new UK Entity to be named Integumen Ltd. The intent of the parties was to list Integumen on the UK AIM market later in 2016. Representatives of Innovenn and the Company believed that there was an appropriate fit and that the synergies could benefit all parties. The parties also concluded that the combined business (incorporating Innoven, Lifesciencehub and the oral health business) will benefit from: potential operational synergies, lower diversified risk; existing sales of products/services; “cross-franchise” opportunities to incorporate patented technologies into new products; access to a wider range of core skills (including marketing, development and formulation); critical mass for the purpose and enhanced access to capital.

At a telephonic Board meeting of the Company on June 6, 2016, Mr. Nicholson summarized the proposed transactions and presented a presentation outlining what the combined operations would look like and was authorized to pursue a possible transaction with Integumen Limited along the lines summarized. Between June 6 and June 30, 2016 various term sheets were exchanged between the parties and shared with the Company’s Board of Directors. A revised term sheet was prepared on June 30, 2016, reflecting changes in the business deal as a result of discussions between Mr. Nicholson and Mr. Richardson. Between June 30 and July 6, 2016, additional drafts of term sheets were exchanged. On July 6, 2016 a further draft of the non-binding term sheet (the “Non-Binding Term Sheet”) in respect of a strategic collaboration, a draft option agreement (the “Option Agreement”) and a draft secured promissory note in the amount of $100,000 (the “Note”) were circulated to the Board of Directors. On July 7, 2016, the Board of Directors approved by unanimous written consent the Non-Binding Term Sheet, the Option Agreement and the Note, which were subsequently signed.

On July 7, 2016, the Company and Integumen entered into the Option Agreement and issued to Integumen a Note in the amount of $100,000.

The Option Agreement granted Integumen an option to acquire substantially all of the Company’s assets under a plan of reorganization. The consideration payable upon exercise of the Option was a sum equal to £3,030,000 comprised of £3,999,600 in shares of Integumen, less all sums due and owing under the Note, and the assumption of certain liabilities of the Company to the value of £270,000 ($332,100), subsequently increased to £315,000 ($387,450) under the APA. The Option expired on July 31, 2016 and was only to be exercised after the Note has been entered into and Integumen has transferred the sum equal to US$100,000 in accordance with the terms of the Note. Between July 28, 2016 and September 30, 2016 the parties agreed to a series of extensions of the expiration date of the option under the Option Agreement to July 29, 2016, August 12, 2016, August 24, 2016, September 1, 2016, September 8, 2016, September 15, 2016, September 23, 2016, September 28, 2016 and September 30, 2016.

Under the Note, Integumen agreed to loan the Company US$100,000 conditional upon the Company entering into the Option Agreement and entering into good faith negotiations with a view to entering into an asset purchase agreement (the “APA”). All unpaid principal is due and payable on or following the six month anniversary of the Note (the “Maturity Date”), the completion of the APA or upon an event of default as defined in the Note. The Note did not accrue interest prior to the Maturity Date, but interest would accrue at 5% per annum following the Maturity Date or following certain Events of Default as set out in the Note. The Note was secured by a first fixed and floating charge over the Company’s intellectual property.

In the event Integumen exercised the Option, the strategic collaboration, which contemplates the sale of the Company’s assets, would be subject to the parties entering into the APA and the Company complying with all applicable state and federal law related to such sale.

On July 28, 2016 the Company received a draft of the APA. Between July 28, 2016 and September 23 various drafts of the APA were exchanged between the parties.

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During the period from June 6, 2016 to September 30, 2016 the Board was kept advised on the process of negotiations and on the terms of the proposed plan of reorganization, liquidation and dissolution and the proposed transaction and the draft APA. On September 27, 2016 the Company’s Board unanimously approved the Plan and Asset Sale by unanimous written consent, passing the following resolution: “Resolved, that the Board of Directors hereby unanimously determines, that the Plan and Asset Sale under the APA was fair to, and in the best interests of the Common Stockholders and hereby approve and declare advisable the Plan and the Asset Sale under the APA and hereby recommend that the Common Stockholders of the Company approve the Plan and the Asset Sale under the APA and hereby direct that the Plan and the Asset Sale under the APA be submitted to the Common Stockholders of the Company for their approval.” After attending to final details, the Company executed the APA on October 1, 2016.

The completion of the APA is subject to the Company (i) obtaining the consent of such number of shareholders as is required in order to approve the sale of its assets; (ii) complying with its obligations under the Securities and Exchange Act of 1934 in respect of the sale of its assets, including but not limited to the filing of a Schedule 14C Information Statement; (iii) the release of the related party security interests on the issuance of shares to those related parties under the respective loan agreements, security agreements, consultancy agreements and employment agreements; and (iv) meeting other customary closing conditions.

The completion of the APA is subject to Integumen (i) delivering aaudited financial statements as required under the Securities Exchange Act of 1934; (ii) providing evidence that the Integumen has secured a loan facility from Ulster Bank of €1,000,000; (iii) providing evidence that the Related Transactions have accomplished, defined as the acquisition of Innovenn UK Limited, Lifesciencehub UK Limited and any acquisition completed by Integumen during the Interim Period; (iv) providing evidence that Integumen has appointed a broker or financial advisor in respect of the listing on the AIM market of the London Stock Exchange.

On October 20, 2016, the holders of a majority of the outstanding shares of our common stock approved the Plan and the Asset Sale under the APA by written consent in lieu of a stockholders’ meeting.

Although the Company understands that Integumen intends to complete the above transaction and the Related Transactions there is no guarantee that all or any of these will be completed. If Integumen is unsuccessful in acquiring the other businesses and/or concluding a fundraise, management intends to seek alternative wider strategic collaborations and in parallel pursue alternative funding structures including debt and equity finance, asset sales, licensing and marketing partnerships. The Company would seek to appoint a broker to help it identify suitable alternative collaboration partners.

Information about Integumen Limited.

Integumen is a private company organized under the laws of England and Wales. Integumen Inc., a Delaware corporation registered on May 28, 2016, was formed as a wholly-owned subsidiary of Integumen to house the assets acquired from the Company. The phone number of Integumen is (353) 01537 3269 and the company is headquartered at Sand Hutton Applied Innovation Campus, Sand Hutton, York, North Yorkshire, YO41 1LZ, England.

Asset Purchase Agreement

On October1, 2016, the Company entered into the APA with Integumen Inc and Integumen Limited. Pursuant to the APA, the Company will sell to Integumen Inc substantially all of its assets and certain liabilities of the Company relating to the Company’s premium cosmeceutical products marketed under its “Visible Youth” trademark. Integumen Limited’s shares are currently not traded, but the company expects to file for an application of listing on the London Stock Exchange’s international market for smaller growing companies (AIM). There is no assurance, however, that Integumen Limited will be able to list or provide a market for its shares.

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After the Completion Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, transfer its assets and knowhow, wind up its business affairs and give effect to the dissolution of the Company in accordance with the Plan.

The following description summarizes the material provisions of the APA and is not intended to provide any other factual information about the Company, Integumen Inc or Integumen. In particular, the assertions embodied in the representations and warranties contained in the APA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties, including being qualified by certain disclosures not reflected in the text of the APA. The representations and warranties in the APA may have been made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.

Purchase Price and Adjustments

As consideration for the assets to be sold, the Company will receive total consideration of £3,030,000, ($3,726,900), subject to adjustment depending on the level of Enhance’s current liabilities as at completion comprising:

●	£2,715,000 ($3,339,450) worth of common shares in Integumen Limited less $100,000, which represents the amount the Company owes in principal under a promissory note in favor of Integumen Limited;

●	Integumen Inc will also assume certain liabilities of the Company, up to an amount not to exceed £315,000 $387,450.

In addition, Integumen Inc will assume the costs of Enhance from the date of signature of the APA until Completion (“Interim Costs”) and certain Post Completion Period Costs up to dissolution. . On October 14, 2016, the Company received a $25,000 interim payment from Integumen in respect of the Interim Costs for October.

Integumen Limited has guaranteed the obligations of Integumen Inc.

Other Terms

●	The Company will convert related party liabilities of $702,277 into shares of the Company in accordance with the respective agreements and the release of related party security over the assets of the Company;

●	The appointment of Donald Nicholson, the Company’s President & CEO, to the Board of Integumen and Dr. Samuel Asculai, the Company Chief Scientific Officer, to the Scientific Advisory Board of Integumen after Completion;

●	The assumption of the Company’s ongoing costs of the business from the date of signature of the APA to completion of the APA up to $215,000 ($264,450).

●	Donald Nicholson, the Company’s CEO and Dr. Samuel Asculai, the Company’s CSO have agreed to certain restrictive covenants for a period of 24 months’ post Completion.

Completion

The Completion of the Asset Sale (the “Completion”) will take place at the office of the Purchaser’s Solicitors at One Earlsfort Centre, Earlsfort Terrace, Dublin 2, Ireland (or any other place as agreed between the Purchaser and the Seller) no later than five days after the satisfaction or waiver in writing of certain conditions set forth in the APA.

The consummation of the transactions contemplated by the APA was conditional upon the Company’s receipt of the written consent of the holders of a majority of the outstanding shares of the Company’s common stock. The Written Consent was obtained by the Company on October 20, 2016.

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Representations and Warranties

The APA contains customary representations, warranties and covenants of the Company, Integumen Inc and Integumen Limited.

On Schedule 8 of the APA, the Company makes representations and warranties that relate to, among other things, the following:

●	Due organization, valid existence and good standing of the Company;

●	Requisite corporate power and authority to execute and deliver the APA and certain related agreements and to consummate the Asset Sale;

●	No violation of law;

●	Requisite consents;

●	Compliance with laws;

●	Sufficiency of the disclosed assets;

●	Suppliers and customers;

●	Intellectual property; and

●	Seller board approval and stockholder approval.

On Schedule 9 of the APA, Integumen and Integumen make representations and warranties that relate to, among other things, the following:

●	Due organization, valid existence and good standing of Integumen;

●	Requisite corporate power and authority to execute and deliver the APA and certain related agreements and to consummate the Asset Sale;

●	No violation of law; and

●	Requisite consents

●	Compliance with laws;

●	Sufficiency of the disclosed assets;

●	Suppliers and customers;

●	Intellectual property; and

●	Seller board approval and stockholder approval.

Covenants

Schedule 2, Part 2 of the APA contain a number of covenants with respect to the period between the execution of the APA and the Completion, including, but not limited to, covenants relating to:

●	the conduct of the Business, excluding certain business lines;

●	access to the Company and its subsidiaries’ offices, properties, personnel, books and records as well as confidentiality for any information obtained through such access;

●	updates to the Company’s disclosure schedules;

●	notification of certain matters;

●	efforts to consummate the APA;

●	the Company and Integumen’s press releases and public disclosure;

●	obligations that neither Integumen nor the Company make any statements or proposals to the board of directors of the other or make any public announcement, proposal or offer (including any “solicitation of proxies”) as such terms are defined or used in Regulation 14A of the Securities Exchange Act of 1934;

●	exclusivity between the Company and Integumen; and

●	the preparation and filing by the Company of an Information Statement with the SEC on Schedule 14C describing the Asset Sale and any related agreements.

Conditions to Completion

Under Schedule 2, Part 1 of the APA, Purchaser’s and the Company’s obligation to complete the Asset Sale is subject to the following conditions having been met:

●	Purchaser will have obtained board approval of the APA, which condition was met on October 1 , 2016;

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●	the Company will have obtained board approval of the APA, which condition was met on September 27, 2016;

●	the Company will have obtained shareholder approval of the APA, which condition was met on October 20, 2016;

●	The Company will have filed its definitive Information Statement with the SEC on Schedule 14C with respect to the Asset Sale and mailed the same to its stockholders at least 20 calendar days prior to the Completion; and

●	No legal prohibition of or injunction against the Asset Sale will exist.

Conditions to Obligations of Purchaser and Integumen

Under Schedule 9 of the APA, Integumen’s obligation to consummate the Asset Sale is subject to each of the following conditions:

●	the representations and warranties of the Company are true and correct;

●	the Company has performed and complied with respect to all of its covenants and agreements;

●	the Assets will be free and clear of all Liens except for Permitted Liens (both as defined in the APA);

●	all required third-party and government consents will have been obtained;

●	Purchaser has received, or waived receipt of, all Completion deliverables.

Conditions to Obligations of the Company

Under Schedule 8 of the APA, the Company’s obligation to consummate the Asset Sale is subject to each of the following conditions:

●	the representations and warranties of Purchaser and Integumen are true and correct;

●	Integumen has performed and complied with respect to all of its covenants and agreements;

●	the Company has received the consideration shares and assumed the agreed liabilities;

●	the Company has received, or waived receipt of, all Completion deliverables.

Post-Completion Covenants

Schedule 2, Part 3 of the APA contains a number of covenants with respect to the period immediately following the Completion, including, but not limited to, covenants relating to:

●	Purchaser and the Company each paying 50% respectively of any transfer taxes as may be required by applicable tax law and compliance on a forward-looking basis with applicable tax laws in general;

●	access to books and records;

●	confidentiality and non-disclosure between the Company and Integumen on an ongoing basis with respect to any confidential information obtained by one party about the other party during the course of the negotiations and consummation of the Asset Sale subject to several exceptions;

●	listing on AIM;

●	restrictions on distributions of any restricted securities received by the Company;

Indemnification and Survival

Subject to the caps and thresholds described below, Purchaser is indemnified by the Company, and likewise, the Company by Purchaser and Integumen, against all liabilities, demands, claims, suits, actions, or causes of action, assessments, losses, costs and expenses, including reasonable attorneys’ fees and expenses arising from loss or damage due to misrepresentation or breach of warranty, any violation of a covenant by the Company, Purchaser or Integumen, respectively; or any claim or assertion for broker’s or finder’s fees. Additionally, Purchaser is indemnified by the Company for any retained liabilities and any pre-Completion taxes.

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Indemnification is limited, among other ways, in that losses for breaches of representations and warranties must be limited to a cap equal to the Consideration together with all Costs and expenses incurred by the Purchaser as a result of making any Claims in respect of the Company; and, Integumen’s aggregate liability to the Company will not exceed the value of the Consideration Shares issued by Integumen pursuant to the Agreement.

No liability for breaches of representations and warranties shall incur except for individual losses that exceed £10,000, and then only after a £50,000 deductible has been met. Further the parties’ respective liabilities are subject to a material adverse effect on the business, operations, results of operations, financial condition, all assets (including intangible assets) of the respective businesses, taken as a whole, or liabilities of the respective businesses, taken as a whole, or the respective businesses’ ability to own, use or operate the business assets.

All representations and warranties of the Company will survive the Completion for a 12-month period except for any representations and warranties pertaining to: (i) taxes and brokers, both of which will survive until the expiration of the applicable statute of limitations; and (ii) organization and qualification, authorization; enforceability, no violation and seller board approval, all of which will survive the Completion indefinitely.

All representations and warranties of Purchaser will survive the Completion for a 12-month period except for any representations and warranties pertaining to: (i) brokers, which will survive until the expiration of the applicable statute of limitations; and (ii) organization and qualification, authorization; enforceability and no violation, all of which will survive the Completion indefinitely.

In the event of the assertion of a claim that might require the indemnification of any party, the indemnified party must give the indemnifying party written notice of such claim within ten days’ time after learning of such claim, such that the indemnifying party has the opportunity to respond to and defend against such claim.

If the indemnified party claims any loss not resulting from a third-party claim directly to the indemnifying party, the indemnified party must provide written notice to the indemnifying party stating the nature and amount of the loss to the extent ascertainable. The indemnifying party will have 30 days to respond to the claim, failure of which will result in the indemnifying party being deemed to have accepted the claim. If the indemnifying party rejects the claim, the indemnified party will be free to seek enforcement of its rights to indemnification under the APA.

Termination

Clauses 3.9 of the APA sets forth the rights of each party to terminate the APA prior to the Completion of the Asset Sale and provides that the APA may be terminated prior to Completion:

●	by Purchaser if the conditions precedent to Purchaser’s performance have not been satisfied or their satisfaction becomes impossible and Purchaser has not waived such condition;

●	by the Company if the conditions precedent to the Company’s performance have not been satisfied or their satisfaction becomes impossible and the Company has not waived such condition;

●	by Purchaser or the Company in the event of a material breach of the APA by the other party which remains uncured for 30 days following receipt of written notice of such breach; and If completion of this agreement does not occur on or before 30 days, after the mailing of a definitive information statement on Form 14C to Seller’s shareholders, solely by reason of any act or omission of Integumen, the Company having complied with its obligations, Integumen shall indemnify and keep the Company fully indemnified against the Company’s reasonable professional costs and expenses incurred directly in respect of the transaction. The maximum liability of Integumen or any member of the Integumen Group shall be US$100,000.

Regulatory Approvals

The Company does not need the approval of any regulatory or governmental authority to close the Asset Sale.

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Reports, Opinions and Appraisals

No report, opinion or appraisal was obtained in connection with the Sale.

Recommendation

Our Board of Directors believes that the Plan and Asset Sale is advisable and in the best interests of the Company and its stockholders for the following reasons:

●	The Company requires significant finance for ongoing project management costs, to complete the design work currently underway for the consumer rebranding and packaging, to manufacture prototypes for studies and promotion, to undertake marketing clinical studies on the Visible Youth Repairing Serum and the Visible Youth Eye Zone Gel, to pay on-going patent and trademark costs and to provide day to day working capital. Further funding will also be required to manage the launch process, design and implement e-Commerce platforms, undertake any additional marketing clinical studies, marketing, advertising and media support, and to provide working capital prior to market launch.

●	The Company’s current market capitalization and historically thin traded volume make raising the funds required to develop its business extremely challenging.

●	The Company has only three members of management would need to significantly expand it personnel to markets its products.

●	A strategic collaboration with another entity provides the best opportunity to enable the commercialization of the Company’s its technology and products.

●	The purchase price proposed by Integumen, which represents the highest price that the Board believes it could receive, from Integumen, or any other party, for the Business.

●	The companies anticipate that the combined business (incorporating Inovenn and Lifesciencehub) will benefit from: potential operating synergies, lower diversified risk; existing sales of products/services; “cross-franchise” opportunities to incorporate patented technologies into new products; access to a wider range of core skills (including marketing, development and formulation); critical mass for the purpose and enhanced access to capital and a greater chance to apply for listing on the London Stock Exchange’s international market for smaller growing companies (AIM) to provide all shareholders liquidity

●	Integumen’s potential to further develop these Assets and ultimately value for our stockholders.

Under the NRS and our Bylaws, the Written Consent is sufficient to approve the Plan and Asset Sale to Integumen Inc without the vote or consent of any of the other stockholders of the Company.

Accounts Payable and Advance Payable Convertible into Shares

As at October 20, 2016, accounts payable to related parties’ convertible into share of $385,702 and advances from a related party convertible into shares of $ 316,575, are convertible into shares on the completion of the APA. On conversion, the related parties’ security over all of the assets will be released and is a condition of the APA.

Accounts Payable to Related Parties Convertible into Shares – Employment and Consulting

On February 13, 2013 Mr. Donald Nicholson was appointed to the roles of President, CEO and CFO of the Company. On March 5, 2013 the Company entered into a consulting agreement with Mercuriali for the services of Mr. Nicholson as the Company’s President, CEO and CFO (the “Mercuriali Consulting Agreement”), as amended by agreements entered effective March 3, 2014, August 1, 2015,March 21, 2016 and October 1, 2016 (the “Mercuriali Amendment Agreements”).

On August 14, 2008, the Company entered into an employment agreement with Samuel Asculai, the Company’s former President and Chief Executive Officer. That employment agreement had an initial term of ten (10) years and a base salary of $150,000 per annum. Pursuant to that employment agreement, Dr. Asculai received a base salary and an annual bonus equal to at least two percent (2%) of the Company’s pretax earnings, as defined, for each fiscal year. If Dr. Asculai’s employment were to be terminated without “cause”, as defined in that employment agreement, then Dr. Asculai would be entitled to receive all accrued by unpaid salary and bonus plus a payment equal to two (2) times Dr. Asculai’s highest base salary (but not less than $300,000) plus two (2) times his highest bonus. This payment would be received, at Dr. Asculai’s option, in one lump sum or in equal monthly installments over a 24 month period.

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On March 5, 2013, as amended March 3, 2014, Dr. Asculai, and Biostrategies (a company wholly owned by Dr. Asculai) entered a termination agreement with the Company terminating the employment agreement with Dr. Asculai as President and CEO. Pursuant to this termination agreement upon the Company substantially completing the Restructuring Plan, Biostrategies and Dr. Asculai forgive all of the unpaid fees under Dr. Asculai except for $20,031, which amount will be converted into five million three hundred twenty seven thousand four hundred and sixty (5,327,460) common shares of the Company’s stock upon the Company receiving cumulative Transaction Monies (as such term is defined in the relevant agreements) of at least one hundred and fifty thousand United States dollars ($150,000). During the year ended April 30, 2013, the Company substantially completed the Restructuring Plan. Resultantly, Dr. Asculai forgave all of the unpaid fees except for $20,031 which was transferred, together with the associated share conversion, to the balance of Mr. Puseljic.

On March 5, 2013 Biostrategies entered into a new consulting agreement with the Company for the services of Dr. Asculai as the Company’s CSO (the “Asculai Consulting Agreement”), as amended by agreements entered effective March 3, 2014, August 1, 2015, March 21, 2016 and October 1, 2016 (the “Asculai Amendment Agreements”).

Mr. Puseljic had a 10-year service agreement with the Company to assist in business development, contract administration and co-ordination of SEC filings with management and the Company’s SEC counsel with base fees of $150,000 per annum. At March 5, 2013 Mr. Puseljic was owed $400,625 in unpaid fees. On March 5, 2013 Mr. Puseljic entered a termination agreement with the company as amended March 3, 2014 (the “Puseljic Termination Agreement”) terminating the service agreement and pursuant to which upon the Company substantially completing the Restructuring Plan, Mr. Puseljic forgives all of the unpaid fees except for $20,031.25, which amount will be converted into five million three hundred twenty seven thousand four hundred and sixty (5,327,460) common shares of the Company’s stock upon the Company receiving cumulative Transaction Monies (as such term is defined in the relevant agreements) of at least one hundred and fifty thousand United States dollars ($150,000).

On March 5, 2013 Mr. Puseljic entered into a new employment agreement with the Company (the “Puseljic Employment Agreement”), as amended by agreements entered effective March 3, 2014, August 1, 2015, March 21, 2016 and October 1, 2016 (the “Puseljic Amendment Agreements”).

Under the Mercuriali Amendment Agreements, the Asculai Amendment Agreements and the Puseljic Amendment Agreements, the Corporation may be liable to pay $21,000 to each of Mr. Asculai and Mr. Puseljic and $35,500 to Mercuriali for the period August 1, 2015 to October 31, 2015 to be satisfied seventy percent (70%) in common shares of Corporation at $0.0018 and thirty percent (30%) in cash, all such payments conditional on the receipt of Transaction Monies (as such term is defined in the relevant agreements) of $1,000,000 on or prior to April 30, 2017. For the period November 1, 2015 to January 31, 2016, service fee obligations under the Mercuriali Amendment Agreement, Asculai Amendment Agreement and Puseljic Amendment Agreement each comprise a monthly retainer of seven thousand United States dollars (US$7,000) for up to fourteen (14) hours of Services per week, plus one hundred United States dollars ($100) per hour of Services provided in excess of fourteen (14) hours per week based on the level of services provided and invoiced as further set out in the agreements to be satisfied seventy percent (70%) in common shares of the Company at $0.0018 and thirty percent (30%) in cash, all such payments conditional on the receipt of Transaction Monies (as such term is defined in the relevant agreements) of $1,000,000 on or prior to April 30, 2017.

For the period from February 1, 2016 up to the date of Completion of the APA as defined in the APA, service fee obligations under the Mercuriali Amendment Agreement, Asculai Amendment Agreement and Puseljic Amendment Agreement each comprise a monthly retainer of seven thousand United States dollars (US$7,000) for up to fourteen (14) hours of Services per week, plus one hundred United States dollars ($100) per hour of Services provided in excess of fourteen (14) hours per week based on the level of services provided and invoiced as further set out in the agreements to be satisfied seventy percent (70%) in common shares of the Company at a price calculated by dividing Transaction Monies received under the APA by the number of issued shares plus the unissued shares to be issued as a result of the conversion of debts owed under existing agreements as of the date of receipt of Transaction Monies under the APA, including debts owed under certain sections of the Mercuriali Amendment Agreements, the Asculai Amendment Agreements and the Puseljic Amendment Agreements, as the case may be, and 30% in cash, all such payments to be made within 30 days of the receipt of Threshhold Funding (as such term is defined in the relevant agreements).

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For the period from the Completion of the APA as defined in the APA until dissolution of the Company, service fee obligations under the Mercuriali Amendment Agreement, Asculai Amendment Agreement and Puseljic Amendment Agreement each comprise a monthly retainer of three thousand five United States dollars (US$3,500) for up to seven (7) hours of Services per week, plus one hundred United States dollars ($100) per hour of Services provided in excess of fourteen (7) hours per week based on the level of services provided and invoiced as further set out in the agreements to be satisfied seventy percent (70%) in common shares of Corporation at a price calculated by dividing Transaction Monies received under the APA by the number of issued shares plus the unissued shares to be issued as a result of the conversion of debts owed under existing agreements as of the date of receipt of Transaction Monies under the APA, including debts owed under certain sections of the Mercuriali Amendment Agreements, the Asculai Amendment Agreements and the Puseljic Amendment Agreements, as the case may be, and 30% in cash, all such payments to be made within 30 days of the receipt of Threshhold Funding (as such term is defined in the relevant agreements).

Upon any termination of this Mercuriali Agreement, Asculai Agreement or Puseljic Agreement including as a result of any proposed or actual bankruptcy, insolvency or dissolution of the Company, the Company shall pay the executive all accrued compensation (including retainer) plus a contract termination fee (“Termination Fee”) equal to the executive’s then average annualised remuneration (including retainer) based on the amounts invoiced in prior six months, whether the payment condition is satisfied or not, provided the Termination Fee shall be at least equal to eighty-five thousand ($85,000) . The Termination Fee to be satisfied 70% in common shares of Corporation at a price calculated by dividing Transaction Monies received under the APA by the number of issued shares plus the unissued shares to be issued as a result of the conversion of debts owed under existing agreements as of the date of dissolution, including debts owed under certain sections of the Mercuriali Amendment Agreements, the Asculai Amendment Agreements and the Puseljic Amendment Agreements, as the case may be, and 30% in cash, all such payments to be satisfied on or prior to the dissolution of the Corporation.

The foregoing information regarding the Mercuriali Consulting Agreement and the Mercurial Amendment Agreements are not intended to be complete and are qualified in their entirety by reference to the complete text of the Mercuriali Consulting Agreement, which is attached as Exhibit 99.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2013 and filed on March 19, 2013 and the complete text of the Mercurial Amendment Agreements, which were attached as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2014 and filed on March 5, 2014, as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 25, 2015, as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on March 24, 2016 and as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 5, 2016.

The foregoing information regarding the Asculai Consulting Agreement and the Asculai Amendment Agreement are not intended to be complete and are qualified in their entirety by reference to the complete text of the Asculai Consulting Agreement, which was attached as Exhibit 99.8 to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2013 and filed on March 19, 2013 and the complete text of the Asculai Amendment Agreements, which were attached as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2014 and filed on March 5, 2014 as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 25, 2015, as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 24, 2016 and as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 5, 2016.

The foregoing information regarding the Puseljic Employment Agreement and the Puseljic Amendment Agreement are not intended to be complete and are qualified in their entirety by reference to the complete text of the Puseljic Employment Agreement, which was attached as Exhibit 99.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2013 and filed on March 19, 2013 and the complete text of the Puseljic Amendment Agreements, which were attached as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2014 and filed on March 5, 2014, as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on November 25, 2015 and as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on March 24, 2016 and as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on October 5, 2016.

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On November 25, 2015, the Company and Mr. Frode Botnevik entered into a Director’s Services Agreement effective August 1, 2015 relating to Mr Botnevik’s services as a Director of the Company (the “Botnevik Services Agreement”) as amended by agreements effective March 21, 2016 and October 1, 2016 (the “Botnevik Services Amendment”). Under the Botnevik Services Agreement and the Botnevik Services Amendment, the Corporation may be liable to pay $2,500 to Mr. Botnevik for the period August 1, 2015 to October 31, 2015 to be satisfied seventy percent (70%) in common shares of the Company $0.0018 and thirty percent (30%) in cash, all such payments conditional on the receipt of Transaction Monies (as such term is defined in the relevant agreements) of $1,000,000 on or prior to April 30, 2017.

For the period November 1, 2015 to January 31, 2016, service fee obligations under the Botnevik Services Agreement and Botnevik Services Amendment comprises a quarterly retainer of two thousand five ($2,500) United States dollars for up to twenty five (25) hours of Services per quarter, plus one hundred United States dollars ($100) per hour of Services provided in excess of twenty five (25) hours per quarter based on the level of services provided and invoiced as further set out in the agreements to be satisfied seventy percent (70%) in common shares of Corporation at $0.0018 and thirty percent (30%) in cash, all such payments conditional on the receipt of Transaction Monies (as such term is defined in the relevant agreements) of $1,000,000 on or prior to April 30, 2017.

For the period from February 1, 2016, service fee obligations under the Botnevik Services Agreement and Botnevik Services Amendment comprises a quarterly retainer of two thousand five ($2,500) United States dollars for up to twenty five (25) hours of Services per quarter, plus one hundred United States dollars ($100) per hour of Services provided in excess of twenty five (25) hours per quarter based on the level of services provided and invoiced as further set out in the agreements to be satisfied 70% in common shares of Corporation at a price calculated by dividing Transaction Monies received under the APA by the number of issued shares plus the unissued shares to be issued as a result of the conversion of debts owed under existing agreements as of the date of dissolution, including debts owed under certain sections of the Botnevik Services Amendment, and 30% in cash, all such payments to be made within 30 days of the receipt of Threshhold Funding.

The foregoing information regarding the Botnevik Services Agreement and the Botnevik Services Amendment are not intended to be complete and are qualified in their entirety by reference to the complete text of the Botnevik Services Agreement, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on November 25, 2015 and the Botnevik Services Amendment which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on March 24, 2016.

Accounts Payable to Related Parties Convertible into Shares - Unpaid Remuneration and Settlement Payment

As at October 20, 2016 a balance comprised of unpaid remuneration to related parties in the amount of $40,062 and a balance owing to Mercuriali Ltd of $33,188 was outstanding as detailed below:

On May 12, 2010, Biostrategies Consulting Group Inc., the holder of 27,500,000 shares of common stock of the Company, transferred 9,166,666 of these shares to Drasko Puseljic. Biostrategies Consulting Group Inc. (“Biostrategies”) is 100% privately owned by Dr. Samuel Asculai, the CSO and a director of the Company. Mr. Puseljic had a 10-year service agreement with the company to assist in business development, contract administration and co-ordination of SEC filings with management and the Company’s SEC counsel. With his holdings, Mr. Puseljic has more than 5% of the outstanding equity of the Company and became a “related party”. Mr Puseljic billed the Company $150,000 during each of the previous fiscal years ended up to April 30, 2012.

At April 30, 2013 Mr. Puseljic was owed $400,625 in unpaid fees On March 5, 2013 Mr. Puseljic entered a termination agreement with the company (the “Puseljic Termination Agreement”) pursuant to which upon the Company substantially completing the Restructuring Plan, Mr. Puseljic forgives all of the unpaid fees except for $20,031 which amount will be converted into five million three hundred twenty seven thousand four hundred and sixty (5,327,460) common shares of the Company’s stock upon the Company receiving cumulative Transaction Monies (as such term is defined in the relevant agreements) of at least one hundred and fifty thousand United States dollars ($150,000). During the year ended April 30, 2013 the Company substantially completed the Restructuring Plan. Resultantly, Mr. Puseljic forgave all of the unpaid fees except for $20,031.

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Further, the unpaid fee balance of Dr. Asculai of $20,031 described in the following paragraph, together with the associated share conversion, was also transferred to Mr. Puseljic’s balance. Therefore, Mr. Puseljic’s balance of $40,062 is included in total unpaid remuneration balance as at January 31, 2016, which amount will be converted into ten million six hundred fifty four thousand nine hundred and twenty (10,654,920) common shares of the Company’s stock upon the Company receiving cumulative Transaction Monies (as such term is defined in the relevant agreements) of at least one hundred and fifty thousand United States dollars ($150,000).

The Company incurred monthly consulting fee expenses of $12,500 to either Biostrategies or Samuel Asculai, the Company’s then CEO and Director. The Company recorded $150,000 as an expense during each of the previous fiscal years ended up to April 30, 2012. At April 30, 2013, $400,625 of these expenses were unpaid. On March 5, 2013, Biostrategies and Dr. Asculai entered a termination agreement with the Company (the “Asculai Termination Agreement”) pursuant to which upon the Company substantially completing the Restructuring Plan, Biostrategies and Dr. Asculai forgive all of the unpaid fees except for $20,031 which amount will be converted into five million three hundred twenty seven thousand four hundred and sixty (5,327,460) common shares of the Company’s stock upon the Company receiving cumulative Transaction Monies (as such term is defined in the relevant agreements) of at least one hundred and fifty thousand United States dollars ($150,000). During the previous year ended April 30, 2013 the Company substantially completed the Restructuring Plan. Resultantly, Dr. Asculai forgave all of the unpaid fees except for $20,031 which was transferred, together with the associated share conversion, to the balance of Mr. Puseljic, which amounted to $40,062 at July 31, 2016 and October 20, 2016.

In addition, the outstanding balance as at October 20, 2016 includes $312,452 representing amounts due to related parties, which may be payable in shares, under the consulting and employment amendment agreements effective August 1, 2015 and signed on November 19 and November 25, 2015 as summarized above under Accounts Payable to Related Parties; Unpaid Remuneration.

On July 12, 2010, the Company entered into a Termination and Settlement Agreement (the “Settlement Agreement”) with Mercuriali Ltd. (“Mercuriali”), a company controlled by Donald Nicholson, a then director of the Company and now a director and the Company’s President, Chief Executive Officer and Chief Financial Officer. The Settlement Agreement terminated a Letter of Intent between the Company and Mercuriali regarding a proposed merger between the Company and Mercuriali as part of a larger transaction involving the reverse merger of the Company into a company listed on AIM, a sub-market of the London Stock Exchange. Neither the merger between Mercuriali and the Company, nor the reverse merger of the Company and the AIM listed company took place. Under the Settlement Agreement, the Company agreed to pay Mercuriali expenses incurred pursuant to the Letter of Intent of GBP 22,082 payable at a rate of 5% of gross funds raised by the Company. After receiving proceeds from financing, the Company will pay 5% of the gross proceeds to Mercuriali until the obligation has been paid. Other than the items provided for in the Termination Agreement, the Company and Mercuriali released each other from all claims relating to the Letter of Intent. Through the previous year ended April 30, 2012 the Company has raised $60,000 of funds from the issuance of Common Stock, 5% of this or $3,000 should have been paid to satisfy this obligation; however, only $1,500 was paid during the previous fiscal years ended April 30, 2013. As of April 30, 2016 the balance owed to Mercuriali is $33,188. The balance is secured by the assets of the Company. Upon the Company restructuring at least seventy five percent (75%) of its outstanding debt substantially in accordance with the Restructuring Plan and upon the Company receiving additional Transaction Monies (as such term is defined in the relevant agreements) of at least $250,000, Mercuriali shall convert the total amounts owed to it under the Loan Agreement into common shares of the Company at a conversion price of $0.00376 per share. The balance is secured by all of the assets of the Company and does not bear interest.

Advances from Related Parties Convertible into Shares

As at October 20, 2016, Mercuriali has advanced a total of $316,575 (April 30, 2016 - $305,540) to the Company pursuant to the Loan Agreement. Mercuriali shall convert $188,357 of the amounts owed to it under the Loan Agreement into common shares of the Company at a conversion price of $0.00376 per share and $128,218 of the amounts owed to it under the Loan Agreement into common shares of the Company at a conversion price of $0.0018 per share upon the Company receiving additional Transaction Monies (as such term is defined in the relevant agreements) of at least $250,000.

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Effective September 29, 2015, the Company entered into a Loan Agreement (Amendment 3) with Mercuriali Ltd. and Samuel Asculai. This agreement amended loan agreements between the parties dated March 4, 2013 and March 3, 2014 and provided for a loan of US$45,000 from Mercuriali Ltd. and Samuel Asculai in the event no additional third party monies were received by the Company. Upon certain conditions set out in the Loan Agreement (Amendment 3), the amounts so loaned by Mercuriali Ltd. and Samuel Asculai will be convertible into common shares of the Company at the lower of $0.0047753 or the conversion price at which the promissory note the Company issued to Vis Vires converts. The price of $0.0047753 was set at 58% of the average of the lowest three closing trading prices for the common stock during the ten trading days prior to September 25, 2015, on the calculation basis described in the Vis Vires promissory note.

Effective January 22, 2016, the Company entered into a Loan Agreement (Amendment 4) with Mercuriali Ltd. and Samuel Asculai. This agreement amends loan agreements between the parties dated March 4, 2013, March 3, 2014 and September 29, 2015 and provides for an increase in the loan amounts by Mercuriali Ltd. and Samuel Asculai in the event no additional third party monies are received by the Company from US$45,000 to US$90,000. Upon certain conditions set out in the Loan Agreement (Amendment 4), the amounts so loaned by Mercuriali Ltd. and Samuel Asculai will be convertible into common shares of the Company at the lower of $0.0047753 or the conversion price at which the promissory note the Company issued to Vis Vires converts.

Effective March 21, 2016, the Company entered into a Loan Agreement (Amendment 5) with Mercuriali Ltd. and Samuel Asculai This agreement amends loan agreements between the parties dated March 4, 2013, March 3, 2014, September 29, 2015 and January 22, 2016 and provides for an increase in the loan amounts by Mercuriali Ltd. and Samuel Asculai in the event no additional third party monies are received by the Company from US$90,000 to US$150,000. Upon certain conditions set out in the Loan Agreement (Amendment 5), the amounts so loaned by Mercuriali Ltd. and Samuel Asculai will be convertible into common shares of the Company at $0.0018, based on the conversion price at which the promissory note the Company issued to Vis Vires converted or was repaid.

The advances from Mercuriali Ltd and Samuel Asculai are secured on all of the assets of the Company and do not bear interest.

Accounting Treatment of the Asset Sale

The Asset Sale under the APA will be accounted for as a capital transaction under the reverse acquisition guidance provided in ASC Topic 805 – Business Combination. The asset sale as part of reorganization under the Plan will not result in any gain or loss to the Company as further explained under Section 368(a) of the U.S Internal Revenue Code.

Certain U.S. Federal Income Tax Consequences

The Company intends the following discussion to provide only a general summary of certain U.S. federal income tax consequences of the Asset Sale to the Company and its stockholders. Stockholders should consult their own tax advisors as to the U.S. federal income tax consequences, as well as the effects of state, local and non-U.S. tax laws. This summary does not address the treatment of stockholders under the laws of any state, local or foreign taxing jurisdiction.

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This discussion describes certain U.S. federal income tax consequences of the Asset Sale. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences as described herein. This discussion is limited to U.S. citizens or residents, U.S. corporations, and U.S. trusts and estates that hold their shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not address all of the tax consequences that may be relevant to a particular person or the tax consequences that may be relevant to persons subject to special treatment under U.S. federal income tax laws (including, among others, foreign persons, tax-exempt organizations, dealers in securities or currencies, banks, insurance companies, financial institutions or persons that hold their Company stock as part of a hedge, straddle, constructive sale or conversion transaction, persons whose functional currency is not the U.S. dollar, persons that are, or hold their Company stock through, partnerships or other pass-through entities, or persons who acquired their Company stock through the exercise of an employee stock option or otherwise as compensation). In addition, this discussion does not address any aspects of state, local, non-U.S. taxation or U.S. federal taxation other than income taxation. The following discussion presents the opinion of the Company. No ruling has been requested from the Internal Revenue Service (the “IRS”) with respect to the anticipated tax treatment of the Asset Sale, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below. Furthermore, the Company will not seek an opinion of counsel with respect to the anticipated tax treatment of the Asset Sale. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at the Company and/or stockholder level.

Consequences to the Company

For U.S. federal income tax purposes it is intended that the Asset Sale be part of a reorganization described in Section 368(a) of the U.S. Internal Revenue Code. Accordingly, the Company will not recognize a gain or loss as a result of the Asset Sale and Integumen will have a tax basis and holding period in the Company’s assets equal to the tax basis and holding period of those assets in the hands of the Company. The Company anticipates that the Company’s net operating loss carryforward will be available to Integumen; provided, however, that the Company could be subject to an alternative minimum tax.

Consequences to the Stockholders

The Asset Sale will not produce any separate and independent tax consequences to the Company’s stockholders. After the Completion Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, transfer its assets and knowhow, wind up its business affairs and give effect to the dissolution of the Company in accordance with the Plan. Stockholders generally should not recognize a gain or loss as a result of the Dissolution.

QUESTIONS AND ANSWERS ABOUT THE ASSET SALE

Why am I receiving this Information Statement?

This Information Statement describes the transaction relating to the Asset Sale. Our Board of Directors is providing this Information Statement to you pursuant to Section 14(c) of the Exchange Act solely to inform you of, and provide you with information about, the Asset Sale.

Who is entitled to receive this Information Statement?

Stockholders of record as of the close of business on October 20, 2016 are entitled to receive this Information Statement, which describes the actions that have been approved by the written consent of the holders of a majority of the outstanding voting shares of the Company.

Am I being asked to vote on the Asset Sale?

No, we are not asking you to vote for approval of the Asset Sale or other matters, because your vote is not required for approval. The APA has already been approved by the written consent of the holders of a majority of the outstanding voting shares of the Company.

Will there be a meeting of stockholders to consider and approve the Asset Sale?

No. We will not hold a meeting of stockholders to consider and approve the Asset Sale or the other matters in this Information Statement.

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Does the Company expect to distribute any of the proceeds from the Asset Sale to Stockholders?

The Company intends to hold the shares in Integumen Limited as an investment for a minimum of 12 months after Completion to allow for an orderly transition of the technology and products. After the Completion Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, transfer its assets and knowhow, wind up its business affairs and give effect to the dissolution of the Company in accordance with the Plan.

How was the consideration for the Asset Sale determined?

The consideration for the Asset Sale was determined in arm’s length negotiations between the Company and Integumen Limited. The final consideration was determined as a result of these extensive negotiations.

Where can I find more information about Integumen Limited?

Please see the summary information provided above in the Section entitled Information about Integumen Limited..

When do you expect the Asset Sale to be consummated?

We intend to close the Asset Sale on such date as the parties may mutually determine, but not earlier than twenty (20) days after the date this Information Statement and notice are first mailed to the stockholders. The Company currently believes that the Asset Sale will close, and the Company will receive the Shares on or before November 25, 2016.

What should I do now?

No action by you is required.

Does Nevada law provide for dissenters’ (or appraisal) rights in connection with the Assets Sale?

No. Nevada law does not provide dissenters’ (or appraisal) rights in connection with the Asset Sale.

Who can help answer my questions?

If you would like additional copies, without charge, of this Information Statement, or if you have questions about the Asset Sale, then you should contact us as follows:

INFORMATION ON THE INTEGUMEN GROUP

Introduction

Integumen Limited (“Integumen”) was established on May 28, 2016 for the purpose of building a business in the area of Human Surface Science. The acquisition of Enhance and other complementary businesses in the areas of Skin Science, Oral-health and Wound-care is to be completed by way of the issue of new shares in Integumen. Integumen plans to seek admission of its shares to trading on the AIM market of the London Stock Exchange and plans to raise capital to fund the future development and commercialisation of its technology portfolio. Integumen has appointed advisors in this regard. Prior to a potential listing and fundraise, Integumen will fund its activities out of existing cash reserves and a bank loan facility for €1m which Venn Life Sciences (described below) currently guarantees.

The company is a developer of branded products for the consumer and professional OTC healthcare markets. The combined innovation based business has a combination of revenue generating and pre-revenue products, many of which share the same distribution channels or have significant overlap in their technologies. The Integumen Directors believe that the combination of branded products at different stages of commercialization, within a niche range of commercial markets, will enable it to build a sustainable business focused on the consumer and professional OTC healthcare markets.

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History

On October 4, 2016 Integumen entered into a conditional agreement with Venn Lifescience Holdings plc (“Venn”), a United Kingdom Contract Research Organisation providing drug development, clinical trial management and resourcing solutions to pharmaceutical, biotechnology and medical device clients, under which its wholly owned subsidiary, Venn Life Sciences Limited, and Lynchwood Nominees Limited, as custodian for the Helium Rising Stars Fund would sell the entire issued share capital of Innovenn UK Limited (“Innovenn”), for a total consideration of up to £4.7 million.

The consideration for Innovenn has been agreed at £4,740,000, subject to adjustment depending on the level of Innovenn’s current liabilities as at completion. Part of the consideration for the sale will be settled by the assumption by Integumen of £146,032 of Innovenn’s debt, with the balance of £4,593,968 being settled by the allotment of ordinary shares of £1.00 each in the capital of Integumen at par credited as fully paid. The Innovenn sale is subject to the approval of the shareholders of Venn.

On October 4, 2016 Integumen entered into a conditional agreement for the acquisition of Lifesciencehub UK Limited (“Lifesciencehub”), a wound care business with products in development in the areas of wound diagnostics and infection control. This acquisition is to be completed by way of a purchase of shares.

In addition to Innovenn, Lifesciencehub and the Enhance asset purchase, Integumen has agreed terms to acquire a yet unnamed European based oral health company. The purchase is to be by way of a purchase of shares and Integumen is targeting the completion of this transaction in the next quarter. The target currently has an oral hygiene product in the market place with international distribution.

On completion of the aforementioned transactions, Integumen would have a portfolio of intellectual property and products across four complementary healthcare sectors.

Innovenn UK Limited

Innovenn was previously a majority owned subsidiary of Venn, a UK public company listed on the AIM market of the London Stock Exchange. The company was formed by Venn in 2014 around two skin science assets, SYN1113 (Clarogel) and Labskin, acquired from Evocutis plc in March 2014. The assets have since been assigned to Innovenn. Innovenn has since developed these assets further and in 2015, realized its first revenues. It had been intended that Innovenn should provide Venn, an established and profitable clinical research organization, with a vehicle for co-investment opportunities. However, a change in strategic priorities led Venn to divest the company to Integumen in return for shares in Integumen. Integumen will also assume certain short term liabilities, some of which will be settled through the issuance of new Integumen shares.

Lifesciencehub UK Limited

Lifesciencehub was formed as Venn Life Sciences UK Limited in February 2011 around a license to a technology in the wound care space and was renamed Lifesciencehub UK Limited in July 2011. The company also has a 100% owned subsidiary, Lifesciencehub Limited which is incorporated in Ireland. A need for development capital and the strategic opportunity to leverage certain elements of Innovenn’s business, led Lifesciencehub’s directors to sell substantially all of the assets of Lifesciencehub to Integumen in return for shares in Integumen. Integumen will also assume certain short term liabilities, some of which will be settled through the issue of new Integumen shares.

The Market

Overview

Integumen’s principal markets comprise the “premium” consumer healthcare markets and the respective professional markets. In most cases, the professional market typically plays a key role in validating a technology and providing key opinion leadership, before the product percolates down through the consumer healthcare market. These markets tend to be more accessible than the “mass” consumer healthcare for smaller companies with more limited financial resources.

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The Skin Care Market

Integumen plans to sell its premium products to the professional market and to consumers through the high volume online retailers, specialist high street chains and directly, through its website.

The global anti-aging products market is expected to grow at a CAGR of 3.2%; from $233.6 million in 2015 to $273.8 billion in 2020 in part reflecting the greying population. Baby Boomers, those born between 1946 and 1964, make up the largest percentage of the global aging population, accounting for 75% of the market’s share in 2014. These consumers also control 70% to 80% of the wealth. In the US alone, an average of 10,000 people each day will reach age 65 for the next twenty years. However, within the market, there are significant structural differences between the trends seen amongst the relatively wealthy baby boomers and the less well-off youth anti-aging market and each brand succeed in its own distinct micromarket. [Source: Antiaging Products and Services: The Global Market, February 2016 - BCC Research.]

Within the anti-aging category, skincare products are the largest contributor with a separate report estimating global 2014 sales at US$111 billion growing to US$131 billion in 2019 a 3.4% CAGR. The skincare market is being driven by the emerging markets in Asia Pacific including China which will account for nearly 60% of skin care’s absolute value growth by 2019 albeit that the product mix is quite different. Presently North America makes up just 14% of sales ($15.3 billion). Euromonitor also predicts that the “premium market” will contribute 53% of market growth reaching $42 billion globally by 2019; more than double the growth rate in “mass market.” [Source: The Future of Skin Care: Game-changing Trends and Influencers, Euromonitor International.]

Integumen will also target the key professional products market which, in the US includes around 18,000 dermatologists and plastic surgeons, performing surgical and nonsurgical procedures. 20% of visits to the dermatologist in the US are for cosmetic dermatology. There are a further 2,500 medical spars and 20,600 day-Spa’s where some of the non-invasive procedures, such as chemical peels; laser skin tightening, microabraison and botox are offered. In 2016, the market for cosmetic (surgical and nonsurgical) procedures was 13.5 billion in the US alone. Surgical procedures represent 18% of the total; non-surgical make up 82% of the total. The professional market is central to the high-science premium priced products. These practitioners are seen as being better able to evaluate the scientific claims and then to connect consumers with the best performing products. [Source: American Society for Aesthetic Plastic Surgery (ASAPS).]

Acne is one of the most pervasive skin condition in young people: 80-90% of adolescents are affected by this condition. While acne tends to resolve in the majority of patients by the third decade of life, nearly 20% of dermatology visits are for the treatment of acne. The global anti-acne market is thought to be in the order of $3.0bn, two thirds of which are for consumer healthcare products available over the counter and the balance are prescription only medications.

Contract Research Services

Integumen plans to sell its premium LabSkin testing products and services to pharmaceutical and cosmetic companies looking to test their products on non-animal models of human skin. The overarching global cell-based assays market is expected to reach $18,329.37 million by 2020 from USD 10,799.53 million in 2015; a CAGR of 11.16% driven primarily by reduction/ban on using animals for testing cosmetics products. [Source: Cell-based Assays Market by Product (Cell Lines, Reagents, Kits, Instruments, Software, Services), Applications (Research, Drug Discovery, ADME Studies, Toxicology), End User (Pharmaceutical Companies, Academics, CRO), & Region - Global Forecast to 2020. marketsandmarkets.com, November 2015.]

Integumen plans to target the 3D human skin equivalent market of the Absorption, Distribution, Metabolism and Elimination (“ADME”) toxicology testing market segment. ADME is thought to comprise 16.6% of the total market. Furthermore, the ADME market is divided between consumables, instruments, services and software. Consumables are though to make up 51% of the cell-based assay market. Therefore, in 2015, the relevant cell-based assays market in which Innovenn will compete is likely to be worth in the region of $1,016million. The directors believe that the 3D human skin equivalents make up 15% of this market or $152million.

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Wound Care

According to the American Diabetes Association, diabetes affects 25.8 million people in the U.S. and 86 million pre-diabetics. Globally there are 382 million people living with diabetes and it is expected to reach 592 million by 2035, an increase of 55%. [Source: Centers for Disease Control and Prevention. National diabetes fact sheet: national estimates and general information on diabetes and prediabetes in the United States, 2011. Atlanta, GA: U.S. Department of Health and Human Services, Centers for Disease Control and Prevention, 2011 and American Diabetes Association. “Economic costs of diabetes in the U.S. in 2012,” Diabetes Care 2013;36(4):1033-1046.]

One common complication of diabetes is the development of foot ulcers: 25% of diabetics will acquire a non-healing ulcer in their lifetime, 3 million diabetic ulcers annually. Foot ulcers have been estimated to affect 1% to 6% of patients with diabetes annually. Approximately 900,000 Americans experience diabetic foot ulcers each year, corresponding to an annual healthcare expenditure of $10 to $15 billion dollars. [Source: Medical, Drug, and Work-Loss Costs of Diabetic Foot Ulcers Brad Rice, PhD;1 Urvi Desai, PhD;1 Alice Kate Cummings, BA;1 Michelle Skornicki, MPH;2 Nathan Parsons, RN BSN;2 and Howard Birnbaum.]

Diabetic foot ulcers lead to over 73,000 amputations annually at a cost that is estimated to exceed $5.1 billion annually. (Hospitalization costs of $20,000 for a patient with a DFU; $70,000 for an amputation).

Chronic conditions such as non-healing diabetic foot ulcers and venous legs ulcers are a tremendous burden on the health care system. While a little more than half of diabetic foot ulcers heal within 12 weeks, 13% remain unhealed a year after presentation. Medicare beneficiaries with diabetic foot ulcer are seen by their outpatient healthcare provider about 12 times per year and are hospitalized about twice a year. Three million Americans experience venous leg ulcer each year, adding an additional $2 billion to the nation’s healthcare bill. [Sources: Rate of Healing of Neuropathic Ulcers of the Foot in Diabetes and Its Relationship to Ulcer Duration and Ulcer AreaPaul Ince, BSC, Fran L. Game, FRCP and William J. Jeffcoate, MRCP. Diabetes Care 2007 Mar; 30(3): 660-663. ; Economic burden of diabetic foot ulcers and amputations: Data Points #3. Margolis DJ, Malay DS, Hoffstad OJ, Leonard CE, MaCurdy T, Tan Y, Molina T, de Nava KL, Siegel KL.SourceData Points Publication Series [Internet]. Rockville (MD): Agency for Healthcare Research and Quality (US); 2011-.2011 Mar 08 ; Diagnosis and Treatment of Venous Ulcers LAUREN COLLINS, MD, and SAMINA SERAJ, MD, Thomas Jefferson University Hospital, Philadelphia, Pennslyvania Am Fam Physician. 2010 Apr 15;81(8):989-996.]

Key Products, Market Opportunities and Competitive Landscape

Clarogel

Clarogel is a development stage product, which is being developed for use in the treatment of acne. The product was acquired by Venn from Evocutis (as Armere or SYN1113) in 2014. Integumen’s copper salt of usnic acid (dibenzofuran) is a synthetic derivative of compound which is naturally found in lichen. It is a permitted cosmetic ingredient (EU & US) with potent antimicrobial and anti-inflammatory properties: it has a similar minimum bactericidal concentration, which is several times lower than clindamycin, a powerful antibiotic used to treat acne. The product has undergone a clinical trial against the market leading product and demonstrated a greater reduction in inflamed lesions than the comparator after 1 month of use (31.9% vs 29.7%; ≤0.05) and was responsible for significant reductions in sebum excretion (-64.8% vs -24.3%; ≤0.05, measured at 43 days). Integumen has since improved the formulation to improve scent, color and stability issues, which were evident in the original product. Integumen plans to shortly undertake a second clinical study intended to confirm the differentiating claims of the original product.

Labskin

Labskin is a 3D human skin equivalent model that closely resembles the discrete biological layers found in human skin. Labskin is made from young keratinocytes (human skin cells) and adult fibroblasts (metabolically-active, collagen-producing human skin cells). Labskin is sold for commercial use in a 6-well plate format for basic and applied skin research, pre-clinical screening, microbial (bacterial) testing, and efficacy studies of personal care products.

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There are other 3D human skin equivalents, but Labskin has a differentiated product profile. It has a large (4.5cm2) dry surface that closely resembles both the physical as well as biological properties of skin allowing for harsher testing conditions and multiple applications of a compound. The product remains viable for 10-14 days.

Human Skin Equivalents or HSEs are increasingly used by developers in the dermatology space as models for the statutory (ADME) in vitro testing of topical products. Researchers can gain a fundamental understanding of the product’s influence on processes including skin permeability, formation of the epidermis, stem cell maintenance and wound healing. The models are also useful for cosmetics and other personal care products as a means of screening for phototoxicity, irritation and toxicity without the need for animal testing. Labskin has been used to test personal care products such as moisturisers, anti-dandruff products, and sunscreens for skin and inflammatory responses. Sophisticated structural changes such as the build-up of collagen (structural protein responsible for keeping the skin firm) in cells can be identified with testing of cosmeceutical products (e.g. anti-aging creams).

Integumen has identified a number of additional potential skin models including wound healing and disease specific models, which it also intends to develop. These will expand the range of applications for which the model can be used and open up new segments of the overall market.

Wound Care

Lifesciencehub has developed a novel pH sensitive hydrogel, which can be used as a diagnostic to determine the pH of non-healing wounds. The sterile hydrogel disc is applied to the wound and surrounding skin in the same way as a standard hydrogel dressing. Once the color has stabilized (<5 minutes), the disc is removed and the colorimetric response of the sterile, pH-sensitive hydrogel can then be photographed using a digital camera and precisely matched to a calibrated reference. The resulting diagnoses will help in determining the state of the wound and give an indication if the current treatment regimen is working or if it needs to be modified. The end result should be a better managed wound and should result in overall savings to the health system via better outcomes for the patient.

It is envisioned that if the product is proven and CE marked that it will become a valuable tool which will, due to its efficacy and relative low cost, have widespread use in community and hospitals.

Lifesciencehub has also devised a range of hydrogel dressings, which are based on the core technology of the pH diagnostic. This area of research has continued to attract significant levels of investment for over 20 years and consequently, the market is crowded with hydrogel dressings. However, there remains room for improvement in performance, particularly in areas such as full thickness burns. However, the technical hurdle for these extremely complex lesions, combined with the conceptual nature of the project, suggest that this contributes little to the value at this time.

Strategy of Integumen

The Integumen group plans to manufacture, market and distribute a range of healthcare products, devices and services to the consumer health care market. It plans to have research and development and manufacturing facilities in Europe and it also plans to have established distribution channels in both Europe and the US including some direct sales.

Skincare

Innovenn’s Clarogel, a novel antimicrobial formulation of usnic acid (found in lichen), is being developed as an OTC anti acne-treatment. It is anticipated that there are new product combinations of Enhance’s HA/Bioglass and copper usnate which can form the basis for new line extensions under the Visible Youth brand.

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LabSkin

Innovenn’s technologies also include LabSkin a synthetic full thickness skin model, which can be used to evaluate cosmetic and pharmaceutical preparations. This model will form a convenient platform which may be used internally to provide research and in support of the commercial claims of both new and existing products developed by the skincare franchise.

Wound Care

Lifesciencehub’s lead technology is a proprietary pH diagnostic tool, Wound pHase, which has applications in the staging of chronic non-healing wounds (diabetic foot wounds and venous stasis ulcers). Wound pHase, a polymer film which changes colour to reflect the acidity/alkalinity of the wound bed, is “clinic-ready” and Integumen aims to conduct a clinical trial to have the product CE marked as a class 1 medical device. The hydrogels may also have applications in wound healing. Innovenn’s LabSkin may be developed as a wound model generating incremental LabSkin sales and providing a model for further refinement of Lifesciencehub’s products, while Enhance is familiar with formulations of hyaluronic biopolymers which have frequently been associated with wound healing products and may provide the nascence of new biopolymer films with superior wound healing properties. The first product (Wound pHase) is expected to be launched in 2019.

Integumen has also identified several further synergies including the development of common consumer healthcare channels and also the shared know-how of marketing approaches employed within these channels. Furthermore, the Directors anticipate that the combined businesses will benefit from: diversified risk; existing sales of products/services; “cross-franchise” opportunities to incorporate patented technologies into new products; access to a wider range of core skills (including marketing, development and formulation); critical mass for the purpose of successful listing and enhanced access to capital.

It is intended that the combined business should exhibit a range of high-potential products at different stages of development.

Improving the Sales and Marketing Strategy

The Integumen group intends to implement a new sales and marketing infrastructure with a view to harnessing the latent potential of Integumen’s geographic base. The Directors also intend that existing products will be marketed more effectively in their current markets.

The Directors believe that historically, Integumen group entities have underinvested in sales and marketing infrastructure, particularly outside the UK and Germany.

Integumen intends to sell its premium skin care products to the professional market and to consumers through the high volume online retailers, specialist high street chains and directly, through its website.

The Directors also believe there is a significant opportunity to build the sales base of LabSkin for cosmetic and pharmaceutical testing, in order to compete with the limited number of established competitors. Innovenn plans to directly distribute Labskin to personal care companies through customer meetings and sales representatives. In the future, Innovenn intends to distribute the product indirectly through CROs, which will provide the opportunity to expand Labskin to a larger customer base. CROs are expected to provide personal care companies with more testing services than Innovenn is currently incapable of providing.

Currently Integumen is exploring several sales channels for its wound care product. The primary strategy is to divest the product / technology to a global player as soon as Integumen has proof of concept evidence via the clinical trial.

Enhancing the Product Base

The core strategy for Integumen is the acquisition of assets and the creation of value by generating data to support the marketing claims. In many of the markets that Integumen has an interest, the use of animal testing has either declined or been banned. Therefore, LabSkin represents a key strategic asset which can be used to provide proof of concept or even marketing claims for Integumen’s products.

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The company plans to invest further in developing the range of assays and models available on LabSkin including a wound healing model, anti-microbial assays and disease specific models such as diabetic foot ulcers. It is anticipated that aside from the strategic benefits of internal use, such assays would have commercial value as an external LabSkin service.

Intellectual Property and Patent Protection

At present Integumen has the following patents, patent applications and trademarks;

	Country	Status	Serial No.	National Phase Entry Date
Antimicrobial formulation containing usnic acid/usnate, primary solvent, glycol and hydrophobic fatty acid/alcohol component	Europe	Granted January 2015	WO-2011/055139 EP 2496215 B1	1.11.10

Usnic acid + copper/bismuth salt as antibacterial/anti-acne agent	Europe	Granted August 2016	WO-2012/085559 EP 2654746 B1	20.12.11

“Hi-lo” usnic acid/usnate formulations	Europe	Pending	WO-2012/131347 EP 2691076 A1	26.03.12

“Hi-lo” usnic acid/usnate formulations	USA	Pending	WO-2012/131347	26.03.12

“Hi-lo” salicylic acid formulations	Europe	Pending	WO-2012/131348 EP 2691077 A1	26.03.12

“Hi-lo” salicylic acid formulations	USA	Pending	WO-2012/131348	26.03.12

	Country	Registration Number	Classes	Status
Clarogel	Europe	015003131	03,05 Registered	Registered

Clinical Results and Study Plans

Spot-prone skin is the most prevalent dermatological condition in adolescents and is the most frequent chronic skin complaint. The condition effectively is an inflammatory disorder of the pilosebaceous follicle. It is characterised by the formation of inflamed and non-inflamed skin blemishes, most frequently on the face, back and chest. There are a number of causative factors associated with the disorder and its symptoms. These include excess sebum production, increased cell growth, colonisation of the follicle by the ubiquitous commensal P.acnes and local inflammation. Clarogel was formulated as a topical treatment for spot-prone skin. Two studies have been undertaken.

29

One is a clinical study undertaken by Leeds Skin Ltd.

This study involved 30 participants with 15-60 inflamed spots on their faces. The objective of the study was to compare the efficacy of Clarogel versus a market-leading product. The primary objective of the study was the inflamed spot (IS) count at the end of the study (day 43) compared to baseline. There were a number of secondary objectives and these included:

●	The percentage mean reduction in non-inflamed spots (NIS) and total spots (TS) at day 43 and interim time points.

●	The number of participants with a ten-fold or greater reduction in P.acnes.

●	Local tolerance of the products by self-reporting.

The key results from this study were:

●	Clarogel reduced IS counts at all time points and its activity was comparable to Comparator.

●	The activity of Clarogel against P.acnes was comparable to that of Comparator.

●	Studies on follicle microbes indicated that both Clarogel and Comparator were active within the pilosebaceous follicles.

●	Both Clarogel and Comparator produced a significant reduction in sebum excretion with Clarogel showing a 65% mean decrease compared with 24% for Comparator.

●	Study incidents were limited to minor skin irritation and both treatments were well received.

The overall conclusion was that Clarogel had an efficacy comparable to Comparator but that the formulation needed to be improved to make it more acceptable to customers.

The second study was undertaken by Swift Research. Swift Research is an independent market research agency. They were asked by a leading pharmaceutical company to compare the performance of Clarogel versus Comparator. A total of 110 subjects were recruited for the two-week study and the recruitment criteria were:

●	50% of subjects to be 17-20 years old with an equal gender split.

●	50% of subjects to be 21-25 years old with an equal gender split.

●	In each group there was to be a 50/50 split between those using the two products

●	All participants to suffer from spots at least once every two weeks.

The principal conclusions from the study were that Clarogel was slightly more efficacious than Comparator, particularly in clearing the skin immediately, and that it cleared the skin well. The biggest disadvantages of Clarogel were an over-powering fragrance, the fact that it left a greasy residue on the skin and its colour. These results would not have convinced the sponsor that Clarogel was superior to the Comparator product.

Clarogel is currently undergoing formula optimisation work carried out by a third party to ensure stability and optimise feel and fragrance. This work is forecast to complete in Q2 2017. Once Integumen has decided on the optimum formulation, it is planned to conduct another small (30 patients) clinical study to ensure the efficacy of the formulation.

Integumen plans to undertake a clinical trial programme to have its wound care product CE marked as a class 1 medical device. This trial has a detailed protocol which has historically had ethics and MHRA approvals. It is projected to last one year.

Government Approval of Principal Products

Labskin does not require any government approvals. Ckarogel is intended to be sold as a cosmetic. It is expected that Lifesciencehub products will be developed as either Class 1 or Class 2A medical devices.

30

The Integumen cosmetic operations and products are subject to the United States Federal Food Drug and Cosmetic Act (the “FDNC”). The FDNC is a set of laws passed by Congress giving authority to the United States Food and Drug Administration to oversee the safety of food, drugs, and cosmetics. Generally, the FDNC prohibits the manufacture, labelling or introduction into interstate commerce of any cosmetic that is adulterated or misbranded. The company is also subject to the Fair Packaging and Labelling Act (FPLA) which requires products to bear a label on which there is a statement identifying the product, the name and place of business of the manufacturer or distributor and the net quantity of contents in terms of weight or measure.

All cosmetic products placed on the UK/EU market must comply with Regulation (EC) n°1223/2009 the “Cosmetics Regulation”. The main objectives of this law are that products are safe and do not mislead the consumer in any way. This is not dissimilar to the FDCA and the FPLA .All cosmetic products in Europe should be manufactured to the Cosmetics Good Manufacturing Practices ISO Standard 22716. This differs to the USA where the FDA outline manufacturing standards which are very similar to ISO 22716, but ISO certification is still voluntary. In Europe it is not voluntary, manufacturers must be ISO 22716 certified to manufacture cosmetic products for the European Market.

Also, the company is subject to the provisions of the International Nomenclature of Cosmetic Ingredients (“INCI”). INCI is the official dictionary for cosmetic ingredients. Pursuant to INCI, manufacturers of cosmetic ingredients are required to submit all new ingredients for registration in the INCI system. Accordingly, to comply with legal labelling requirements, we are required to use the official INCI name of the ingredients on our labels.

The company’s operations and products are also subject to similar rules in other jurisdictions.

The US Food and Drug Administration (FDA) has established classifications for approximately 1,700 different generic types of devices and grouped them into 16 medical specialties referred to as panels. Each of these generic types of devices is assigned to one of three regulatory classes (Class 1, 2 and 3) based on the level of control necessary to assure the safety and effectiveness of the device. The class to which a device is assigned determines, among other things, the type of premarketing submission/application required for FDA clearance to market. If a device is classified as Class I or II, and if it is not exempt, a 510k will be required for marketing. Similar rules apply in other jurisdictions.

Raw Materials and Suppliers

The base polymer for Integumen’s wound care and Labskin products is made from components that are widely available through a number of sources. Copper usnate is currently available from two sources. Integumen is currently looking for additional sources and evaluating the potential to manufacture in-house.

Integumen does not anticipate a shortage of any ingredient or raw material used in its products.

Competition

The market for skincare/cosmeceuticals is highly competitive with many established manufacturers, suppliers and distributors engaged in all phases of the business. Competitive factors in our market include:

●	product efficacy and uniqueness;

●	brand awareness and recognition, product quality, reliability of performance and convenience of use;

●	cost effectiveness;

●	breadth of product offerings;

●	sales and marketing capabilities and methods of distribution;

●	resources devoted to product education and technical support; and

●	speed of introducing new competitive products and existing product upgrades.

In recent years, companies such as L’Oreal and SkinEthic have invested heavily in the development of skin models for pharmaceutical, cosmetic and chemical compound testing which compete with Labskin.

The company faces and will continue to face intense competition in all sectors of the business. A number of competitors have far greater research and development and marketing capabilities and far greater financial resources than the company. These competitors may have developed, or could in the future develop, new technologies that compete with company products or render its products obsolete. The company is also likely to encounter increased competition as it enters new markets and as it attempts to further penetrate existing markets. Some of the company’s competitors have, in the past, and may, in the future, compete by lowering prices on their products. The company may respond by lowering its prices, exiting the market or competing by investing in the development of new, improved products.

31

The company’s products also compete with similar products sold in prestige locations, such as department stores, high-end specialty retailers, door-to-door, by television and infomercials or mail-order or telemarketing by representatives of direct sales companies.

The company expects to compete on the basis of brand awareness, product functionality, design, quality, pricing, marketing, order fulfilment and delivery.

Employees

The Integumen Group currently has 2 employees which would increase to 8 on the completion of the Innovenn and Lifesciencehub transactions.

Description of Property

Integumen’s management operate from Innovenn’s corporate offices in Caste Yard, St Patrick’s Road, Dalkey, Co Dublin, Ireland under a short-term lease arrangement pending completion of the transactions. Innoven also lease 40 square meters of laboratory and office premises in York, England under 4 separate 4-5 year leases to June 2019 at a combined annual rental of £51,250 ($63,038).

Legal Proceedings

The company is not a party to any pending legal proceeding. The company is not aware of any pending legal proceeding to which any of its officers, directors, or any beneficial holders of 5% or more of its voting securities are adverse to the company or have a material interest adverse to the company.

Directors and Executive Officers

The Integumen directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Age	Position with the Company	Served as an Officer and Director since

Tony Richardson	51	Chairman	Director since May 26, 2016

Declan Service	56	Chief Executive Officer	Director since May 26, 2016

Chris Bell	49	Chief Financial Officer	Director since September 26, 2016

The following is a brief summary of the background of each Integumen director and executive officer:

Tony Richardson, Chairman

Mr. Richardson has over 18 years’ experience in the Life Science arena. Mr Richardson has been a director and Chairman of Integumen since its inception on May 26, 2016. Mr Richardson joined Venn Life Sciences in 2007 as a Non-Executive Chairman. In 2010, he assumed the role of CEO and in that year Venn completed two acquisitions that provide the basis for the current business.

He has held key leadership positions in a number of Medical Technology companies including CEO of Alltracel Pharmaceuticals PLC, a wound care technology company he co-founded in 1996, which was acquired by Hemcon of the US in 2008 for over $40 million. He has accumulated considerable transaction experience including IPO, financings and M&A.

Mr. Richardson is a Fellow of the Chartered Association of Certified Accountants.

32

Declan Service, Chief Executive Officer

Mr. Service has over 25 years’ experience in the global medical device and pharmaceutical arena working in a wide variety of companies and disciplines with 17 of those years spent with Baxter International. Mr Service has been a director and CEO of Integumen since its inception on May 26, 2016. Mr Service has also been a director and CEO of Innovenn UK Limited since April 2014. He has been CEO of Lifesciencehub since April 2011 and Corporate Development Director of Venn Life Sciences since March 2010. He has experience working with innovative and dynamic start-ups, guiding them through the often challenging areas of bringing their product to market successfully.

Mr. Service has a BA (HONS) degree in business studies from Ulster Polytechnic and an MBA in International Business from the University of Ulster.

Chris Bell, Chief Financial Officer

Mr. Bell has been a director and CFO of Integumen since its inception on May 26, 2016. Prior to joining, Mr Bell was CFO of Greenstar, Ireland’s largest recycling and waste to energy company with a turnover of €100m and 750 staff, from 2008 to 2016 and Group Financial Controller from 2003 to 2008.

Previously, Mr. Bell held a number of senior finance positions in manufacturing, design and engineering companies, within a range of Private Equity, PLC and owner-manager environments. Mr Bell has experience in M&A, fundraising and business process design.

Mr. Bell is a Fellow of the Institute of Chartered Accountants, having qualified with Pannell Kerr Forster in 1989.

Market Information

The company’s equity securities are not listed on any exchange or quoted on any service. The company plans to list its common stock on the AIM market of the London Stock Exchange. However, there is no assurance that a listing will be accomplished, that a regular trading market will develop, or if developed, that it will be sustained.

Dividends

The company has not declared any dividends and does not plan to declare any dividends in the foreseeable future.

Holders

As of October 20, 2016, the company had 2 shares of its common stock issued and outstanding, held by 2 shareholders of record.

Securities Authorized for Issuance under Equity Compensation Plans

The company has no equity compensation plans.

33

ANNEX A

Company Registration No. 10205396 (England and Wales)

INTEGUMEN LIMITED

DIRECTORS’ REPORT AND FINANCIAL STATEMENTS

FOR THE PERIOD ENDED 30 SEPTEMBER 2016

INTEGUMEN LIMITED

INTEGUMEN LIMITED

DIRECTORS’ REPORT

FOR THE PERIOD ENDED 30 SEPTEMBER 2016

The directors present their report and financial statements for the Period ended 30 September 2016.

Directors

The following directors have held office since 28 May 2016:

Mr D Service

Mr C Bell	(Appointed 26 September 2016)

Mr A Richardson

Auditors

Jeffreys Henry LLP were appointed auditors to the company and in accordance with section 485 of the Companies Act 2006, a resolution proposing that they be re-appointed will be put at a General Meeting.

Statement of directors’ responsibilities

The directors are responsible for preparing the Directors’ Report and the financial statements in accordance with applicable law and regulations.

Company law requires the directors to prepare financial statements for each financial year. Under that law the directors have elected to prepare the financial statements in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards and applicable law). Under company law the directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing these financial statements, the directors are required to:

● select suitable accounting policies and then apply them consistently;

● make judgements and accounting estimates that are reasonable and prudent;

● prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping adequate accounting records that are sufficient to show and explain the company’s transactions and disclose with reasonable accuracy at any time the financial position of the company and enable them to ensure that the financial statements comply with the Companies Act 2006. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Statement of disclosure to auditors

So far as the directors are aware, there is no relevant audit information of which the company’s auditors are unaware. Additionally, the directors have taken all the necessary steps that they ought to have taken as directors in order to make themselves aware of all relevant audit information and to establish that the company’s auditors are aware of that information.

This report has been prepared in accordance with the special provisions relating to small companies within

Part 15 of the Companies Act 2006. On behalf of the board

Mr C Bell

Director

12 October 2016

INTEGUMEN LIMITED

INDEPENDENT AUDITORS’ REPORT

TO THE MEMBERS OF INTEGUMEN LIMITED

We have audited the financial statements of Integumen Limited for the Period ended 30 September 2016 set out on pages 4 to 7. The financial reporting framework that has been applied in their preparation is applicable law and United Kingdom Accounting Standards (United Kingdom Generally Accepted Accounting Practice).

This report is made solely to the company’s members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006. Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in an auditors’ report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditors

As explained more fully in the Directors’ Responsibilities Statement set out on page 1, the directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view. Our responsibility is to audit and express an opinion on the financial statements in accordance with applicable law and International Standards on Auditing (UK and Ireland). Those standards require us to comply with the Auditing Practices Board’s Ethical Standards for Auditors.

Scope of the audit of the financial statements

An audit involves obtaining evidence about the amounts and disclosures in the financial statements sufficient to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or error. This includes an assessment of: whether the accounting policies are appropriate to the company’s circumstances and have been consistently applied and adequately disclosed; the reasonableness of significant accounting estimates made by the directors; and the overall presentation of the financial statements. In addition, we read all the financial and non-financial information in the Annual Report to identify material inconsistencies with the audited financial statements and to identify any information that is apparently materially incorrect based on, or materially inconsistent with, the knowledge acquired by us in the course of performing the audit. If we become aware of any apparent material misstatements or inconsistencies we consider the implications for our report.

Opinion on financial statements

In our opinion the financial statements:

●	give a true and fair view of the state of the company’s affairs as at 30 September 2016 and of its profit for the Period then ended;

●	have been properly prepared in accordance with United Kingdom Generally Accepted Accounting Practice; and

●	have been prepared in accordance with the requirements of the Companies Act 2006.

Opinion on other matter prescribed by the Companies Act 2006

In our opinion the information given in the Directors’ Report for the financial Period for which the financial statements are prepared is consistent with the financial statements.

INTEGUMEN LIMITED

INDEPENDENT AUDITORS’ REPORT (CONTINUED)

TO THE MEMBERS OF INTEGUMEN LIMITED

Matters on which we are required to report by exception

We have nothing to report in respect of the following matters where the Companies Act 2006 requires us to report to you if, in our opinion:

●	adequate accounting records have not been kept, or returns adequate for our audit have not been received from branches not visited by us; or

●	the financial statements are not in agreement with the accounting records and returns; or

●	certain disclosures of directors’ remuneration specified by law are not made; or

●	we have not received all the information and explanations we require for our audit; or

●	the directors were not entitled to prepare the financial statements in accordance with the small companies regime and take advantage of the small companies’ exemption in preparing the directors’ report and take advantage of the small companies exemption from the requirement to prepare a strategic report.

Sanjay Parmar (Senior Statutory Auditor)
for and on behalf of	12 October 2016

Chartered Accountants
Statutory Auditor

INTEGUMEN LIMITED

PROFIT AND LOSS ACCOUNT

FOR THE PERIOD ENDED 30 SEPTEMBER 2016

Period ended 30 September 2016
	Notes	£

Loss on ordinary activities before taxation		-

Tax on loss on ordinary activities	2	-

Loss for the Period		-

The profit and loss account has been prepared on the basis that all operations are continuing operations.

There are no recognised gains and losses other than those passing through the profit and loss account.

INTEGUMEN LIMITED

BALANCE SHEET

AS AT 30 SEPTEMBER 2016

		2016
	Notes	£

Current assets
Debtors	3	2

Total assets less current liabilities		2

Capital and reserves
Called up share capital	4	2

Shareholders’ funds	5	2

These financial statements have been prepared in accordance with the provisions applicable to companies subject to the small companies’ regime.

Approved by the Board and authorised for issue on 12 October 2016

Mr C Bell

Director

Company Registration No. 10205396

INTEGUMEN LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD ENDED 30 SEPTEMBER 2016

1 Accounting policies

1.1 Accounting convention

The financial statements are prepared under the historical cost convention.

1.2 Compliance with accounting standards

The financial statements are prepared in accordance with applicable United Kingdom Accounting Standards (United Kingdom Generally Accepted Accounting Practice), which have been applied consistently (except as otherwise stated).

1.3 Deferred taxation

Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes. The deferred tax balance has not been discounted.

2016
2	Taxation	£

	Total current tax	-

Factors affecting the tax charge for the Period
	Loss on ordinary activities before taxation	-

	Current tax charge for the period	-

		2016
3	Debtors	£

	Other debtors	2

		2016
4	Share capital	£

	Allotted, called up and fully paid
	2 Ordinary Shares of £1 each	2

On 28th May 2016 the company was incorporated and issued two ordinary shares for £1 each.

INTEGUMEN LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD ENDED 30 SEPTEMBER 2016

		2016
5	Reconciliation of movements in Shareholders’ funds	£

	Loss for the financial Period	-
	Proceeds from issue of shares	2

	Net addition to shareholders’ funds	2
	Opening Shareholders’ funds	-

	Closing Shareholders’ funds	2

6 Control

The company is controlled by the directors.

ANNEX B

UNAUDITED CONDENSED FINANCIAL INFORMATION

Unaudited Pro-Forma Condensed Consolidated Financial Information

The Company has prepared unaudited pro-forma condensed consolidated financial statements (“unaudited pro-forma statements”) to assist readers in understanding the nature and effects of the Asset Sale. The unaudited pro forma statements are based on the Company’s historical consolidated financial statements adjusted to give effect to the Asset Sale to Integumen Inc. The Unaudited Pro Forma Condensed Consolidated Statements of Operations and Comprehensive loss for the quarter ended July 31, 2016 and fiscal year ended April 30, 2016 has been prepared with the assumption that the Asset Sale was completed as of May 1, 2015. The Unaudited Pro-Forma Condensed Consolidated Balance Sheet as of July 31, 2016 has been prepared with the assumption that the Asset Sale was completed as of the balance sheet date.

The unaudited pro-forma statements do not necessarily reflect what the Company’s financial condition or results of operations would have been had the sale occurred on the dates indicated, or which may result in the future. The actual financial position and results of operations may differ significantly from the pro-forma amounts reflected herein due to a variety of factors including exchange rate movements. The unaudited financial information set forth herein is preliminary and subject to adjustments and modifications. The unaudited condensed consolidated financial statements and related notes for the quarter ended July 31, 2016 are included in the Company’s quarterly report on Form 10-Q filed on September 6, 2016. The audited consolidated financial statements and related notes for the year ended April 30, 2016 are included in the Company’s annual report on Form 10-K for the year ended April 30, 2016 filed on July 25, 2016.

The unaudited pro-forma financial information has been prepared by the Company based upon assumptions deemed appropriate by the Company’s management. United States dollar amounts are based on the amounts in pounds sterling translated into US dollars at the closing sterling/dollar interbank rate on July 31, 2016. An explanation of certain assumptions is set forth under the Notes to Unaudited Pro-Forma Condensed Consolidated Financial Statements.

The unaudited pro-forma financial information should be read in conjunction with the Company’s historical consolidated financial Statements and notes thereto contained in the Company’s quarterly report on Form 10-Q filed on September 6, 2016 and the Company’s annual report on Form 10-K for the year ended April 30, 2016 filed on July 25, 2016, which are incorporated by reference.

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ENHANCE SKIN PRODUCTS INC.

PRO-FORMA STATEMENT OF FINANCIAL POSITION

AS AT JULY 31, 2016

Expressed in US $

(Unaudited)

	Balance Sheet	Note	Pro-Forma	Pro-Forma
	July 31, 2016	Ref	Adjustments	July 31, 2016
	(Unaudited)			(Unaudited)
	$			$
CURRENT ASSETS
Cash	47,377		—	47,377
Prepaid expenses	13,423	a	(13,423)	—

Goodwill	1	g	(1)	—
Investment	—	a	3,509,747	3,509,747
TOTAL ASSETS	60,801		3,496,323	3,557,124

CURRENT LIABILITIES
Accounts payable and accrued liabilities	271,475	a	(212,481)	10,600
		b	(48,394)
Accounts payable to related parties	107,941	a	(107,941)	—
Accounts payable to related parties convertible into shares	318,880	b	(318,880)	—
Advance from a related party	96,489	a	(96,489)	—
Advance from a related party convertible into shares	316,575	b	(316,575)	—
Secured promissory note	100,000	a	(100,000)	—
TOTAL LIABILITIES	1,211,360		(1,200,760)	10,600

STOCKHOLDERS’ (DEFICIENCY) EQUITY
Common stock	115,889	b	220,964	336,853

Additional paid-in-capital	1,991,963	a	4,013,234	6,468,082
		b	462,885
			—
			—
Accumulated other comprehensive gain	9,032	—	—	9,032
Accumulated deficit	(3,267,443)	—	—	(3,267,443)
Total stockholders’ (deficiency) equity	(1,150,559)		4,697,083	3,546,524
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY) EQUITY	60,801		3,496,323	3,557,124

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ENHANCE SKIN PRODUCTS INC.

PRO-FORMA STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED JULY 31, 2016

Expressed in US $

(Unaudited)

	Statement of operations			Pro-Forma
	Three Months Ended July 31, 2016	Note Ref	Pro-Forma Adjustments	Three Months Ended July 31, 2016
	(Unaudited)			(Unaudited)
	$		$	$
REVENUE	185	f	(185)	—

EXPENSES
General and administrative expenses	8,420	c	(7,578)	842
Legal and professional fees	166,347	c	(149,712)	16,635
Marketing	—	d	—	—
TOTAL OPERATING EXPENSES	174,767			17,477

Exchange gain	(4,291)	c	3,862	(429)
Interest expense	7,821		—	7,821
NET LOSS BEFORE INCOME TAXES	178,112			24,869

Income taxes	—		—	—
NET LOSS	178,112		—	24,869

Translation adjustment	(223)		—	(223)
COMPREHENSIVE LOSS	177,889		—	24,646

LOSS PER SHARE, BASIC AND DILUTED	0.0015			0.0001

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	115,253,490	e	220,964,426	336,217,916

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ENHANCE SKIN PRODUCTS INC.

PRO-FORMA STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED APRIL 30, 2016

Expressed in US $

(Unaudited)

	Statement of operations			Pro-Forma
	Year Ended April 30, 2016	Note Ref	Pro-Forma Adjustments	Year Ended April 30, 2016
	(Audited)			(Unaudited)
	$		$	$
REVENUE	613	f	(613)	—

EXPENSES
General and administrative expenses	21,664	c	(19,498)	2,166
Legal and professional fees	436,263	c	(392,637)	43,626
Marketing	14,000	d	(14,000)	—
TOTAL OPERATING EXPENSES	471,927			45,793

Impairment of goodwill	2,499	g	1	2,500
Interest expense	138,937		—	138,937
NET LOSS BEFORE INCOME TAXES	612,750			187,230

Income taxes	—		—	—
NET LOSS	612,750		—	187,230

Translation adjustment	(9,733)		—	(9,733)
COMPREHENSIVE LOSS	603,017		—	177,497

LOSS PER SHARE, BASIC AND DILUTED	0.0057			0.0006

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	106,707,188	e	220,964,426	327,671,614

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ENHANCE SKIN PRODUCTS INC.

NOTES TO PRO-FORMA FINANCIAL STATEMENTS

JULY 31, 2016

Expressed in US $

(Unaudited)

1.	The Transaction

The Company was originally incorporated under the laws of the state of Nevada on November 14, 2006. The Company is a developer of premium cosmetics and cosmeceutical products marketed under its “Visible Youth trademark. Cosmeceuticals are topically applied products containing ingredients that influence the biological function of skin and can be described as a marriage between cosmetics and pharmaceuticals. These products may improve the appearance and condition of the skin by delivering nutrients or protectants necessary for healthy skin.

On October 1, 2016, the Company entered into an Asset Purchase Agreement (“APA”) with Integumen Inc and Integumen Limited further to its plan of reorganization, liquidation and dissolution. Pursuant to the APA, the Company will sell (the “Asset Sale”) to Integumen substantially all of its assets and certain liabilities of the Company.

As consideration for the assets to be sold, the Company will receive total consideration of £3,030,000 ($4,013,235) comprising;

●	£2,715,000($2,880,788) worth of common shares in Integumen Limited less $100,000, which represents the amount the Company owes in principal under a promissory note in favor of Integumen Limited (the “Integumen Shares”);

●	Integumen Inc. will also assume certain liabilities of the Company of up to £315,000 ($417,218).

In addition, Integumen Inc. will assume the costs of Enhance from the date of signature of the APA until Completion and certain Post Completion period costs prior to dissolution.

Integumen Limited has guaranteed the obligations of Integumen Inc.

The Company will convert related party liabilities of $635,455 into shares of the Company in accordance with the respective agreements;

2 Basis of Presentation

The unaudited pro-forma financial statements as at and for the period ended July 31, 2016 has been prepared by management to reflect the acquisition of substantially all of the Company’s assets under a plan of reorganization as described in Note 1.

Certain adjustments have been made to reflect the effect of the above transaction which are detailed in Note 3. The pro forma adjustments are based on available information and assumptions that the Company believes are reasonable. Such adjustments are estimates and are subject to change.

US dollar amounts are based on the amounts in pounds sterling translated into US dollars at the closing sterling/dollar interbank rate on July 31, 2016

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ENHANCE SKIN PRODUCTS INC.

NOTES TO PRO-FORMA FINANCIAL STATEMENTS

JULY 31, 2016

Expressed in US $

(Unaudited)

3 Pro Forma Adjustments

The unaudited pro forma combined financial statements give effect to the following adjustments:

(a)

This represents the consideration of $4,013,235 less the $100,000 Loan Note and Assumed Liabilities of $416,911 plus Prepaid Expenses of $13,423, settled through the issuance of Integumen shares in accordance with the APA.

(b)	Issuance of 214,915,176 shares on the conversion of Accounts payable to and Advances from related parties of $635,455 at a conversion price ranging from $0.01275 to $0.0018 in accordance with the terms as detailed in the respective loan, employment and consulting agreements and 6,049,250 shares on the conversion of Accounts payable of $48,394 at a conversion price of $0.008 at the election of the Company. These conversions occur as a result of the acquisition of substantially all of the Company’s assets under a plan of reorganization as explained in Note 1.

(c)

Management estimates a 90% reduction in general and administration and legal and professional expenses as the major activity of the company related to the registration of patents and trademarks, and activities relating to the development of its Visible Youth product line and associated assets. Major types of remaining expenses include audit/review fees, accounting fees and other general and administrative expenses necessary to keep the operations active prior to its liquidation and dissolution.

(d)	Management does not expect any marketing expense.

(e)	Revised number of weighted average number of shares after taking into account issuance of 220,964,426 shares as explained under b.

(f)	Reversal of sales due to the sale of the Visible Youth products and associated intellectual property under the APA.

(g)	100% write-off of goodwill due to sale of Visible Youth Limited under the APA.

6 │ P a g e

ANNEX C

Our ref:12682A/SP	Chartered Accountants

12 October 2016	Finsgate 5-7 Cranwood Street
London EC IV 9EE
The Directors	Telephone 020 7309 2222
Integumen Limited	Fax 020 7309 2309
c/o Sand Hutton Applied Innovation Campus	Email jh@jeffreyshenry.com
Sand Hutton	Website www.jeffreyshenry.com
York
North Yorkshire	Accounting Outsourcing
YO41 1LZ	Business Advisors
Corporate Finance
Financial Services
Dear Sirs	Listed Company Specialists
Statutory Auditors
Tax Specialists

Integumen Limited ( “Integumen” or “Company”) unaudited pro-forma statement of net assets of the enlarged group

We report on the pro forma statement of net assets as at 30 September 2016 as set out below, which has been prepared, for illustrative purposes only, to provide information about how the acquisitions of Innovenn UK Limited, LifeScienceHub UK Limited, Enhance Inc. assets will affect the financial information presented.

Responsibilities

It is the responsibility solely of the Directors of Integumen Limited to prepare the pro forma statement of net assets.

It is our responsibility to form an opinion on the pro forma statement of net assets and to report our opinion to you. We do not accept any responsibility for any reports previously given by us or any financial information used in the compilation of the pro forma statement of net assets beyond that owed to those to whom the reports were addressed by us at the dates of their issue.

Basis of opinion

We conducted our work in accordance with the Statements of Investment Circular Reporting Standards issued by the Auditing Practices Board. Our work, which involved no independent examination of any of the underlying financial information, consisted primarily of comparing the unadjusted financial information with the source documents, considering the evidence supporting the adjustments and discussing the pro forma statement of net assets with the Directors of Integumen.

Opinion

In our opinion:

(i)	The pro forma statement of net assets on admission has been properly compiled on the basis stated;

(ii)	Such basis is consistent with the accounting policies of Integumen; and

(iii)	The adjustments are appropriate for the purposes of the pro forma statement of net assets as disclosed below.

UNAUDITED PRO FORMA STATEMENT OF NET ASSETS FOR THE ENLARGED GROUP

Set out below is an unaudited pro forma statement of net assets based on the net assets of the Company. This unaudited pro forma statement of net assets is provided for illustrative purposes only to show the effect of the Acquisitions as if they had occurred by 30 September 2016.

Because of the nature of pro forma information, this information addresses a hypothetical situation and does not therefore represent the actual financial position or results of The Company or the Enlarged Group.

The statement of pro forma net assets set out below is based on the consideration for each company. Any other adjustments on the basis are described in the notes below.

Unaudited pro forma statement of net assets

IN £GBP	INTEGUMEN	LSH UK	INVENN UK	PRE-ENH	ENH	POST-ENH
Fixed Assets
Investment in subs		401 338	4,593,968	4,995,306		4.995.306
IC debtors				0	2,639,812	2,639,812
	0	401.333	4,533.968	4,995.303	2,339.812	7,635,118

Current Assets
Other debtors	2			2		2
	2	0	0	2	0	2

Total Assets less Liabilities:	2	401,338	4,593,968	4,995,308	2,639.812	7,635,120

Capital & Reserves
Share capital	2	401.338	4.593.968	4,995,308	2 639 812	7,635,120
				0		0
Total Capital & Reserves	2	401.333	4,593,968	4,995,308	2,639,812	7,635,120

Notes:

1.	The Company was incorporated on 28 May 2016, issuing two ordinary shares of £1 each. The Company did not trade in the intervening period.

2.	The Company will issue 401,338 shares at £1 each as the consideration for the entire share capital of LifeScienceHub UK Limited.

3.	The Company will issue 4,593,968 shares at £1 each for the entire consideration of Innovenn UK Limited. (INVENN UK)

4.	The Company will issue 2,639,812 shares at £1 each as the entire consideration for the acquisition of the assets of Enhance Skin Products Inc (ENH) by Integumen Inc, a wholly owned subsidiary. As Integumen Limited will issue shares for assets to be acquired by its subsidiary Integumen Inc., an intercompany debt between the two companies will arise.

5.	The pro forma financial information does not constitute statutory accounts within the meaning of section 434 of CA 2006.

Yours faithfully,

Jeffreys Henry LLP

Chartered Accountants

ANNEX D

EXECUTION VERSION

DATED October 1, 2016

Integumen Limited

-And-

INTEGUMEN INC.

-And-

ENHANCE SKIN PRODUCTS INC.

-And-

DONALD NICHOLSON

-And-

DR SAMUEL S. ASCULAI

ASSET PURCHASE AGREEMENT

EVERSHEDS

One Earlsfort Centre

Earlsfort Terrace

Dublin 2

THIS AGREEMENT is made on          2016

BETWEEN:

1.	ENHANCE SKIN PRODUCTS INC., a corporation incorporated in the State of Nevada, with Company Registration Number NV20061008677, having its registered office at 50 West Liberty Street, Suite 880, Reno, NV 89501, United States of America (the “Seller”);

2.	INTEGUMEN INC., a corporation incorporated in the State of Delaware, with Company Registration Number 6108396, having its registered office at Corporation Trust Centre, 1209 Orange Street, Wilmington, New Castle County, Deleware 19801, United States of America (the “Purchaser”, which is a wholly owned subsidiary of Integumen);

3.	INTEGUMEN LIMITED a limited liability company incorporated in England and Wales, with Company Registration Number 10205396, having its registered address Sand Hutton Applied Innovation Campus, Sand Hutton, York, North Yorkshire, YO41 1LZ, England (the “Integumen”);

4.	DONALD NICHOLSON of 25 Weststand Apartments, Highbury Stadium Square, London N5 1FG, United Kingdom; and

5.	DR SAMUEL S. ASCULAI, of 53 McCaul Street, TH 13, Toronto, Ontario, M5T 2W9, Canada,

(together the “Parties” and each individually a “Party”).

WHEREAS:

A.	The Seller is the legal and beneficial owner of the Business Assets, as defined below.

B.	The Purchaser has agreed with the Seller to purchase the Business Assets on the terms and conditions set out in this Agreement.

C.	As consideration for the Business Assets, the Purchaser will assume certain liabilities of the Seller and Integumen, the Purchaser’s holding company, shall issue shares in Integumen to the Seller.

D.	Integumen is the holding company of the Purchaser and has guaranteed obligations of Purchaser.

IT IS NOW HEREBY AGREED AS FOLLOWS:

1	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the context requires otherwise, the following words and expressions shall have the following meanings:

“AIM Regulations”

means the regulations published by the London Stock Exchange, as amended from time to time, in relation to the regulation of companies whose shares are traded on the alternative investment market (“AIM Market”) of the London Stock Exchange;

“Announcement”

means any public announcement, circular or other communication concerning the transactions contemplated by this Agreement, or about, or containing information about the terms, subject matter or existence of this Agreement or any matter arising out of or ancillary to this Agreement including the parties’ performance of their obligations under or in connection with this Agreement and any dispute between the parties in respect of this Agreement or any such matters arising out of or ancillary to it;

“Anti-Bribery Laws”	means any and all statutes, statutory instruments, bye-laws, orders, directives, treaties, decrees and laws which relate to anti-bribery and/or anti-corruption;
“Assumed Liabilities”	means the cash elements of

(i)	the liabilities or obligations set out in Schedule 1 of the Seller’s Disclosure Letter provided however, that such liabilities shall not exceed an aggregate sum of £315,000; and

(ii)	such other liabilities or obligations as the Purchaser and Seller jointly determine, in writing, are Assumed Liabilities;

“Breach”	means:

(i)	in relation to a Seller Warranty, any instance of any Seller Warranty being untrue or misleading in any respect; or

(ii)	in relation to an Integumen Warranty, any instance of any Integumen Warranty being untrue or misleading in any respect,

in either case subject to any such matter having been Disclosed and to any applicable provisions and/or limitations set out in Schedule 10;
“Business Assets”

means all property, rights and assets of the Seller to be sold to the Purchaser pursuant to this Agreement as described in Clause 2, including all those items brief particulars of which are set out in Schedule 6;

“Business Contracts”

means all Contracts entered into by or on behalf of the Seller in connection with, or relating to, the Business Assets in the ordinary and proper course of the Business which are unperformed (wholly or partly) as at the Transfer Date, as listed in Schedule 3 and including customer and supplier contracts, computer contracts, leasing and hire agreements and licences of Intellectual Property Rights and Know How but excluding employment contracts with Employees, contracts relating to the ownership or occupation of the Property;

“Business Day”	means any day other than a Saturday, Sunday or public or bank holiday in England and/or Wales when the banks are open for normal banking business in London;
“Business Information”

means all information (whether or not confidential and whether written, oral, in electronic form or any other media, but excluding Business Know How) that is used in or in any way relates to (i) all or any part of the Business and Business Assets (ii) any products manufactured and/or sold or services rendered by the Business (iii) the operations, management, administration or financial affairs of the Business (including business plans and forecasts) and (iv) the sale or marketing of any of the products manufactured and/or sold or services rendered by the Business;

“Business Intellectual Property”	means all Intellectual Property Rights owned by the Seller and used in connection with the Business as at the Transfer Date (including those listed in Schedule 4);

“Business Know How”	means that Know How owned by the Seller and used in connection with the Business;
“Business Rights”

means the benefits of all rights, entitlements and claims (whether actual, prospective or contingent) to which the Seller is entitled in relation to any Business Assets (including the benefit of any warranty, condition, guarantee, indemnity or policy of insurance) as at the Transfer Date;

“Business”

means the business of the development and commercialisation of a range of consumer and professional use skin care products carried on by the Seller under its name, or any other trading or business name, as at the Transfer Date;

“Claims"	means any Warranty Claim or Tax Warranty Claim and “Claim” shall be construed accordingly;
“Code”	means the Internal Revenue Code of 1986, as amended;
“Companies Act”	means the Companies Act 2006, as amended;
“Completion”	means completion of the sale and purchase in accordance with Clause 4;
“Conditions to Completion”	means the conditions set out in Part 1 of Schedule 2;
“Confidential Information”	means all Know How used in or relating to the Business and Business Assets and all Business Information, in each case, which is not publicly known;
“Consideration Shares”	means the ordinary shares with a par value of £1.00 each in the capital of Integumen, credited as fully paid, to be allotted and issued to the Seller at Completion, in accordance with Clause 5;
“Consideration”	means an aggregate sum equal to £3,030,000 to be paid by the Purchaser and/or Integumen to the Seller as consideration for the sale of the Business Assets, in the manner set out in Clause 5.2;

“Continuing Provisions”	means:

(i)	Clause 1;

(ii)	Clause 3.7;

(iii)	Clause 3.8;

(iv)	Clause 3.9;

(v)	Clause 10;

(vi)	Clause 11;

(vii)	Clause 16;

(viii)	Clause 18;

(ix)	Clause 19.4;

(x)	Clause 19.5;

(xi)	Clause 19.8;

(xii)	Clause 19.9;

(xiii)	Clause 19.11;

(xiv)	Clause 19.14;

(xv)	Clause 19.15; and

(xvi)	Clause 19.16;

“Contract”	means any agreement or commitment whether conditional or unconditional and whether by deed, under hand, oral or otherwise;
“Costs”	means all costs (on a full indemnity basis) including legal and other professional costs and costs of enforcement;
“Covenantors”	means Donald Nicholson and Dr Samuel S. Asculai and “Covenantor” means any one of them;
“CTA 2010”	means Corporation Tax Act 2010;
“Customer Advances”	means all amounts paid to the Seller before the Transfer Date in respect of goods or services to be supplied by the Business to a customer under a Business Contract after the Transfer Date;

“Disclosed”	means fully, fairly, specifically and accurately disclosed to the Purchaser, Integumen or Seller, as the case may be, in either the Seller’s Disclosure Letter, Seller’s Supplemental Disclosure Letter, Integumen’s Disclosure Letter or Integumen’s Supplemental Disclosure Letter, as the case may be, and in such a manner that, in the context of the disclosures contained in the Seller’s Disclosure Letter, Seller’s Supplemental Disclosure Letter, Integumen’s Disclosure Letter or Integumen’s Supplemental Disclosure Letter:

(i)	the significance of the information disclosed and its relevance to a particular Warranty ought reasonably be able to be appreciated by the warrantee, taking into account the paragraphs or subject matters in relation to which the information was disclosed;

(ii)	there is not omitted from the information disclosed any information which would have the effect of rendering the information so disclosed misleading in any respect;

(iii)	in the context of any document treated as disclosed by the Seller’s Disclosure Letter, Seller’s Supplemental Disclosure Letter, Integumen’s Disclosure Letter, Integumen’s Supplemental Disclosure Letter, as the case may be, the matter disclosed is reasonably apparent from the terms of the document; and

(iv)	nothing disclosed by the warrantor to the warrantee other than in the Seller’s Disclosure Letter or Integumen’s Disclosure Letter, as the case may be, shall constitute disclosure for the purposes of this Agreement;

“Disclosure Documents”	means:

(i)	with respect to Seller’s Disclosure Letter or Seller’s Supplemental Disclosure Letter, the bundles of disclosure documents collated by or on behalf of the Seller and specifically referenced in Seller’s Disclosure Letter or Seller’s Supplemental Disclosure Letter; or

(ii)	with respect to Integumen’s Disclosure Letter or Integumen’s Supplemental Disclosure Letter, the bundles of disclosure documents collated by or on behalf of Integumen and specifically referenced in Integumen’s Disclosure Letter or Integumen’s Supplemental Disclosure Letter;

“EC Treaty”	means the Treaty on the functioning of the European Union 2009;
“EHS Law”

means all applicable law (whether criminal, civil or administrative), common law, judgment, court order, statute, statutory instrument, regulation, directive, decision, by-law, treaty, government circular, code of practice and guidance notes, or instruction or decision of any competent regulatory body in force from time to time relating to EHS Matters;

“EHS Matters”

means all or any matters relating to the pollution or protection of the Environment or harm to or the protection of human health and safety or the health of animals and plants or energy efficiency or reduction or emissions trading;

“EHS Permits”

means all or any permits, consents, licences, approvals, certificates, permissions, registrations, notifications, qualifications, filings, exemptions and other authorisations including any conditions thereof required by EHS Law for the operation of the Business or the condition or use of the Property;

“Encumbrance”	means any type of encumbrance or security interest of any nature and shall include, without limitation, the following:

(i)	any mortgage, charge (whether fixed or floating), lease, assignment, hypothecation, pledge, lien, option, right of pre-emption, right of retention, or right to acquire or right to restrict or any other form of security interest or right or interest or encumbrance of whatsoever nature or any obligation (including any conditional obligation) to create any of them;

(ii)	any option or right of pre-emption or first refusal or right to acquire or other type of preferential right (including reservation of title);

(iii)	any guarantee, indemnity or security in respect of the obligations of any other person;

(iv)	any rights pursuant to a hire purchase, lease or instalment purchase agreement; and

(v)	any adverse claim or right or third party right;

“Enhance Loan Note”	means the loan note issued by the Seller to Integumen, on 7 July 2016, pursuant to which Integumen made a loan to the value of $100,000 available to the Seller on the terms set out in the loan note;
“Environment”

means the natural and man-made environment including all or any of the following media: air (including air within natural or man-made structures above or below ground), water (including territorial, coastal and inland waters, ground water and water in drains and sewers), and land (including surface land, sub-surface land, seabed and river bed under water), and any living organisms (including man) or systems supported by those media;

“EURIBOR”	means:

(i)	the percentage rate per annum equal to the offered quotation which appears on the page of the Reuters Screen which displays an average rate of the European Banking Federation for the euro (currently pages 248-249) for three months at 11.00am (Brussels time) on the quotation date or, if such page or service ceases to be available, such other page or other service for the purpose of displaying an average rate of the European Banking Federation agreed by the parties; or

(ii)	if no quotation for the relevant period is displayed and the parties have not agreed an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to four decimal places) of the rates at which each of the Panel Banks was offering to prime banks in the European interbank market for term deposits in the euro of an equivalent amount for such period at 11.00am (Brussels time) on the quotation date;

“Excluded Assets”	means the shares of Enhance Skin Products (Canada) Limited;
“Excluded Liabilities”	means any and all costs, liabilities or expenses, of whatever nature, of the Seller or associated with the Business Assets, which are not Assumed Liabilities or Interim Costs;
“Goodwill”

means the goodwill of the Business and the exclusive right of the Purchaser to carry on the Business under the name “Enhance” and/or “Visible Youth” and to represent itself as carrying on the Business in succession to the Seller;

“Hazardous Substance”

means any matter, whether alone or in combination with any other matter, capable of causing harm to man or any other living organism or damaging to the Environment or public health or welfare, including radioactive matter, ozone depleting substances, asbestos containing materials and genetically modified organisms;

“Indemnities”	means the indemnities given by the Seller pursuant to this Agreement and in particular in Clause 10;
“Indemnity Claim”	means a claim for a breach of the Indemnity set out in Clause 10;
“Insider”

means any member of the Seller’s Group, any person who is or was at the relevant time a director of the Seller, or any person who is or was at the relevant time connected (as defined in Section 1122 CTA 2010) with the Seller, any member of the Seller’s Group or any such director;

“Integumen Accounts Date”	means 30 June 2016;
“Integumen Accounts”	means the management accounts of Integumen in respect of the period commencing on date of Integumen’s incorporation up to 30 June 2016;

“Integumen Agreed Claims”	means an Integumen Warranty Claim the liability for which has been agreed by the Seller and Integumen or determined by a court of competent jurisdiction;
“Integumen Warranties”

means the warranties given by Integumen on the date of this Agreement, pursuant to Clause 6.9, and repeated on the Transfer Date, in accordance with Clause 6.10, and “Integumen Warranty” means any one of them;

“Integumen Warranty Claim”	means a claim for a Breach of the Integumen Warranties;
“Integumen’s Disclosure Letter”	means the letter having the same date as this Agreement from Integumen to the Seller qualifying the Integumen Warranties;
“Integumen’s Group”

means in respect of Integumen, its parent undertakings, its subsidiary undertakings and the subsidiary undertakings of any of its parent undertakings from time to time and “Integumen Group Company” will be construed accordingly;

“Integumen’s Supplemental Disclosure Letter”	means the letter as of the Transfer Date from Integumen to the Seller qualifying the Integumen Warranties;
“Intellectual Property Rights”

means all patents, utility models, trade-marks, trade or business names, logos or straplines, domain names, copyright, moral rights, supplementary protection certificates, rights to prevent passing off or unfair competition, database rights, rights in designs and all other intellectual property rights, in each case whether registered or unregistered and including applications or rights to apply for them and together with all extensions and renewals of them, and in each and every case, all rights or forms of protection having equivalent or similar effect anywhere in the world;

“Interim Costs”	means the costs and expenses set out in Schedule 2 of the Seller’s Disclosure Letter, which for the avoidance of doubt shall not exceed a maximum aggregate amount of $200,000 (or such other amount as the Purchaser and the Seller may otherwise agree in writing), which are to be incurred in respect of the Business during the Interim Period (for the avoidance of doubt no such cost or expense shall be deemed to be considered an Interim Cost unless it is set out in Schedule 2 to the Seller’s Disclosure Letter or otherwise agreed in writing by the Purchaser and Seller and is incurred during the Interim Period);

“Interim Period”	means the period from (and including) the Signature Date up to (and including) the Transfer Date or, if earlier, the termination of this Agreement in accordance with its terms;
“International Accounting Standards”

means the International Financial Reporting Standards (IFRSs) as issued by the International Accounting Standards Board, the International Accounting Standards (IASs) adopted by the International Accounting Standards Board, the Standing Interpretation Committee abstracts (SICs) and the International Financial Reporting Interpretation Committee interpretations (IFRICs) as adopted or issued by the International Financial Reporting Interpretation Committee, in each case, as adopted by EU regulation;

“Know How”

means all technical information and know-how (whether or not confidential and whether written, oral, in electronic form or in any other media) including that comprised in or derived from formulae, designs, specifications, drawings, manuals, instructions and catalogues that in any way relates to inventions, discoveries, improvements, designs, processes, techniques, computer hardware and Software;

“Liabilities”

means all Losses, liabilities, Costs, damages and expenses that Purchaser, Integumen or Seller does or will incur or suffer, all claims or proceedings made, brought or threatened against the Purchaser, Integumen or Seller by any person (other than claims or proceedings made or brought by (i) the Purchaser or (ii) Integumen against the Seller or (iii) the Seller against Integumen or the Purchaser) and all Losses, liabilities, Costs, damages and expenses it does or will incur or suffer as a result of defending or settling any such actual or threatened claim or proceeding;

“Listing”

means the admission of the entire or part of the issued ordinary share capital of Integumen to the Official List of the UK Listing Authority or the admission to trading of the same to the ESM or AIM or any Relevant EEA Market or in or on any exchange or market replacing any of the same or in or on any other generally recognised stock exchange or securities exchange (including without limitation the New York Stock Exchange or NASDAQ);

“Long Stop Date”	means a date which shall be no less than 20 days, and no more than 30 days, after the mailing of a definitive information statement on Form 14C to Seller’s shareholders;
“Losses”	means all losses including all direct, indirect and consequential losses;
“Management Accounts”	means the management accounts of the Seller in respect of the period from the Accounting Date to 31 July 2016;
“Material Contract”

means any agreement, arrangement, understanding or commitment that a Seller or Integumen, as the case may be, is a party to, or bound by, and which is of material importance to the business, profits or assets of such party;

“Post Completion Period”	means the period from (and including) Completion up to (and including) the date of dissolution of the Seller or, if earlier, the termination of this Agreement in accordance with its terms;
“Post Completion Period Costs”

means the costs and expenses set out in Schedule 2 of the Seller’s Disclosure Letter, which for the avoidance of doubt shall not exceed a maximum aggregate amount of $215,000 (or such other amount as the Purchaser and the Seller may otherwise agree in writing), which are to be incurred in respect of the on-going Corporate costs and consultancy costs of Seller during the period from the Transfer Date to Dissolution of Seller (for the avoidance of doubt no such cost or expense shall be deemed to be considered a Post Completion Period Cost unless it is specifically provided for in Schedule 2 to the Seller’s Disclosure Letter or otherwise agreed in writing by the Purchaser and Seller and is incurred during the Post Completion Period);

“Property”	means the property listed in Schedule 7;

“Purchaser’s Solicitors”	means Eversheds Solicitors, One Earlsfort Centre, Earlsfort Terrace, Dublin 2;
“Records”

means all books and records (in whatever form stored) relating to the Business, the Business Assets and the Employees (including personnel files) and any records that the Seller is required by law to retain;

“Related Party”	means Mercuriali Limited, Biostrategies Consulting Group Inc., Grim AS, Donald Nicholson, Samuel Asculai, Frode Botnevik and Drasko Puseljic;
“Related Transactions”	means the acquisition of Innovenn UK Limited, Lifesciencehub UK Limited and any acquisition completed by Integumen during the Interim Period;
“Relevant Claim”	means any claim for Breach of any of the Warranties;

“Relevant Customer”	means any person who at any time during the period of 12 months immediately preceding Completion was:

(i)	negotiating with the Seller for the supply by the Seller of goods or services in the course of carrying on the Business; or

(ii)	a client or customer of the Seller in relation to the Business;

“Relevant Products or “Services”

means products or services which contain Hyaluronic Acid in combination with bioglass which are competitive with or of the type supplied by the Seller in the course of carrying on the Business at any time during the period of 12 months immediately preceding Completion;

“Seller Accounts Date”	means 30 April 2016;
“Seller Accounts”

means the audited accounts of the Seller for the financial year which ended on the Accounting Date, comprising a consolidated balance sheet, consolidated statement of operations and comprehensive loss, consolidated statement of shareholder’s deficit, consolidated statement of cash flows, management’s discussion and analysis of financial condition and results of operations and auditors’ report, all in accordance with US GAAP;

“Seller Agreed Claims”	means a Seller Warranty Claim the liability for which has been agreed by the Purchaser and the Seller or determined by a court of competent jurisdiction;
“Seller Warranties”

means the warranties given by the Seller on the date of this Agreement, pursuant to Clause 6.1 and Clause 6.3, and repeated on the Transfer Date in accordance with Clause 6.2 and Clause 6.3 and “Seller Warranty” means any one of them;

“Seller Warranty Claim”	means a claim for a Breach of the Seller Warranties and “Seller Warranty Claims” shall be construed accordingly;
“Seller’s Disclosure Letter”	means the letter having the same date as this Agreement from the Seller to the Purchaser qualifying the Seller Warranties;
“Seller’s Group”

means in respect of the Seller, its parent undertakings, its subsidiary undertakings and the subsidiary undertakings of any of its parent undertakings from time to time and “member of the Seller’s Group” will be construed accordingly;

“Seller’s Supplemental Disclosure Letter”	means the letter as of the Transfer Date from the Seller to the Purchaser qualifying the Seller Warranties;
“Signature Date”	means the date of this agreement;
“Software”	means any form of computer program, including applications software and operating systems, whether in source or object code form;
“Stock”

means the stocks of the Seller’s Business as at the Transfer Date including goods purchased for resale, consumable stores, raw materials and components, work in progress, partly finished and finished goods (and including items supplied by a supplier subject to reservation of title);

“Subordinated Security”	means:

(i)	the loan Agreement with Mercuriali Ltd. and Samuel Asculai dated March 4, 2013 as amended September 20, 2013, March 3, 2014, September 29, 2016, January 22, 2016 and March 21, 2016;

(ii)	Termination and Settlement Agreement with Mercuriali Ltd effective July 12, 2010;

(iii)	General Security Agreement with Sam Asculai dated October 11, 2011; and

(iv)	General Security Agreement with Mercuriali Limited dated March 4, 2013;

“Tax Warranty Claim”	means any claim under Clause 8;
“the Regulations”	means the Transfer of Undertakings (Protection of Employment) Regulations 2006;
“Trade Credits”

means all amounts owing to trade creditors by the Seller in connection with the Business as at the Transfer Date in respect of goods or services supplied to the Seller before the Transfer Date (whether or not invoiced and whether or not then due and payable) and which are detailed to the Purchaser;

“Trade Debts”

means all amounts owing to the Seller by trade debtors in connection with the Business as at the Transfer Date in respect of goods or services supplied by the Seller before the Transfer Date (whether or not invoiced and whether or not then due and payable;

“Transfer Date”	means the date on which Completion occurs;
“Transfer Taxes”	shall have the meaning given to that term in Clause 8.2
“US GAAP”	means Generally Accepted Accounting Principles (GAAP) as adopted by the U.S. Securities and Exchange Commission;
“VAT”	means Value Added Tax;
“VATA”	means Value Added Tax Act 1994;
“Warranties”	means the representations and warranties set out or referred to in Clause 6 and Schedules 8;
“Warranty Cap”	means a sum equal to the Consideration together with all Costs and expenses incurred by the Purchaser as a result of making any Claims; and
“Warranty Claim”	means either an Integumen Warranty Claim or a Seller Warranty Claim, and “Warranty Claims” shall be construed accordingly.

1.2	In this Agreement, unless the context requires otherwise:

1.2.1	references to the clauses and Schedules are to the clauses of and schedules to this Agreement and references to paragraphs are to paragraphs of the relevant Schedule;

1.2.2	the Schedules form an integral part of this Agreement and will have the same force and effect as if set out in the body of this Agreement and any reference to this Agreement will include a reference to the Schedules;

1.2.3	all headings are for ease of reference only and will not affect the construction or interpretation of this Agreement;

1.2.4	references to the singular include the plural and vice versa and references to any gender include every gender;

1.2.5	references to a “person” includes any individual, body corporate, association, partnership, firm, trust, organisation, joint venture, government, local or municipal authority, governmental or supra-governmental agency or department, state or agency of state or any other entity (in each case whether or not having separate legal personality);

1.2.6	references to any statute or statutory provision will include any subordinate legislation made under it and will be construed as references to such statute, statutory provision and/or subordinate legislation as modified, amended, extended, consolidated, re-enacted and/or replaced and in force as at Completion;

1.2.7	any words following the words “include”, “includes”, “including”, “in particular” or any similar words or expressions will be construed without limitation and accordingly will not limit the meaning of the words preceding them;

1.2.8	the rule known as the ejusdem generis rule will not apply and accordingly the meaning of general words introduced by the word “other” or a similar word or expression will not be restricted by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

1.2.9	references to “in writing” or “written” are to communication effected by post, facsimile and email or any other means of reproducing words in a legible and non-transitory form;

1.2.10	any reference to any English or Welsh legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing will, in respect of any jurisdiction other than that of England and Wales, be deemed to include a reference to what most nearly approximates to the English or Welsh legal term in that jurisdiction;

1.2.11	any reference to a document being in the “agreed form” will mean that document in the form and content agreed by the Parties and, for the purposes of identification, initialled by or on behalf of each Party;

1.2.12	any reference to:

(i)	time of day is to GMT;

(ii)	a day is to a period of 24 hours running from midnight to midnight;

1.2.13	an obligation on a Party to procure or ensure the performance or standing of another person will be construed as a primary obligation of that Party;

1.2.14	references to “parent undertaking” and “subsidiary undertaking” having the meanings set out in Section 1162 of the Companies Act and references to “subsidiary” or “holding company” shall have the meaning attributed to them in Section 1159 of the Companies Act;

1.2.15	any statement, representation, warranty or undertaking in this Agreement or the Seller’s Disclosure Letter which is qualified by the expression “to the best of the knowledge, information and belief of the Seller” or “so far as the Seller is aware” or any similar expression shall be deemed to include a warranty by the Seller that such statement, representation, warranty or undertaking has been made after due and careful enquiry and that any such information which is known or which after due and careful enquiry would have been known by the Seller, its officers or advisors shall be deemed to be known by the Seller;

1.2.16	any statement, representation, warranty or undertaking in this Agreement or Integumen’s Disclosure Letter which is qualified by the expression “to the best of the knowledge, information and belief of Integumen” or “so far as the Integumen is aware” or any similar expression shall be deemed to include a warranty that such statement, representation, warranty or undertaking has been made after due and careful enquiry and that any such information which is known or which after due and careful enquiry would have been known by Integumen, its officers or advisors shall be deemed to be known by the Integumen; and

1.2.17	any obligation on a Party not to do or omit to do anything includes an obligation not to allow (whether expressly or by a failure to take reasonable steps to prevent) that thing to be done or omitted to be done by any other person.

2	SALE AND PURCHASE

2.1	The Seller will sell and transfer, or procure the sale and transfer, with full title guarantee to the Purchaser and the Purchaser will buy as at the Transfer Date the Business with the following assets:

(i)	the Business Rights;

(ii)	the benefit (subject to the burden) of the Business Contracts;

(iii)	the Business Know How;

(iv)	the Business Information;

(v)	the Business Intellectual Property;

(vi)	the existing Stock of Seller;

(vii)	the Goodwill;

(viii)	the Records; and

(ix)	all (if any) other assets, property or rights owned by the Seller and used, enjoyed or exercised or intended to be used, enjoyed or exercised exclusively or primarily in the Business as at the Transfer Date, other than the Excluded Assets,

(together the “Business Assets”)

2.2	Each of the Business Assets will be sold and bought free from any Encumbrance and with all rights attached to it unless otherwise specified in this Agreement.

2.3	The Purchaser will assume the burden of the Assumed Liabilities, for the avoidance of doubt, excluding the Excluded Liabilities.

2.4	Except as otherwise provided in the Agreement:

2.4.1	beneficial ownership and risk in each of the Business Assets will pass to the Purchaser on Completion;

2.4.2	title to all Business Assets which can be transferred by delivery will pass on delivery and such delivery will be deemed to take place at Completion; and

2.4.3	the Seller will be a trustee for the Purchaser in respect of the Business Assets until they have been actually delivered and/or, in the case of Business Assets not capable of transfer by delivery, transferred or assigned to the Purchaser.

2.5	Notwithstanding any other provision of this Agreement, the Excluded Assets are excluded from the sale and purchase under this Agreement.

2.6	The provisions of Clause 8 will apply in relation to all taxation and similar matters.

2.7	The Seller assigns to the Purchaser with effect from the Transfer Date all its rights, title and interest in the Business Rights.

3	Pre-Completion Obligations

3.1	Completion is subject to and conditional upon:

3.1.1	the Conditions to Completion set out in paragraph 1 of Schedule 2 being satisfied or otherwise waived by the Purchaser on or before the Long Stop Date;

3.1.2	the Conditions to Completion set out in paragraph 2 of Schedule 2 being satisfied or otherwise waived by the Seller on or before the Long Stop Date; and

3.1.3	the Conditions to Completion in Part 2 of Schedule 2 being satisfied by the Seller on each day of the Interim Period, or otherwise waived by the Purchaser.

3.2	The Purchaser shall be entitled at its sole discretion to waive compliance in whole or in part with the conditions set out in paragraph 1 of Schedule 2 and/or Part 2 of Schedule 2 on any terms it decides.

3.3	The Seller shall be entitled at its sole discretion to waive compliance in whole or in part with the conditions set out in paragraph 2 of Schedule 2 on any terms it decides.

3.4	To the extent that all of the matters set out in Part 3 of Schedule 2 have not occurred prior to Completion, the Seller shall ensure that each of the matters set out in Part 3 Schedule 2 shall occur as soon as practicable following Completion (and in any event no later than 60 Business Days following Completion).

3.5	Without prejudice to the costs agreed between the parties in relation to the Assumed Liabilities, Interim Costs or the Post Completion Period Costs to be paid by Purchaser, any additional costs will be at sole expense of the Seller, and the Purchaser and Integumen shall provide the Seller with any assistance, which the Seller may reasonably request, in order to procure the occurrence of each of the matters set out in Part 3 of Schedule 2.

3.6	The Purchaser, Integumen and the Seller shall use all reasonable endeavours (insofar as is within their respective powers to do so) to achieve satisfaction of the Conditions to Completion as soon as possible and in any event no later than the Long Stop Date.

3.7	From the date of this Agreement, the Purchaser, Integumen and the Seller shall co-operate fully in taking all commercially reasonable actions (within their respective powers of procurement) necessary or desirable to procure the satisfaction of the Conditions to Completion, including the provision of all information reasonably necessary to make any notification or filing or as requested by any relevant authority, keeping all parties informed of the progress of any notification or filing and providing such assistance as may reasonably be required.

3.8	If at any time the Seller, the Purchaser or Integumen becomes aware of a fact or circumstance that might prevent a Condition to Completion being satisfied, it shall immediately inform the other party.

3.9	If any of the Conditions to Completion have not been satisfied (or waived either (i) by the Purchaser, in respect of the Conditions to Completion set out in paragraph 1 of Schedule 2 and/or Part 2 of Schedule 2, or (ii) by the Seller, in respect of the Conditions to Completion set out in Part 2 of Schedule 2) on or before the Long-stop Date, this Agreement shall automatically terminate and Clauses 3.13 and 19.15 of this Agreement shall apply.

Actions of the Seller during the Interim Period

3.10	The Seller shall, at all times during the Interim Period, conduct the business of the Company in accordance with the provisions of Part 2 of Schedule 2.

Actions of the Purchaser during the Interim Period

3.11	Subject to Clause 3.12, the Purchaser hereby agrees with the Seller that during the Interim Period the Purchaser shall pay the Interim Costs.

3.12	The Purchaser may, at its sole discretion, refuse to discharge any Interim Cost or may elect to pay part, and not all, of any Interim Cost where:

(i)	the cost and/or liability is not set out in Schedule 2 of the Seller’s Disclosure Letter, or, the cost and/or liability has not otherwise been agreed in advance by the Purchaser and the Seller jointly in writing;

(ii)	only a portion of the cost and/or liability arose during, or is related to, the Interim Period,

for the avoidance of doubt, where the Purchaser is of the option that only a portion of the cost and/or liability (i) relates to the agreed costs or Assets or (ii) arose during, or is related to, the Interim Period, the Purchaser may make a payment, in respect of such cost and/or liability, as represents the percentage of such cost and/or liability as the Purchaser attributes to the Business Assets or the Interim Period.

3.13	Notwithstanding any other provision of this agreement, if Completion of this agreement does not occur on or before the Long-Stop Date solely by reason of any act or omission of Integumen, Seller having complied with its obligations as set out in Parts 1 and 2 of Schedule 2, Integumen shall indemnify and keep Seller fully indemnified against the Seller’s reasonable professional costs and expenses incurred directly in respect of the transaction. The maximum liability of Integumen or any member of the Integumen Group under this Clause 3.13 shall be US$100,000.

4	COMPLETION

4.1	Time and Place

Subject to the provisions of Clause 3, Completion of the sale and purchase of the Business Assets shall take place in the offices of the Purchaser’s Solicitors at One Earlsfort Centre, Earlsfort Terrace, Dublin 2, Ireland (or any other place as agreed between the Purchaser and the Seller) on the fifth Business Day after the satisfaction or waiver (as the case may be) of the Conditions to Completion set out in Clause 3 and Schedule 2 which shall be no less than 20 days, and no more than 30 days, after the mailing of a definitive information statement on Form 14C to Seller’s shareholders.

4.2	Actions of the Seller at Completion

At Completion the Seller shall comply with its obligations as set out in Part 1 of Schedule 2 and confirm to the Purchaser that it has at all times during the Interim Period complied with its obligations set out in Part 2 of Schedule 2 and once satisfied that these obligations has been complied with, the Purchaser shall comply with its obligations to pay the Consideration and Integumen will allot and issue the Consideration Shares in accordance with the provisions of Clause 5.

4.3	Actions of the Purchaser following Completion

Subject to the Seller satisfying its obligations set out in Part 1 of Schedule 2 prior to, or at, Completion the following shall occur:

(i)	the Purchaser and Integumen shall pay the Consideration to the Seller in the manner specified in Clause 5; and

(ii)	Integumen shall take all steps necessary to ensure Donald Nicholson shall be appointed as a Director of Integumen and Dr. Samuel Asculai shall be appointed to the scientific advisory board of Integumen as soon as reasonably practicable and that such appointments will continue for so long as the Seller or Related Parties owns at least 5% of the outstanding common stock of Integumen.

5	CONSIDERATION

5.1	The Consideration for the sale of the Business and the Business Assets will be a sum equal to £3,030,000, to be paid to the Seller in accordance with Clause 5.2 and Clause 5.3.

5.2	The consideration sum of £3,030,000 due to the Seller on Completion in accordance Clause 5.1 shall be reduced by the following amounts:

(i)	a sum equal to the amount outstanding under the Enhance Loan Note, which is payable by Seller to Integumen (the value of said Enhance Loan Note shall be calculated in accordance with Clause 5.8); and

(ii)	a sum equal to the aggregate value of the Assumed Liabilities (which are to be assumed by the Purchaser in accordance with Clause 2.3 and the value of which is to be calculated as at the date of Completion in accordance with Clause 5.9),

(iii)	the balance of the consideration sum of £3,030,000 due to the Seller on Completion, following the adjustments made in accordance with this Clause 5.2, shall be discharged by Integumen, on behalf of the Purchaser in accordance with the terms of the Integumen Loan Note Agreement, by way of the issue and allotment to the Seller, or its nominee (provided that such nominee is agreed between the Parties), of Consideration Shares in Integumen at a price of £1.00 per Consideration Share, in the manner set out in Clause 5.3.

5.3	On Completion, in accordance with the terms of the Integumen Loan Note Agreement, Integumen shall issue and allot 80% (eighty per cent) of the total Consideration Shares due to the Seller, as calculated in accordance with Clause 5.2, the remaining Consideration Shares shall be allotted and issued to the Seller by Integumen on the date falling no later than 30 days from the date of a Listing, subject to the following adjustments:

(i)	where the value of the Assumed Liabilities when actually discharged by the Purchaser is greater than the value of the Assumed Liabilities when calculated in accordance with Clause 5.2(ii), the number of Consideration Shares due to the Seller in accordance with this Clause 5.3 shall be reduced by amount equal to the increase in value of the Assumed Liabilities; or

(ii)	where the value of the Assumed Liabilities when actually discharged by the Purchaser is less than the value of the Assumed Liabilities when calculated in accordance with Clause 5.2(ii), the number of Consideration Shares due to the Seller in accordance with this Clause 5.3 shall be increased by amount equal to the decrease in value of the Assumed Liabilities.

5.4	In addition the Purchaser will assume responsibility for the Post Completion Period Costs of Seller.

5.5	All amounts expressed in this Agreement as being payable by the Purchaser are expressed exclusive of any VAT which may be chargeable.

5.6	Subject to the Purchasers rights under Clause 3.9, the sale and purchase of each of the Business Assets is interdependent and shall be completed simultaneously.

Transfer of the Assumed Liabilities

5.7	Following Completion the Purchaser shall assist the Seller to ensure that the Assumed Liabilities are assigned or novated to the Purchaser and, where reasonably required to do so by the Purchaser, shall, (save where such costs are agreed between the parties in relation to the Assumed Liabilities, the Interim Costs or the Post Completion Period Costs to be paid by Purchaser, any additional costs will be) at the Seller’s sole expense, enter into any agreement which is deemed strictly necessary in order to assign or novate such Assumed Liability to the Purchaser.

Calculation of Exchange Rates

5.8	For the avoidance of doubt, the value of the Enhance Loan Note which, in accordance with Clause 5.2(i), is to be set off against the Consideration due to the Seller on Completion, shall first be converted from US Dollars into Pound Sterling, at the prevailing exchange rate of the Purchaser’s Bank, as at the Date of Completion.

5.9	For the avoidance of doubt, the aggregate value of the Assumed Liabilities which, in accordance with Clause 5.2(ii), are to be set off against the Consideration due to the Seller on Completion, shall first be converted from US Dollars into Pound Sterling, at the prevailing exchange rate of the Purchaser’s Bank, as at (i) for the purposes of Clause 5.2(ii), the date of Completion and (ii) for the purposed of Clause 5.3, the dates of payment of each of payments of amounts included in the Assumed Liabilities.

5.10	Any other payments due pursuant to the terms of this Agreement shall be made in Pound Sterling and, where necessary, the value of any such payment amount shall be converted into Pound Sterling, prior to payment, at the prevailing exchange rate of the Purchaser’s Bank, as at the date on which such payment falls due.

Lock-Up Period for Consideration Shares

5.11	Where the Seller receives Consideration Shares as part of the Consideration, the Seller hereby undertakes to Integumen that it shall not sell, transfer or otherwise dispose of any such Consideration Shares, from the date on which the Seller is registered as the owner of said Consideration Shares by Integumen, for a period ending 12 calendar months from the date on which a Listing occurs (the “Lock-Up Period”). Integumen shall use reasonable commercial efforts to ensure that the Seller is registered as the owner of the Consideration Shares, in accordance with the terms of this Agreement, as soon as practicable following Completion. The Lock-Up Period shall not in any event extend beyond 24 calendar months from the Signature Date (“Lock-up Long Stop Date”).

5.12	Subject to Clause 5.14, where the Seller wishes to dispose of any Consideration Shares, which are no longer subject to the Lock-Up Period, within 12 calendar months from the date on which such Consideration Shares are no longer subject to the Lock-Up Period, or prior to the Lock-Up Stop Date whichever occurs first, the Seller hereby undertakes to Integumen to notify Integumen of its intention to do so and further undertakes to Integumen to dispose of such Consideration Shares in accordance with the AIM Regulations and any recommendations of Integumen’s nominated advisor (when appointed), through a stock broker nominated by Integumen on a best price and best execution basis, in order to maintain an orderly market in the shares of Integumen.

5.13	The Lock-Up in Clause 5.11 and the provisions of Clause 5.12 shall not operate to prevent the Seller or a Related Party from selling, transferring or otherwise disposing of any Consideration Shares (or any interest in them):

5.13.1	in acceptance of a general offer made in accordance with the City Code on Takeovers and Mergers by any third party for the whole of the ordinary share capital of Integumen (other than any ordinary share capital owned by the offeror or any concert party of the offeror) which is recommended by a majority of the board of directors of Integumen; or

5.13.2	pursuant to an irrevocable commitment to accept any offer made in accordance with the City Code on Takeovers and Mergers for the whole of the ordinary share capital of Integumen (other than any ordinary share capital owned by the offeror or any concert party of the offeror) which is recommended by a majority of the board of directors of Integumen; or

5.13.3	where such disposal is made pursuant to an offer by Integumen to purchase its own shares which is made on identical terms to all holders of ordinary shares in Integumen and otherwise complies with the Companies Act 2006 and the AIM Regulations; or

5.13.4	pursuant to any scheme of reconstruction under Section 110 of the Insolvency Act 1986 in relation to Integumen; or

5.13.5	pursuant to any compromise or arrangement under Part 26 of the Companies Act 2006 which is agreed by the requisite majority of the members of Integumen and sanctioned by the court; or

5.13.6	with the prior written consent of Integumen.

5.14	Until the first anniversary of the end of the Lock-up Period or until the Lock-up Long Stop Date whichever occurs first, the Seller may transfer all, or some, of the Consideration Shares to its shareholders, upon a dissolution, winding up or liquidation of the Seller, without the prior written consent of the Integumen.

5.15	Where a Related Party, who has received Consideration Shares in accordance with Clause 5.14, wishes to dispose of any Consideration Shares, which are no longer subject to the Lock-Up Period, within 12 calendar months from the date on which such Consideration Shares are no longer subject to the Lock-Up Period or prior to the Lock-up Long Stop Date if earlier, such Related Party hereby undertakes to Integumen to notify Integumen of its intention to do so and to dispose of such Consideration Shares in accordance with the AIM Regulations and any recommendations of Integumen’s nominated advisor (when appointed), through a stock broker nominated by Integumen on a best price and best execution basis, in order to maintain an orderly market in the shares of Integumen.

5.16	During the 12 calendar months to the anniversary of the Lock-up Period or until the Lock-up Long Stop Date whichever occurs first, any Related Party who has received Consideration Shares in accordance with Clause 5.14, may dispose of any Consideration Shares (whether inter vivos or by testamentary disposition or on intestacy) to a member of a Related Party’s family or to trustees of any trust, the principal beneficiaries of which are exclusively the Related Party and/or members of the Related Party’s family and provided that the disposal is made after notice in writing has been given to Integumen and the proposed recipient of the Consideration Shares concerned has entered into Deed of Adherence to this Agreement in accordance with Clause 5.17.

5.17	It shall be a condition precedent to the right of the Seller, in accordance with Clause 5.14, or any Related Party, in accordance with Clause 5.16, to transfer or dispose of any Consideration Shares that the transferee (if not already bound by the terms of this Agreement or Deed of Adherence signed as of the date of this Agreement) executes a Deed of Adherence in substantially the form set out in Schedule 11, unless otherwise agreed in writing by the Purchaser and Integumen.

5.18	Until the first anniversary of the end of the Lock-up Period or until the Lock-up Long Stop Date whichever occurs first Integumen shall not unreasonably withhold its consent to any sale, transfer or other disposal of any Consideration Shares by Seller or any Related Party to the extent that the sale proceeds (net of incidental costs) are required to meet any tax liability of Seller or Related Party or any liability of the Seller arising under any claim under this Agreement.

Interest

5.19	A failure to pay any amount when due under this Agreement, including the timely issuance of the Consideration Shares to the Seller shall, unless otherwise provided, give rise to interest at the one month EURIBOR plus 5% per annum on any unpaid amounts such interest to be charged from the end of the second Business Day after payment was due to be made and shall accrue each three month period from the Transfer Date.

Payment Provisions

5.20	All payments to be made under this Agreement, unless specified to be made in Consideration Shares, shall be made in Pound Sterling by electronic transfer of immediately available funds to a bank account identified by the Party receiving such payment to the Party making such payment, by serving a notice on the Party making such payment in accordance with Clause 18.

5.21	Where the Seller instructs that a payment is to be made the designated bank account, any such payment to the Seller shall be a good and valid discharge of the obligations of the Purchaser to pay the sum in question to the Seller, and the Purchaser shall not be concerned to see the application of the monies so paid. The Seller shall ensure that any transaction costs to be paid by the Seller on Completion are paid from such bank account.

5.22	Subject to the provisions of this Agreement, the Consideration Shares shall rank pari passu in all respects with the existing ordinary shares of £1.00 each in the capital of Integumen, including the right to receive all dividends declared, made or paid after the Transfer Date (save that they shall not rank for any dividend or other distribution of the Purchaser declared made, or paid by reference to a record date before the Transfer Date).

5.23	Integumen Guarantee

In consideration of the Seller entering into this Agreement, Integumen guarantees to the Seller the due and punctual performance, observance and discharge by the Purchaser of all the Purchaser’s obligations under this Agreement.

6	WARRANTIES

Seller Warranties

6.1	As at the date of this Agreement the Seller hereby warrants and represents to the Purchaser, in relation to the Business and the Business Assets, that each of the Warranties set out Schedule 8 is true, accurate and not misleading in any manner, subject only to any exceptions which have been Disclosed in the Seller’s Disclosure Letter and in respect of the Warranties repeated as at the Transfer Date the Seller’s Supplemental Disclosure Letter.

6.2	The Warranties given by the Seller pursuant to Clause 6.1 are deemed to be repeated by the Seller on the Transfer Date by reference to the facts then existing. Any reference contained in such warranties to “the date of this Agreement” shall be construed as a reference to “the Transfer Date”.

6.3	In addition to Clause 6.1, the Seller hereby warrants and represents to the Purchaser that as at the date of this Agreement that no employees shall transfer with, or has a right to transfer with, the Business and/or the Business Assets. The warranty and representation given pursuant to this Clause 6.2 shall be deemed to have been repeated by the Seller on the Transfer Date.

6.4	The Seller acknowledges that the Purchaser is entering into this Agreement in reliance on each Seller Warranty, which has also been given as a representation and with the intention of inducing the Purchaser to enter into this Agreement.

6.5	The Seller Warranties are qualified by all facts, matters and information Disclosed in the Seller’s Disclosure Letter and in respect of the Seller Warranties repeated as at the Transfer Date the Seller’s Supplemental Disclosure Letter. No other information of which the Purchaser has knowledge (actual, imputed or constructive) will prejudice or reduce any Relevant Claim. The provisions of Section 6(2) of the Law of Property (Miscellaneous Provisions) Act 1994 are hereby excluded.

6.6	The Seller will indemnify the Purchaser against all Costs which the Purchaser may incur in each case arising out of or in connection with:

6.6.1	the settlement of any claim against the Seller in respect of a breach or alleged breach of any term of this Agreement;

6.6.2	any legal proceedings in which the Purchaser claims that any term of this Agreement has been breached in which judgment is given for the Purchaser; and

6.6.3	the enforcement of any such settlement or judgment.

6.7	The Seller hereby undertake to disclose immediately to the Purchaser anything which comes to its notice which is or may be a Breach of any of the Seller Warranties.

6.8	Each Seller Warranty is to be construed independently and is not limited or restricted by any other Seller Warranty or any other term of this Agreement.

Integumen Warranties

6.9	As at the date of this Agreement, Integumen hereby warrants and represents to the Seller in relation to Integumen and, in relation to each member of the Integumen Group (which for the avoidance of doubt shall include Innovenn UK Limited and Lifesciencehub UK Limited), that each of the Warranties set out in Schedule 9 is true, accurate and not misleading in any manner, subject only to any exceptions which have been Disclosed in Integumen’s Disclosure Letter and in respect of the Integumen Warranties repeated as at the Transfer Date the Integumen Supplemental Disclosure Letter.

6.10	The Warranties given by Integumen pursuant to Clause 6.9 are deemed to be repeated by Integumen on the Transfer Date by reference to the facts then existing in respect of the Integumen Group and for the purposes of such related warranties any reference contained in such warranties to “the date of this Agreement” shall be construed as a reference to “the Transfer Date”.

6.11	Integumen acknowledges that the Seller is entering into this Agreement in reliance on each Integumen Warranty, which has also been given as a representation and with the intention of inducing the Seller to enter into this Agreement.

6.12	The Integumen Warranties are qualified by all facts, matters and information Disclosed in Integumen’s Disclosure Letter and in respect of the Integumen Warranties repeated as at the Transfer Date the Integumen Supplemental Disclosure Letter. No other information of which the Seller has knowledge (actual, imputed or constructive) will prejudice or reduce any Relevant Claim. The provisions of Section 6(2) of the Law of Property (Miscellaneous Provisions) Act 1994 are hereby excluded.

6.13	Integumen will indemnify the Seller against all Costs which the Seller may incur in each case arising out of or in connection with:

6.13.1	the settlement of any claim against the Purchaser in respect of a breach or alleged breach of any term of this Agreement;

6.13.2	any legal proceedings in which the Seller claims that any term of this Agreement has been breached in which judgment is given for the Seller; and

6.13.3	the enforcement of any such settlement or judgment.

6.14	Integumen undertakes to disclose immediately to the Seller anything which comes to its notice which is or may be a Breach of any of the Integumen Warranties.

6.15	Each Integumen Warranty is to be construed independently and is not limited or restricted by any other Integumen Warranty or any other term of this Agreement.

7	LIMITATIONs ON LIABILITY

7.1	Limitations on Liability

The liability of the Seller and/or Integumen (if any) under the Warranties and under the Tax Warranties shall be limited in accordance with the provisions of this Clause 7 (where applicable) and the provisions of Schedule 10 (Limitation of Liability).

7.2	Fundamental Warranties

The Warranties set out at Part 1 of Schedule 8 (Seller Fundamental Warranties) and Part 1 of Schedule 9 (Integumen Fundamental Warranties) are to be considered the Fundamental Warranties and the provisions relating to Fundamental Warranties shall apply to such warranties.

7.3	Application of limitations to Fundamental Warranties

7.3.1	Subject to Clause 7.3.2 and Clause 7.3.3, the Fundamental Warranties are not and shall not be qualified or limited in any manner by any provision of this Agreement (including without prejudice to the generality of the above Integumen’s Disclosure Letter or the Seller’s Disclosure Letter, as the case may be, or the limitations set out in Schedule 10 of this Agreement) or otherwise, other than matters specifically identified within the text of the Fundamental Warranty.

7.3.2	The Seller’s liability under a Fundamental Warranty shall not, save in the event of fraud or misrepresentation by Purchaser or Integumen, exceed the Warranty Cap.

7.3.3	Integumen’s liability under a Fundamental Warranty shall not, save in the event of fraud or misrepresentation by the Seller, exceed the value of the Consideration Shares to be issued to the Seller under this Agreement together with all Costs and expenses incurred by the Seller as a result of making any Claims.

8	tax

8.1	The Seller and Purchaser intend that the transaction contemplated by this agreement will qualify as a tax free reorganisation for US tax purposes under Seller’s plan of reorganisation, liquidation and dissolution and that the consideration for the Business Assets shall be allocated among the Business Assets in accordance with that treatment. The Seller and the Purchaser agree to prepare their federal, state and foreign income tax returns for all current and future tax reporting periods with respect to the transaction contemplated by this Agreement in a manner consistent with that treatment.

8.2	The Seller shall pay and indemnify the Purchaser against all applicable sales, use, value-added, gross receipts, excise, registration, stamp duty, transfer or other similar taxes or governmental fees (including any interest or penalties related thereto) that may be payable in connection with the sale or purchase of the Business Assets (“Transfer Taxes”). The Party required by law to file a tax return with respect to such Transfer Taxes shall do so within the time period prescribed by law, and the Seller shall promptly remit to the Purchaser the amount of any Transfer Taxes so payable by the Purchaser upon receipt of notice that such Transfer Taxes are payable. The Purchaser and the Seller shall use commercially reasonable efforts, to the extent permitted by law, to minimize any applicable Transfer Taxes.

9	RESTRICTIVE COVENANTS

9.1	The Covenantors undertake to the Purchaser that they shall not, and shall procure that the Seller and no member of the Seller’s Group shall, (whether alone or in conjunction with, or on behalf of, another person and whether directly or indirectly), without the prior written consent of the Purchaser:

9.1.1	for a period of 24 (twenty four) months immediately following Completion, canvass, solicit or approach, or cause to be canvassed, solicited or approached, any Relevant Customer for the sale or supply of Relevant Products or Services;

9.1.2	for a period of 24 (twenty four) months immediately following Completion, deal or contract with any Relevant Customer in relation to the sale or supply of Relevant Products or Services;

9.1.3	for a period of 24 (twenty four) months immediately following Completion, interfere, or seek to interfere, with the continuance of supplies to the Business from any supplier who has been supplying goods or services to the Business at any time during the 12 (twelve) months immediately preceding Completion if such interference causes or would cause that supplier to cease supplying, or materially reduce its supply of, those goods or services to the Business;

9.1.4	for a period of 24 (twenty four) months immediately following Completion, solicit or entice away, or endeavour to solicit or entice away, from the Purchaser, or employ, any person employed by, or who is or was a consultant to, the Seller in relation to the Business at Completion or at any time during the period of 12 (twelve) months immediately preceding Completion where the person in question either has Confidential Information or would be in a position to exploit any trade connections relating to the Business provided that this subclause 9.1.4 shall not apply to the employment of Related Parties by Seller until dissolution or winding up of Seller;

9.1.5	within the United States of America, the United Kingdom and Ireland for a period of 24 (twenty four) months immediately following Completion, be engaged, concerned, connected with or interested in (except as the owner for investment of securities in a company dealt in on a recognised stock exchange and which confer not more than 5% (five per cent) of the votes which could be cast at a general meeting), any other business, other than Integumen, which supplies Relevant Products or Services; and

9.1.6.	without prejudice to any rights relating to passing off or trade or service mark infringement (or similar rights in any territory), for a period of 36 (thirty-six) months immediately following Completion use in connection with any business which is competitive with the Business any name (in whatever form) which includes all or any of or any part of the names under which the Business is carried on or any trading style or get up which is confusingly similar to that used by the Seller in relation to the Business as at Completion. For the avoidance of doubt the provision of this Clause 9.1.6 shall apply to the use of the “Visible Youth” name, trading style and get up

9.2	Without prejudice to Clause 19.4, each of the undertakings contained in this Clause 9 is separate and severable. Accordingly, if any court or body or authority of competent jurisdiction finds any such undertaking to be illegal, unlawful, void or unenforceable this will not affect the remainder of those undertakings which will continue in full force and effect.

10	INDEMNITY

The Seller hereby indemnifies the Purchaser against all actions, claims, demands, losses, expenses or liabilities of whatever nature hereafter incurred by the Purchaser or any officer, agent or employee of the Purchaser in respect of the perfection of the title of the Purchaser to any of the Business Intellectual property, which is to transfer to the Purchaser pursuant to the terms of this Agreement, save for expenses assumed by Purchaser and Integumen under Assumed Liabilities, Interim Costs and Post Completion Period Costs.

11	CONFIDENTIALITY

11.1	Subject to Clause 11.2, the Seller will not, and the Seller will procure that no member of the Seller’s Group will, at any time after Completion:

11.1.1	disclose any Confidential Information to any person except to those authorised by the Purchaser to know;

11.1.2	use any Confidential Information for their own purposes or for any purposes other than those of the Business; or

11.1.3	cause or permit any unauthorised disclosure of any Confidential Information.

11.2	The Seller may disclose the Confidential Information:

11.2.1	to those of its officers, directors, employees and professional advisers who need access to that Confidential Information so that it can perform its obligations and exercise its rights under this Agreement. Prior to any such disclosure the Seller must make any person to whom any Confidential Information is to be disclosed aware of the fact that the Confidential Information is confidential and the obligations of confidentiality contained in this Clause 11. The Seller when disclosing the Confidential Information under this Clause 11.2.1 will procure that each person to whom it discloses that Confidential Information will not do or omit to do anything which if done or omitted to be done by the Seller would be a breach of this Clause 11; and

11.2.2	to the extent required by law or by any governmental or regulatory body (including any stock exchange or listing authority or the Panel on Takeovers and Mergers). Where lawful the Seller will notify the Purchaser in writing in advance of such disclosure, will consult with the Purchaser as to the content, purpose and means of disclosure and will make such disclosure subject to obligations of confidence consistent, so far as possible, with the terms of this Agreement.

12	LIABILITIES AND APPORTIONMENTS

12.1	Save as otherwise expressly provided, and except for Assumed Liabilities, the Interim Costs or the Post Completion Period Costs to be paid by Purchaser , the Seller:

12.1.1	emains responsible for all liabilities in connection with the Business or the Business Assets incurred up to and including the Transfer Date (including the Trade Credits, other creditors of the Business and all outgoings, costs and expenses of the Business);

12.1.2	remains responsible for all claims in connection with the Business or Business Assets outstanding as at the Transfer Date or any claims arising by reason of any act or omission of the Seller or in relation to the ownership or operation of the Business or the Business Assets up to and including the Transfer Date (including all claims by any person in connection with products manufactured or work in progress up to the Transfer Date but delivered to customers after the Transfer Date);

12.1.3	will promptly deal with the liabilities set out in Clause 12.1.1 and will promptly settle the claims referred to in Clause 12.1.2; and

12.1.4	will indemnify the Purchaser against all Liabilities arising out of or in connection with the Seller’s failure to comply with its obligations under Clause 12.1.1 and Clause 12.1.2.

12.2	Save as otherwise expressly provided, the Purchaser:

12.2.1	is responsible for all liabilities in connection with the Business or the Business Assets incurred after the Transfer Date (including, without limitation, all outgoings, costs and expenses of the Business); and

12.2.2	will indemnify the Seller against all Liabilities in connection with the Related Transactions or with the ownership or operation of the Business or the Business Assets after the Transfer Date by the Purchaser or as a result of the Purchaser’s failure to comply with its obligations under Clause 12.2.1.

12.3	All expenditure and outgoings in respect of the Business or Business Assets and all payments received in respect of the Business or any of the Business Assets which, in each case, cover a period both before and after the Transfer Date will be apportioned on a time bases such that the part of the relevant expenditure or payment received which is attributable to a period up to the Transfer Date shall be borne by, or be for the benefit of, the Seller and such part of the relevant expenditure or payment received or which is attributable to the period after the Transfer Date will be borne by, or be for the benefit of, the Purchaser.

12.4	The Seller will pay to the Purchaser all the Customer Advances.

13	BUSINESS CONTRACTS

13.1	Subject to the provisions of Clause 12 and the other provisions of this Clause 13, the Purchaser will with effect from the Transfer Date assume the obligations of the Seller, and become entitled to the benefits of the Seller, under the Business Contracts.

13.2	The Seller hereby assigns to the Purchaser with effect from the Transfer Date all its rights, title and interest under or pursuant to all the Business Contracts which are capable of assignment without the consent of other parties.

13.3	In so far as a Business Contract cannot be transferred without the consent of a third party or a novation agreement:

13.3.1	this Agreement does not constitute an assignment or an attempted assignment of the Business Contract if such assignment or attempted assignment would constitute a breach of the Business Contract; and

13.3.2	the Seller will, at its own expense and as requested by the Purchaser, use all reasonable endeavours (with the co-operation of the Purchaser) to procure such consent or novation.

13.4	Subject to Clause 13.6, unless and until such consent or novation is obtained:

13.4.1	the Seller will hold the benefit of such Business Contracts upon trust for the Purchaser absolutely and will account to the Purchaser for any sums or any other benefits received by the Seller in relation thereto without any deduction or withholding of any kind; and

13.4.2	the Purchaser will, as the Seller’s agent, perform all the obligations of the Seller under such Business Contract for the period from the Transfer Date; and

13.4.3	the Seller will do each act or thing reasonably requested of it by the Purchaser to enable performance of the Business Contract by the Purchaser and to provide for the Purchaser the benefits of the Business Contract (including its rights of enforcement).

13.5	The Seller will indemnify the Purchaser against all Liabilities arising out of or in connection with the Seller’s performance of its obligations under each Business Contract to the extent that the Liability is attributable to the Seller’s act or omission whether before or after the Transfer Date.

13.6	If any consent or novation is not obtained within 60 days after Completion and the provisions set out in this Clause 13 do not enable the full benefit of a Business Contract to be enjoyed by the Purchaser then the Purchaser will be entitled by notice in writing to the Seller to require the Seller either to terminate the relevant Business Contract or to exclude the same from the Business Assets. In either case the Seller will immediately repay to the Purchaser any amount paid by the Purchaser to the Seller in respect of the Business Contract and the Seller will indemnify the Purchaser against all Liabilities arising out of or in connection with any obligation in respect of any such Business Contract or its termination or exclusion from this Agreement.

14	RECORDS AND ACCESS

Without prejudice to any other provision of this Agreement, the Purchaser and its agents will be entitled for a period of six years from Completion on giving reasonable notice to the Seller to have access during normal business hours and to take copies (at its own expense) of any books, documents or other records (including computer records) relating (whether wholly or partly) to the Business or the Business Assets and which have not been delivered to the Purchaser. The Seller will procure that such records are properly and diligently maintained by the Seller during that period.

15	FUTURE ENQUIRIES AND ASSISTANCE

15.1	The Seller will promptly refer all enquiries relating to the Business to the Purchaser and will assign to the Purchaser all orders relating to the Business including enquiries for orders for anything manufactured or sold in connection with the Business which the Seller may receive after Completion.

15.2	The Seller will at the Purchaser’s request and cost give to the Purchaser all reasonable assistance in the power of the Seller to enable the Purchaser to enforce the Business Rights or any of them.

16	ANNOUNCEMENTS

No Announcements

16.1	Subject to Clause 16.3, no Party will make any Announcement, or permit any Announcement to be made, without the prior written consent of:

16.1.1	the Purchaser (where the Announcement is made by the Seller or any member of the Seller’s Group); or

16.1.2	the Seller (where the Announcement is made by the Purchaser or any member of Integumen’s Group).

16.2	Subject to Clause 16.3, during the Interim Period the Purchaser and the Seller hereby covenant to each other that they shall not make any Announcement concerning the sale or purchase of the Business Assets or any ancillary matter, or disclose the sale or purchase of the Business Assets pursuant to this Agreement or any ancillary matter to any person (other than to their respective professional advisors) who is not a Party to this Agreement without the prior written approval of the other.

Announcements Required by Law

16.3	Clause 16.1 does not apply to any Announcement:

16.3.1	made or sent by the Purchaser after Completion to a customer, client or supplier of the Business informing it of the Purchaser’s purchase of the Business; or

16.3.2	required by law or by any governmental or regulatory authority (including any stock exchange, the Securities and Exchange Commission or the UK listing authority or the UK Panel on Takeovers and Mergers).

16.4	If a Party is required to make an Announcement by law or by any governmental or regulatory authority (including any stock exchange, the Securities and Exchange Commission or listing authority or the UK Panel on Takeovers and Mergers) that Party will:

16.4.1	promptly give written notice of this to the other Parties; and

16.4.2	use all reasonable endeavours to agree with the other Parties the form, content and timing of the Announcement provided that doing so would not cause the party wishing to make the Announcement to breach the relevant law or requirement.

17	ASSIGNMENT

17.1	Unless the assignment will result in the Purchaser or Integumen (or another wholly owned subsidiary of Integumen) not owning all of the Business or the Business Assets the Purchaser can:

17.1.1	assign (in whole or in part) the benefit of this Agreement to any other member of Integumen’s Group provided that, if such assignee ceases to be a member of Integumen’s Group, the Purchaser will procure the re-assignment of all assigned rights to the assignee immediately prior to the assignee ceasing to be a member of Integumen’s Group; or

17.1.2	subject to Clause 17.3, assign (in whole or in part) the benefit of this Agreement to any bank or financial institution by way of security for the purposes of or in connection with the financing or refinancing (whether in whole or in part) by the Purchaser of the acquisition of the Business.

17.2	The Seller will not be entitled to assign, transfer, charge, hold on trust for any person or deal in any other manner with any of its rights under this Agreement.

17.3	The Purchaser and Integumen will not be entitled to assign, transfer, their obligations in respect of the payment of Consideration, without the prior written consent of the Seller.

18	NOTICES

18.1	Any notice or other communication given under or in connection with this Agreement will be in writing, in the English language, marked for the attention of the specified representative of the party to be given the notice or communication together with a copy by e-mail and:

18.1.1	sent to that Party’s address by pre-paid first class post, or mail delivery service providing proof of delivery; or

18.1.2	sent to that party’s address by airmail post; or

18.1.3	delivered to or left at that Party’s address (but not, in either case, by one of the methods set out in Clause 18.1.1 and 18.1.2); or

18.1.4	sent by facsimile to that party’s facsimile number,

the address, facsimile number and representative for each Party are set out below and may be changed by that Party giving at least 7 (seven) Business Days’ notice in accordance with this Clause 18.

The Seller	The Purchaser

ENHANCE SKIN PRODUCTS INC.

ATTN: Donald Nicholson

President & CEO

1 Yonge Street, Suite 1801

Toronto, ON, M5E 1W7

email: dnicholson211@btinternet.com

With a copy by email only to:

ENHANCE SKIN PRODUCTS

ATTN: Drasko Puseljic, General Counsel

1 Yonge Street, Suite 1801

Toronto, ON, M5E 1W7

email: drasko.puseljic@rogers.com

INTEGUMEN INC.

For the attention of: Tony Richardson

Sand Hutton Applied Innovation Campus

Sand Hutton

York

North Yorkshire YO41 1LZ

England

United Kingdom

email: Tony.Richardson@Venncro.com

With a copy by email only to:

INTEGUMEN LIMITED

For the attention of: Tony Richardson

Sand Hutton Applied Innovation Campus

Sand Hutton

York

North Yorkshire YO41 1LZ

England

United Kingdom

email: Tony.Richardson@Venncro.com

18.2	Any notice or communication given in accordance with Clause 18.1 will be deemed to have been served:

18.2.1	if given as set out in Clause 18.1.1, at 9.00am on the ninth Business Day after the date of posting;

18.2.2	if given as set out in Clause 18.1.2, at 9.00am on the sixth Business Day after the date of posting;

18.2.3	if given as set out in Clause 18.1.3, at the time the notice or communication is delivered to or left at that Party’s address; and

18.2.4	if given as set out in Clause 18.1.4, at the time of confirmation of completion of transmission of the facsimile by way of a transmission report,

provided that if a notice or communication is deemed to be served before 9.00am on a Business Day it will be deemed to be served at 9.00am on that Business Day and if it is deemed to be served on a day which is not a Business Day or after 5.00pm on a Business Day it will be deemed to be served at 9.00am on the immediately following Business Day.

18.3	To prove service of a notice or communication it will be sufficient to prove that the provisions of Clause 18.1 were complied with.

19	General

19.1	Entire Agreement

19.2	This Agreement and the documents referred to in it constitute the entire agreement between the Parties and supersedes any prior agreement or arrangement in respect of its subject matter and:

19.2.1	no Party has entered into this Agreement in reliance upon, and it will have no remedy in respect of, any misrepresentation, representation or statement (whether made by another Party or any other person and whether made to the first Party or any other person) which is not expressly set out in this Agreement;

19.2.2	the only remedies available for any misrepresentation or breach of any representation or statement which was made prior to entry into this Agreement and which is expressly set out in this Agreement will be for breach of contract; and

19.2.3	nothing in this Clause 19 will be interpreted or construed as limiting or excluding the liability of any person for fraud or fraudulent misrepresentation.

19.3	No Waiver

A delay in exercising or failure to exercise a right or remedy under or in connection with this Agreement will not constitute a waiver of, or prevent or restrict future exercise of, that or any other right or remedy, nor will the single or partial exercise of a right or remedy prevent or restrict the further exercise of that or any other right or remedy. A waiver of any right, remedy, breach or default will only be valid if it is in writing and only in the circumstances and for the purpose for which it was given and will not constitute a waiver of any other right, remedy, breach or default.

19.4	Severance

If any term of this Agreement is found by any court or body or authority of competent jurisdiction to be illegal, unlawful, void or unenforceable, such term will be deemed to be severed from this Agreement and this will not affect the remainder of this Agreement which will continue in full force and effect.

19.5	Variation

No variation to this Agreement will be effective unless it is in writing and signed by or on behalf of each party to this Agreement.

19.6	Further Assurance

19.7	Each Party will at its own cost:

19.7.1	execute all such documents and do all such acts and things; and

19.7.2	use its best endeavours to procure that all relevant third parties execute all such documents and do all such acts and things,

as the other Party may reasonably request from time to time in order to give full effect to the provisions of this Agreement (including the rights given under it) and the transactions contemplated by it.

19.8	Counterparts

This Agreement may be executed in any number of counterparts, each of which will constitute an original, but which will together constitute one agreement.

19.9	Rights Of Third Parties

The Parties do not intend that any term of this Agreement will be enforceable under the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this agreement.

19.10	Costs And Expenses

Except where expressly stated, each Party will bear its own costs and expenses incurred in connection with or arising out of the negotiation, preparation and execution of this Agreement.

19.11	Payments

19.11.1	Except as required by law, all payments by the Seller pursuant to this Agreement will be made free and clear of all deductions and withholdings whether in respect of taxation or otherwise. If any deduction or withholding is required by law to be made from any payment by the Seller pursuant to this Agreement or if (ignoring any available relief or allowance) the Purchaser is subject to taxation in respect of any such payment then the Seller will pay to the Purchaser such additional amount as is necessary to ensure that the net amount received and retained by the Purchaser (after taking account of such deduction or withholding or taxation) is equal to the amount which it would have received and retained had the payment in question not been subject to the deduction or withholding or taxation.

19.11.2	Except as required by law, all payments by the Purchaser or Integumen pursuant to this Agreement will be made free and clear of all deductions and withholdings whether in respect of taxation or otherwise. If any deduction or withholding is required by law to be made from any payment by the Purchaser or Integumen pursuant to this Agreement or if (ignoring any available relief or allowance) the Seller is subject to taxation in respect of any such payment then the purchaser or Integumen will pay to the Seller such additional amount as is necessary to ensure that the net amount received and retained by the Seller (after taking account of such deduction or withholding or taxation) is equal to the amount which it would have received and retained had the payment in question not been subject to the deduction or withholding or taxation

19.12	Continuation

Unless otherwise provided, any outstanding obligation contained in this Agreement will remain in force notwithstanding Completion.

19.13	Rights Cumulative

Save as otherwise expressly provided under Clause 19.2.2 the rights and remedies set out in this Agreement are in addition to and not exclusive of any rights and remedies provided by law.

19.14	Survival of Obligations

The provisions of this Agreement which have not been performed on Completion shall remain in full force after Completion. The Warranties and Fundamental Warranties and Indemnities shall not in any respect be extinguished or affected by Completion.

19.15	Termination

19.15.1	On termination of this Agreement in accordance with Clause 3.9 or otherwise the Continuing Provisions shall continue to apply.

19.15.2	Any cessation and determination pursuant to Clause 3.9 or otherwise shall be without prejudice to the rights, obligations or liabilities of any Party which shall have accrued or arisen prior to such termination.

19.16	Law and Jurisdiction

19.16.1	This Agreement and any dispute or claim hereunder (whether contractual or non-contractual) shall be construed in accordance with and governed by the laws of England and Wales.

19.16.2	The parties agree to submit to the exclusive jurisdiction of the Courts of England and Wales.

SCHEDULE 1

Purchase Price

ASSET	PURCHASE PRICE
Business Assets	£3,030,000
Total	£3,030,000

Schedule 2

Part 1

Conditions To Completion

1.	At Completion (to the extent that they have not been satisfied prior to Completion) the Seller shall procure and deliver to the Purchaser:

1.1.	The Seller’s Disclosure Letter;

1.2.	evidence that all mortgages, fixed charges or other Encumbrances over the Business Assets (or any of them) have been duly vacated (including but not limited to the Subordinated Security) or (if the mortgages or fixed charges or other Encumbrances also relate to other property) duly executed releases of the Business Assets from such mortgages or fixed charges or other Encumbrances together with letters of non-crystallisation in relation to any floating charges, in each case in the agreed form;

1.3.	a copy of a resolution of the board of directors (certified by a duly appointed officer as true and correct) of the Seller authorising the execution of and the performance by the Seller of its obligations under the Agreement and each of the documents contemplated therein;

1.4.	a copy of the consent of such number of the shareholders of the Seller, as is required in order to approve of the sale of the Business and the Business Assets to the Purchaser, in accordance with the terms of this Agreement;

1.5.	confirmation, in a form satisfactory to the Purchaser, that the Seller has complied with its obligations under the Securities Exchange Act of 1934 in respect of the sale of the Business Assets, including but not limited to, the issue of a Schedule 14C information statement; and

1.6.	evidence, in a form satisfactory to the Purchaser, that the Seller has obtained the consent of in excess of 50% of its shareholders to the sale and purchase of the Business and the Business Assets, as contemplated by this Agreement.

2.	At Completion (to the extent that they have not been satisfied prior to Completion) the Purchaser and Integumen shall procure and deliver to the Seller:

2.1.	The Integumen Disclosure Letter;

2.2.	a copy of a resolution of the board of directors (certified by a duly appointed officer as true and correct) of the Purchaser and Integumen authorising the execution of and the performance by the Purchaser and Integumen of its obligations under the Agreement and each of the documents contemplated therein;

2.3.	audited consolidated financial statements of the Integumen as required under the Securities Exchange Act of 1934;

2.4.	evidence that the Integumen has secured a loan facility from Ulster Bank of €1,000,000;

2.5.	evidence that the Related Transactions have completed; and

2.6.	evidence that Integumen has appointed a broker or financial advisor in respect of the Listing.

Part 2

Interim Period

Conduct of business during the Interim Period

1.	At all times during the Interim Period, the Seller shall:

1.1.	procure that the Seller carries on the Business in the normal course and in the manner provided in this Schedule 2 Part 2;

1.2.	use all reasonable endeavours to maintain the trade and trade connections of the Seller;

1.3.	promptly notify the Purchaser in writing of any material change in the Business, financial position or assets of the Seller;

1.4.	promptly provide the Purchaser with such information relating to the business and affairs of the Seller, and such access to their books and records, as the Purchaser may reasonably request from time to time; and

1.5.	not induce, or attempt to induce (whether directly or indirectly), any of the Employees to terminate their employment.

Matters subject to the Purchaser’s consent

2.	During the Interim Period, the Seller shall not (nor shall it agree to), without the Purchaser’s written consent:

2.1.	dispose of any material assets used or required for the operation of the Business;

2.2.	grant any Encumbrance over any of the Business Assets;

2.3.	allot any Shares or other securities or repurchase, redeem or agree to repurchase or redeem any of its shares other than the issue of shares to (1) Related Parties under the Subordinated Security necessary to release the Encumbrances at Transfer Date; or (ii) under consultancy agreements with Related Parties;

2.4.	pass any resolution of its members which adversely affect the transfer of the Business Assets contemplated under this Agreement;

2.5.	enter into, modify or agree to terminate any Material Contract ;

2.6.	borrow any sum in excess of £5,000;

2.7.	make any loan or cancel, release or assign any indebtedness owed to it or any claims held by it, other than in the ordinary course of the Business;

2.8.	enter into any lease, lease-hire or hire-purchase agreement or agreement for payment on deferred terms;

2.9.	declare or pay any dividend or make any other distribution of its assets;

2.10.	make any material alterations to the terms of employment (including benefits) of any of its Directors, officers or Employees;

2.11.	other than to the extent required to comply with a legislative requirement, amend any agreements or arrangements for the payment of pensions or other benefits on retirement to any of its current or former Employees or Directors (or any of their dependants);

2.12.	provide any non-contractual benefit to any Director, officer, Employee or their dependants;

2.13.	dismiss any of its Employees or employ or engage (or offer to employ or engage) any person, where such person would be entitled to a salary in excess of £25,000;

2.14.	create any Encumbrance over any of its assets or its undertaking;

2.15.	give any financial or performance guarantee, or any similar security or indemnity;

2.16.	commence, settle or agree to settle any legal proceedings relating to the Business, or otherwise concerning the Company, except debt collection in the normal course of business;

2.17.	grant, modify, agree to terminate or permit the lapse of any Intellectual Property Rights or enter into any agreement relating to any such rights;

2.18.	make any material change to the accounting procedures, principles or policies by reference to which its accounts are drawn up; or

2.19.	permit any of its insurance policies to lapse or do anything which would reduce the amount or scope of cover or make any of its insurance policies void or voidable.

Part 3

Activities Post Completion

1.	Subsequent to Completion (to the extent that they have not been satisfied prior to Completion) the Seller shall procure and deliver to the Purchaser as soon as reasonably practicable following Completion (and in any event no later than 60 Business Days following Completion):

1.1.	all of the Business Assets that are capable of transfer by delivery;

1.2.	duly executed assignments of the Business Rights, in each case in the agreed form;

1.3.	duly executed Conveyance, Assignment and Bill of Sale in relation to any registered Business Intellectual Property in the Form of Exhibit A;

1.4.	the Business Know How reduced to writing as part of the Records and adequately documented to enable the Purchaser to acquire its full benefit;

1.5.	the Business Contracts together with, where appropriate, consent of any relevant third party to the assignment to Integumen of such Business Contracts, in each case in the agreed form;

1.6.	the Records and Business Information;

1.7.	completed documentation or evidence of completed online authorisation process as required by the relevant registrar of the domain names set out below in order to effect the transfer of those domain names to the Purchaser:

(i)	www.visibleyouth.com;

(ii)	www.visibleyouth.biz;

(iii)	www.visibleyouth.ca;

(iv)	www.visibleyouth.cn;

(v)	www.visibleyouth.co.uk;

(vi)	www.visibleyouth.com.cn;

(vii)	www.visibleyouth.info;

(viii)	www.visibleyouth.net;

(ix)	www.visibleyouth.us;

(x)	www.visibleyouthstore.com;

(xi)	www.visibleyouthstore.net;

(xii)	www.visibleyouth.co;

(xiii)	www.visibleyouth.eu; and

(xiv)	www.visibleyouth.org.

1.8.	any waiver, consent or other document necessary to give the Purchaser (or its nominee(s)) full legal and beneficial ownership of the Business Assets; and

1.9.	all password and log in details for all Twitter, Facebook and other social media accounts owned by the Seller in relation to the Visible Youth brand.

SCHEDULE 3

The Business Contracts

1.	Snowbell Management Limited Agreement dated July 19,2015 as amended January 29, 2016 and July 15, 2016;

2.	Hampshire Cosmetics Agreement dated September 24, 2015;

3.	Formula1 cosmetics development Ltd letter Agreement dated May 5, 2016;

4.	FMI Enterprises Ltd and Simon Merritt Agreement effective October 1, 2015;

5.	Outside Collective Letter Agreement dated February 9, 2016; and

6.	Agreement with PhytogenX dated October 16, 2013 in respect of historic formulations.

SCHEDULE 4

The Seller’s Business Intellectual Property

1.	Patents - Cosmetic Composition for the Treatment of Skin and Methods Thereof

Title of Invention	Country	Status	Serial No.	National Phase Entry Date
Cosmetic Composition for the Treatment of Skin and Methods Thereof	Canada	Application	2,662,581	March 5, 2009
Cosmetic Composition for the Treatment of Skin and Methods Thereof	United States	Granted June 2014	12/439,811	March 3, 2009
Cosmetic Composition for the Treatment of Skin and Methods Thereof	Europe	Application	078005865	March 16, 2009
Cosmetic Composition for the Treatment of Skin and Methods Thereof	Australia	Granted January 2014	2007295894	April 2, 2009
Cosmetic Composition for the Treatment of Skin and Methods Thereof	New Zealand	Granted January 2013	575334	March 5, 2009
Cosmetic Composition for the Treatment of Skin and Methods Thereof	China	Granted December 2013	100037	April 9, 2009
Cosmetic Composition for the Treatment of Skin and Methods Thereof	Japan	Granted May 2015	2009/527658	March 10, 2009
Cosmetic Composition for the Treatment of Skin and Methods Thereof	Hong Kong	Application	09110376.4	November 6, 2009

2.	New Patent Application for Extending the Cosmetic Effects of Botox®* and Dermal Fillers

Title of Invention	Country	Status	Serial No.
Methods and Compositions for Enhancing and Extending the Cosmetic Effects of Non-Surgical Interventions	Patent Co-operation Treaty	Application	PCT/US15/23183

3.	Trademarks

Trademark	Country	Registration No.	Classes	Status
Visible Youth	United States	3139439	03	Granted/Registered
Visible Youth	Australia	768865	03, 05	Granted/Registered
Visible Youth	Canada	A393144	03, 05	Granted/Registered
Visible Youth	France	1590434	03, 05	Granted/Registered
Visible Youth	Japan	2457750	03	Granted/Registered
Visible Youth	Switzerland	508958	03, 05	Granted/Registered
Visible Youth	EU Community	002984367	03, 05	Granted/Registered
Visible Youth	EU Community	015447592	03, 05	Application
VY Logo	EU Community	015454051	03, 05	Application
Visible Youth	PR China	12407092/12407091	03, 05	Application

4.	Domain Names

(i)	www.visibleyouth.com;

(i)	www.visibleyouth.biz;

(ii)	www.visibleyouth.ca;

(iii)	www.visibleyouth.cn;

(iv)	www.visibleyouth.co.uk;

(v)	www.visibleyouth.com.cn;

(vi)	www.visibleyouth.info;

(vii)	www.visibleyouth.net;

(viii)	www.visibleyouth.us;

(ix)	www.visibleyouthstore.com;

(x)	www.visibleyouthstore.net;

(xi)	www.visibleyouth.co;

(xii)	www.visibleyouth.eu

(xiii)	www.visibleyouth.org; and

(xiv)	all Twitter and Facebook accounts owned by the Seller in relation to the Visible Youth brand.

5.	Unregistered marks

“It’s the molecule”

Existing Visible Youth Logo

6.	Copyright

Copyright in photography by Stephen Marwood dated February 18, 2016.

The Integumen Business Intellectual Property

1.	Patents

	Country	Status	Serial No.	National Phase Entry Date
Antimicrobial formulation containing usnic acid/usnate, primary solvent, glycol and hydrophobic fatty acid/alcohol component	Europe	Granted January 2015	WO-2011/055139 EP 2496215 B1	1.11.10
Usnic acid + copper/bismuth salt as antibacterial/anti-acne agent	Europe	Granted August 2016	WO-2012/085559 EP 2654746 B1	20.12.11
“Hi-lo” usnic acid/usnate formulations	Europe	Pending	WO-2012/131347 EP 2691076 A1	26.03.12
“Hi-lo” usnic acid/usnate formulations	USA	Pending	WO-2012/131347	26.03.12
“Hi-lo” salicylic acid formulations	Europe	Pending	WO-2012/131348 EP 2691077 A1	26.03.12
“Hi-lo” salicylic acid formulations	USA	Pending	WO-2012/131348	26.03.12

2.	Trademark

	Country	Registration Number	Classes	Status
Clarogel	Europe	015003131	03,05 Registered	Registered

SCHEDULE 5

Assumed Liabilities

1.	Those liabilities costs and expenses which are specifically set out in Schedule 1 to the Seller’s Disclosure Letter.

SCHEDULE 6

Business Assets

1. Visible Youth Limited No 06946564

SCHEDULE 7

The Property

None.

SCHEDULE 8

Seller Warranties

Part 1

Fundamental Warranties of Seller

1.	CAPACITY

The Seller confirms that it has full legal right, power and authority to enter into and perform the obligations contained in this Agreement and all documents and transactions referred to in this Agreement by which it is a party without obtaining the consent or approval of any other person, court, governmental authority or other third party, other than the consent of a majority of its shareholder which shall not have been obtained on the date on which this Agreement is entered into by the Parties but which shall be obtained in advance of Completion. Furthermore, the Seller confirms that this Agreement constitutes obligations legally binding on the Seller in accordance with its terms.

2.	INSIDERS’ INTERESTS

2.1.	There is not outstanding and there has not at any time during the period of three years ending on the date of this Agreement been outstanding any Contract relating to the Business to which the Seller is or was a party and in which any Insider is or was interested in any way whatsoever (excluding the Subordinated Security and any Contract of employment or consultancy agreement between the Seller and any Related Party).

2.2.	No Insider has any interest, direct or indirect, in any trade or business which competes or is likely to compete with the Business.

3.	ASSETS

3.1.	Each of the Business Assets is legally and beneficially owned by the Seller free from any Encumbrance or any claim to, or Contract to grant, any Encumbrance, (other than the Subordinated Security which will be released on Completion and the rights of Dr G Hack in respect of PCT/US15/23183; Methods and Compositions for Enhancing and Extending the Cosmetic Effects of Non-Surgical Interventions) and is not to any extent surplus to the requirements of the Business.

3.2.	The Seller has not agreed to acquire or develop any of the Business Assets on terms that the property in it does not pass until full payment is made other than product formulations and packaging designs under The Business Contracts itemised on Schedule 3 .

3.3.	The Business Assets comprise all the assets now used in the Business and that are necessary or desirable for the carrying on of the Business in the manner in which it is currently carried on.

PART 2

General Warranties of Seller

1.	THE ACCOUNTS

1.1.	True and fair view

The Seller Accounts (a copy of which is enclosed in the Disclosure Documents) give a true and fair view of the assets, liabilities and financial position of the Seller as at the Seller Accounting Date and of the profits (or losses) of the Seller for the financial year ending on that date.

1.2.	Compliance with Accounting Standards

The Accounts have been properly prepared in accordance with the historical cost convention, with all applicable laws and with US GAAP.

1.3.	Audit

The Accounts have been audited and include all audit reports required, that are unqualified and do not include any reference to any matters to which the auditor wished to draw attention by way of emphasis, as contemplated other than as disclosed in the Seller’s Disclosure Letter.

1.4.	Consistency

The Accounts have been prepared in accordance with the accounting policies and applying the methods and underlying assumptions in each case as used in the preparation of the statutory accounts of the Seller for the preceding 3 (three) financial years.

1.5.	Provisions and disclosures

The Seller’s Accounts:

1.5.1.	fully provide for all liabilities whatsoever (other than contingent or potential liabilities which are fully disclosed in the Seller’s Accounts) and fully disclose all capital, pension and other financial commitments of the Seller as at the Seller Accounting Date; and

1.5.2.	fully provide for all bad and doubtful debts or, where US GAAP applies, all impairment of trade receivables, as at the Seller Accounting Date.

1.6.	Assets and profits (or losses)

The Seller Accounts correctly and accurately set forth all the assets of the Seller that are attributable to the Business as at the Seller Accounting Date and the profits (or losses) of the Seller for the financial year which ended on the Seller Accounting Date.

1.7.	Non-recurring and unusual items

The profits or losses and assets and liabilities of the Seller for the 3 (three) consecutive financial years ended on the Seller Accounting Date as shown by the Seller Accounts (and by the previous statutory accounts of the Seller delivered to the Purchaser) have not been affected by:

1.7.1.	the inclusion of any exceptional, unusual or non-recurring items, events or transactions;

1.7.2.	transactions entered into otherwise than on normal commercial terms; or

1.7.3.	by any other factors rendering such profits or losses or assets and liabilities for any of such periods unusually high or low.

1.8.	Stock

The Seller Accounts attribute a value to Stock which is the lower of cost or net realisable value as at the Seller Accounting Date after wholly writing off all redundant or obsolete Stock and appropriately writing down all slow moving and damaged Stock. The methods used in calculating cost and net realisable value for the purposes of valuing Stock in the Seller Accounts were the same as those used for the purpose of valuing Stock in the statutory accounts of the Seller for the preceding 3 (three) financial years.

2.	RECORDS

2.1.	The Records (including all invoices and other records required for VAT purposes and the Business Information):

2.1.1.	are complete, accurate and up to date;

2.1.2.	give and reflect an accurate record of the financial, contractual and trading position of the Business and of its plant and machinery, fixed and current assets and liabilities (actual and contingent), debtors and creditors and stock-in-trade and all other matters which would normally be expected to appear in them; and

2.1.3.	are exclusively owned by the Seller, under its direct control and in its possession.

3.	MANAGEMENT ACCOUNTS

3.1.	The Management Accounts (a copy of which is enclosed in the Seller’s Disclosure Letter) have been prepared in accordance with the accounting principles and policies, and applying the methods and underlying assumptions used in the preparation of:

3.1.1.	the Seller Accounts; and

3.1.2.	the management accounts for the Seller prepared for the 6 months period to the Seller Accounting Date,

and those accounting principles, policies, methods and underlying assumptions have been consistently applied throughout the period to which the Management Accounts relate.

3.2.	The Management Accounts:

3.2.1.	are not misleading in any respect;

3.2.2.	fairly reflect the value of any of the assets and liabilities of the Seller as at the dates to which they were drawn up; and

3.2.3.	fairly reflect the profits and turnover of the Seller in respect of the periods to which they relate.

4.	CHANGES SINCE THE ACCOUNTING DATE

4.1.	Since the Seller Accounting Date:

4.1.1.	the Business has been carried on in the ordinary and usual course and in the same manner (including nature and scope) as in the 12 months preceding the Seller Accounting Date;

4.1.2.	there has been no adverse change in the financial or trading position or prospects of the Seller in relation to the Business including any adverse change in respect of turnover, profits, margins of profitability, liabilities (actual or contingent) or expenses (direct or indirect) of the Seller in relation to the Business;

4.1.3.	there has been no reduction in the value of the net assets of the Seller attributable to the Business determined in accordance with the same accounting policies as those applied in the Seller Accounts (on the basis that each of the assets of the Seller is valued at a figure no greater than the value attributed to it in the Seller Accounts or, in the case of any assets acquired by the Seller after the Seller Accounting Date, at a figure no greater than cost);

4.1.4.	the Seller has not acquired, or agreed to acquire, in relation to the Business any single asset having a value in excess of £10,000 or assets having an aggregate value in excess of £20,000;

4.1.5.	the Seller has not disposed of, or agreed to dispose of, any asset of the Business (excluding Stock disposed of in the ordinary and usual course of business) having a value reflected in the Seller Accounts in excess of £10,000 or acquired since the Seller Accounting Date; and

4.1.6.	the Seller has not assumed or incurred, or agreed to assume or incur, a liability, obligation or expense (actual or contingent) in relation to the Business for a value in excess of £20,000.

5.	DEBTS

5.1.	No single person owes the Seller more than £20,000 at the date of this Agreement in relation to the Business.

5.2.	Not more than 10% of the aggregate value of the Trade Debts (apart from bad and doubtful debts to the extent to which they have been provided for in the Accounts) are owed by any single person.

5.3.	The Seller is not entitled to the benefit of any of the Trade Debts otherwise than as the original creditor and the Seller has not factored, deferred or discounted any of the Trade Debts or agreed to do so.

5.4.	All of the Trade Debts (apart from bad and doubtful debts to the extent to which they have been provided for in the Seller Accounts) will realise in the normal course of collection and in any event within three months after Completion without any rebate, allowance or repayment having to be made to the debtor concerned, their full value as included in the Accounts or in the books of the Seller, and no such debt nor any part of it has been outstanding for more than two months from its due date for payment.

6.	INTELLECTUAL PROPERTY RIGHTS AND KNOW HOW

6.1.	All Intellectual Property Rights and Know How used in, or held in relation to, the Business (save for Intellectual Property Rights and Know How licensed to the Seller under any Business Contract and identified in Schedule 3) are legally and beneficially owned by the Seller free from any Encumbrance other than the Subordinated Security which will be released on Completion and the rights of Dr G Hack in respect of PCT/US15/23183; Methods and Compositions for Enhancing and Extending the Cosmetic Effects of Non-Surgical Interventions.

6.2.	All Business Intellectual Property is listed and described in Schedule 4 and, together with the Business Know How, comprises all the Intellectual Property Rights and Know How that is necessary or desirable for the Seller to operate the Business as it is currently operated.

6.3.	All Business Intellectual Property is (and nothing has been done or omitted to be done whereby any of it might cease to be) valid, subsisting and enforceable. In respect of registered Business Intellectual Property, all renewal fees have been duly paid, all steps required for their maintenance and protection have been taken and to the best of Seller’s knowledge, information and belief there are no grounds on which any person is or will be able to seek cancellation, rectification, revocation or any other modification of any registration.

6.4.	There are, and have been, no proceedings, actions or claims and none are pending or threatened or will arise, impugning the title, validity or enforceability of any of the Business Intellectual Property or Business Know How or claiming any right or interest in the Business Intellectual Property or the Business Know How other than as disclosed in the Seller’s Disclosure Letter.

6.5.	There is, and has been, no infringement of any of the Business Intellectual Property and none is pending or threatened other than as disclosed in the Seller’s Disclosure Letter.

6.6.	Subject to paragraph 6.11, no Contract or consent in respect of any of the Business Intellectual Property or Business Know How has been entered into or given by the Seller in favour of any third party and the Seller is not obliged to enter into any such Contract or grant any such consent.

6.7.	The past and present activities of the Seller (including the processes, methods, Software, goods and services used or dealt in by it, and the products or services manufactured or supplied by it) in relation to the Business:

6.7.1.	subject to paragraph 6.11, are not, and have not been, subject to the licence, consent or permission of, or payment to, any other party;

6.7.2.	to the best of Seller’s knowledge, information and belief do not infringe, have not infringed and will not result in any claim in relation to, any Intellectual Property Rights or Know-How of any third party; and

6.7.3.	to the best of Seller’s knowledge, information and belief have not, and will not, result in a claim in respect of Intellectual Property Rights against the Seller including any liability to any compensation under Section 40 and Section 41 of the Patents Act 1977.

6.8.	The Business Know How is all clearly and comprehensively documented and is contained in (and forms part of) the Records and all such documents are held by the Seller and will be available for delivery to the Purchaser as provided for in this Agreement.

6.9.	The Seller has not disclosed, and is not obliged to disclose, any of the Business Know How to any third party, other than those of its officers, employees or consultants who are bound by obligations of confidence. Save for the Employees, no third party has had access to any of the Business Know How. The Seller is not restricted in its ability to use, or to disclose any of the Business Know How.

6.10.	To the best of Seller’s knowledge, information and belief there are no circumstances which would render any current application for registration of the Business Intellectual Property unacceptable to the relevant registry or other authority or which would prevent any such application from proceeding to grant and registration.

6.11.	Complete and accurate copies of all licences, sub-licences and other agreements whereby the Seller is licensed or otherwise authorised to use the Intellectual Property Rights, or Know How of a third party in connection with the Business or whereby the Seller licenses or otherwise authorises a third party to use any of the Business Intellectual Property or Business Know How are enclosed in the Seller’s Disclosure Letter. All of them are in full force and effect, no notice having been given to terminate them, and the obligations of all parties in respect of them have been fully complied with and no disputes have arisen in respect of them.

6.12.	The Seller has in its possession all necessary drawings, descriptions, artwork, specifications, prototypes, databases and other documents and things necessary to establish the Seller’s ownership of the Business Intellectual Property and the Business Know How and, to the extent that it is relevant to establish the existence of Intellectual Property Rights, to prove that such is original or novel or both, as the case may be. All such items are contained in (and form part of) the Records.

6.13.	Paragraph 4 of Schedule 4 contains a full list of domain names and other electronic addresses in connection with the internet or worldwide web (including e-mail addresses) which are held by, registered on behalf of, or are or have been used in respect of the Business. The Seller confirms that it is the registered owner of each such domain name set out in Schedule 4.

6.14.	The execution and performance of this Agreement will not result in the termination of, or materially affect any, Business Intellectual Property Rights or licences, sub-licences and other agreements whereby the Seller is licensed or otherwise authorised to use the Intellectual Property Rights, or Know How of a third party in connection with the Business or whereby the Seller licenses or otherwise authorises a third party to use any of the Business Intellectual Property or Business Know How.

6.15.	The activities involved in the conduct of the Business:

6.15.1.	to the best of Seller’s knowledge, information and belief have not infringed, do not infringe and are not likely to infringe the Intellectual Property Rights of any third party;

6.15.2.	to the best of Seller’s knowledge, information and belief have not constituted, do not constitute and are not likely to constitute any breach of confidence, passing off or actionable act of unfair competition; and

6.15.3.	have not given and do not give rise to any obligation to pay any royalty, fee, compensation or any other sum whatsoever.

7.	PROPERTY

7.1.	Details of the Property

The particulars of the Property shown in Schedule 7 (including in the case of registered land the class of title and title number) are true, complete and accurate.

8.	ENVIRONMENTAL

8.1.	EHS Permits

8.1.1.	The Seller has lawfully obtained all EHS Permits. Each EHS Permit is in full force and effect and the Seller complies and has complied at all times with and can continue to comply in the future with all conditions of each such EHS Permit.

8.1.2.	True and complete copies of all EHS Permits obtained by the Seller (including any variation notices applicable thereto) are included in the Seller’s Disclosure Letter.

8.1.3.	No works or costs are or will be necessary to obtain or secure compliance with or maintain any EHS Permit, or otherwise for the Business to comply with EHS Law and so far as the Seller is aware there is not, and is not likely to be, any requirement for an EHS Permit to be obtained after Completion.

8.1.4.	The Seller has not received any communication in any form in respect of any EHS Permit, refusing, varying, modifying, revoking, suspending or cancelling the same or indicating an intention or threatening so to do and there are no facts or circumstances which may result in any EHS Permit being refused, breached, varied, modified, revoked or suspended or which may prejudice its renewal or transfer.

8.2.	Compliance with EHS Law

8.2.1.	The Seller and its officers, agents and employees comply and have at all times complied with EHS Law in operating the Business.

8.2.2.	The Seller has not received any communication in any form from any relevant authority from which it appears that it may be or is alleged to be in breach of EHS Law, or where failure to comply with such communication could constitute a breach of EHS Law or where compliance with such communication could be secured by further proceedings by such relevant authority. There are no circumstances which might give rise to such a communication being received and the Seller is not aware of any intention on the part of any such authority to give such communication.

8.3.	Liability

8.3.1.	There are no facts or circumstances which may give rise to any actual or potential liability (whether civil or criminal) on the part of the Seller or any of its officers in relation to EHS Matters as a result of its operation of the Business.

8.3.2.	The Seller has not received any notice or intimation of any complaint or claim from any person in respect of EHS Matters that relates to the Business.

8.3.3.	The Seller is not, and has not been, engaged in any action, litigation, arbitration or dispute resolution proceedings or subject to any investigation under EHS Law or otherwise in relation to EHS Matters that relate(s) to the Business and the Seller is not aware of any such matters pending or being threatened or of any circumstances or facts likely to give rise to any such matters.

8.4.	Hazardous Substances

8.4.1.	The Property (including buildings) is free from any Hazardous Substance which could give rise (whether on the relevant site or elsewhere) to any actual or potential liability on the part of the Seller under EHS Law.

8.4.2.	There are no circumstances which may require expenditure (whether by the Seller or by any other person or authority) in cleaning up or decontaminating or otherwise on the Property in order to comply with EHS Law or otherwise for the protection of the Environment.

8.5.	Information

8.5.1.	The Seller has at all times properly supplied to the competent authorities all information required by EHS Law to be supplied, all such information given (whether under a legal obligation or otherwise) was correct at the time the information was supplied and all information contained on public registers relating to such matters and all information records and data required to be maintained under EHS Law are complete and accurate.

8.5.2.	Full details of any remedial work carried out at the Property or any part of it and of any environmental assessment, audit, review or investigation conducted by or on behalf of the Seller or otherwise in relation to the Property or any part of it are set out in the Disclosure Documents.

9.	CONTRACTS

Insurance

9.1.	Full particulars of the Seller’s insurances that relate to the Business or any part of it or to any of the Business Assets including any applicable application or proposal form and any related material provided to the insurer on the placement or renewal of each such insurance are set out in the Seller’s Disclosure Letter.

9.2.	Full particulars of all claims (whether paid or outstanding) against, and if different all notifications to, the Seller’s insurances that relate to the Business or any part of it or to any of the Business Assets which have been made in the last 5 years are set out in the Seller’s Disclosure Letter.

9.3.	In the last 5 years the Seller has not failed:

9.3.1.	to notify to any insurer any fact, matter or other circumstance which the Seller could and/or should have notified; or

9.3.2.	to make a claim which the Seller could and/or should have made, in compliance with any applicable insurance policy.

9.4.	In the last 5 years no insurer has delayed, declined or otherwise failed to settle in full any claim without the Seller’s agreement, and full particulars of all claims whose settlement in whole or part the Seller agreed could be delayed, declined or otherwise not made are set out in the Seller’s Disclosure Letter.

Material contracts

9.5.	Other than as disclosed in the Seller’s Disclosure Letter, none of the Business Contracts:

9.5.1.	involves agency, distributorship, franchising, marketing rights, information sharing, manufacturing rights, consultancy, servicing, maintenance, inspection or testing;

9.5.2.	involves partnership, joint venture, consortium, joint development, shareholders’ or similar arrangements;

9.5.3.	involves hire purchase, conditional sale, credit sale, leasing, hiring or similar arrangements;

9.5.4.	involves or is likely to involve any capital expenditure by the Seller in relation to the Business or involves or is likely to involve an aggregate expenditure or receipt in excess of £10,000 by the Seller in relation to the Business;

9.5.5.	is incapable of complete performance in accordance with its terms within six months after the date on which it was entered into;

9.5.6.	cannot readily be fulfilled or performed by the Seller;

9.5.7.	is one that the Seller believes may result in a loss to the Seller;

9.5.8.	involves or is likely to involve the receipt or payment of a price above or below the prevailing market price ruling at the date of this Agreement or any other obligation, restriction, expenditure or receipt of an unusual, onerous or exceptional nature;

9.5.9.	is for the supply of goods by or to the Seller on a sale or return basis or on a consignment stock basis;

9.5.10.	is for the supply of goods or services by or to the Seller on terms under which retrospective or future discounts, price reductions or other financial incentives are given;

9.5.11.	is for the supply of goods or services by or to the Seller which is not on the current standard terms and conditions on which the Seller normally contracts to buy or supply goods or services, copies of which are included in the Seller’s Disclosure Letter;

9.5.12.	involves the forward purchase or sale of any currency, commodity, precious metal or other asset or any option to do the same;

9.5.13.	involves delegation of any power under a power of attorney or authorisation of any person (as agent or otherwise) to bind or commit the Seller to any obligation;

9.5.14.	restricts the freedom of the Seller to carry on its business in any part of the world or to use or exploit any of its assets, in each case in such manner as it may think fit;

9.5.15.	involves conditions, warranties, indemnities or representations given in connection with a sale of shares or an undertaking or fixed assets;

9.5.16.	is a guarantee, indemnity, surety or form of comfort in respect of the obligations of a third party, under which any liability or contingent liability is outstanding;

9.5.17.	includes any term which is not, or may not be, binding on the Seller or any other party in consequence of the Unfair Terms in Consumer Contracts Regulations 1999;

9.5.18.	is not on arm’s length terms or is in any way otherwise than in the ordinary and proper course of the Seller’s business; or

9.5.19.	relates to the management of the Business by the Seller or to the ownership or transfer of ownership or the letting of any of the Business Assets or the provision of finance, goods, services or other facilities to or by the Seller in any way relating to the Business or the Business Assets.

9.6.	Other than the Business Contracts there are no other Contracts and no arrangements or understandings (whether legally binding or not) relating to the Business or the Business Assets which are material in relation to the Business or which the Purchaser would require to enable it to carry on the Business in the same manner as previously carried on by the Seller.

Other business matters

9.7.	During the 12 months ending on the date of this Agreement there has been no substantial change in the basis or terms on which any person is prepared to do business with the Seller in relation to the Business (apart from normal price changes), and no substantial customer or supplier of the Seller in relation to the Business (providing 5% or more of the Business’s supplies or turnover in any accounting period) has ceased or substantially reduced its business with the Seller, and no indication has been received by the Seller that there will or may be any such change, cessation or reduction.

9.8.	The Seller does not carry on the Business under any names other than the business names of “Enhance Skin Products Inc.” and “Visible Youth” and there are no circumstances that might prevent the Purchaser from continuing to carry on the Business under such names.

9.9.	During the 12 months ending on the date of this Agreement no code of practice and no notice affecting prices has been issued by any government department, association or similar body which relates to the Business.

9.10.	There are no special circumstances which might lend to a restriction or hindrance of supply of the services now supplied by the Business.

10.	COMPLIANCE, DISPUTES

General legal compliance

10.1.	The Seller has obtained all necessary licences, consents, permits and authorities (public and private) to enable it to carry on the Business effectively in the places and in the manner in which the Business is now carried on. All such licences, consents, permits and authorities (copies of which are included in the Seller’s Disclosure Letter) are valid and subsisting and have been complied with in all respects and there is no reason why any of them should be suspended, cancelled or revoked.

10.2.	All legislation and all orders, provisions, directions and conditions relating to the Business Assets or the conduct of the Business (including tax) have been duly complied with in all respects save as Disclosed in Seller’s Disclosure Letter.

10.3.	There is no pending legislation, statutory instrument, directive, regulation or standard (including any British or European Union standard) which is likely to affect the manner in which the Seller conducts the Business or the nature or specification of its products or supplies.

10.4.	None of the officers, agents or employees of the Seller (during the course of his duties in relation to the Business) has committed or omitted to do any act or thing in contravention of any law, order, regulation or the like in the United Kingdom or elsewhere.

10.5.	There is not pending, or in existence, any investigation or enquiry by, or on behalf of, any governmental or other body in respect of the affairs of the Business.

10.6.	The Business Assets do not include any “criminal property” as defined by section 340 (3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition), save as Disclosed in the Seller’s Disclosure Letter expressly by reference to this paragraph 10.6.

Fair trading

10.7.	No agreement, transaction, practice or arrangement carried on or proposed to be carried on in connection with the Business by the Seller (or by any person for whose acts or defaults the Seller may be contractually or vicariously liable), whether unilaterally or with others, or to which the Seller (or any such person) is or proposes to become a party, and no state of affairs applicable to the Seller (or any such person) in relation to the Business:

10.7.1.	is or ought to have been registered in accordance with the provisions of the Restrictive Trade Practices Acts 1976 and 1977 or is or has been the subject of any enquiry, investigation or proceeding under the Restrictive Trade Practices Acts 1976 and 1977 or the Resale Prices Act 1976;

10.7.2.	is or has been the subject of an enquiry, investigation, reference or report under the Enterprise Act 2002, the Competition Act 1998 or any other legislation relating to monopolies or mergers or markets including the Fair Trade Act 1973;

10.7.3.	infringes or falls within the scope of the offence created by section 188 of the Enterprise Act 2002;

10.7.4.	infringes or falls within the scope of Chapter I of the Competition Act 1998, or constitutes an abuse of dominant position contrary to Chapter II of such Act or is or has been the subject of any enquiry, request for information, investigation or proceedings in respect of either of these Chapters;

10.7.5.	infringes or falls within the scope of Article 101 of the EC Treaty, or constitutes an abuse of dominant position contrary to Article 102 of the EC Treaty, or infringes or falls within the scope of any regulation or other enactment made under Article 103 of the EC Treaty, or is or has been the subject of any enquiry, request for information, investigation or proceedings in respect of any of those Articles;

10.7.6.	infringes or falls within the scope of any other competition, anti-restrictive trade practice, anti-trust or consumer protection law or legislation applicable in the United Kingdom or elsewhere and not specifically mentioned in this paragraph or is or has been subject to any investigation, request for information, notice or other communication by any court, governmental or regulatory authority; or

10.7.7.	contravenes the provisions of the Trade Descriptions Acts 1968 and 1972,

and there are no circumstances indicating that any such enquiry, investigation, proceeding, reference or report relating to any such matter is likely to be made.

10.8.	The Seller has not made or threatened to make in relation to the Business any complaint against any other person to any relevant authority under any law or legislation referred to in this paragraph 10.8.

10.9.	The Seller has not (in relation to the Business or any of the Business Assets) given any assurance or undertaking to the Restrictive Practices Court, the Secretary of State for Trade and Industry, the Competition and Markets Authority, the Commission or General Court or Court of Justice of the European Union, or any other court, person or body, and the Seller is not subject to any act, decision, regulation, order or other instrument (statutory or otherwise) made by any of them relating to any matter referred to in this paragraph 10.9.

10.10.	The Seller is not (in relation to the Business or any of the Business Assets) in default or in contravention of any article, act, decision, regulation, order or other instrument or of any assurance or undertaking relating to any matter referred to in this paragraph 10.10.

11.	LITIGATION

11.1.	Neither the Seller, nor any person for whose acts or defaults the Seller may be contractually or vicariously liable, is involved (whether as claimant, defendant or otherwise) in any civil, criminal, tribunal, arbitration, administrative or other proceedings in respect of the Business or any of the Business Assets other than as disclosed in the Seller’s Disclosure Letter.

11.2.	No civil, criminal, tribunal, arbitration, administrative or other proceedings are pending or threatened by or against or concern the Seller in relation to the Business and there are no facts or circumstances likely to result in any such proceedings other than as disclosed in the Seller’s Disclosure Letter.

11.3.	There is no outstanding or unsatisfied judgment, decree, order, award or decision of a court, tribunal, arbitrator or governmental agency against the Seller in relation to the Business and the Seller is not party to any undertaking or assurance given to a court, tribunal or any other person in connection with the determination or settlement of any claim or proceedings in relation to the Business.

12.	ANTI-CORRUPTION

12.1.	The Seller has in place adequate procedures designed to prevent its agents, employees, consultants and any other person who performs services for or on its behalf, from undertaking any conduct which might lead to the Seller being in breach of Section 7 of the Bribery Act 2010.

12.2.	None of the employees or agents or anyone who performs or has performed services for or on behalf of the Seller in the context of the Business has done or omitted to do any act or thing which constitutes or may constitute an offence under Anti-Bribery Laws.

13.	DEFAULT

13.1.	The Seller has not in the course of carrying on the Business manufactured, sold or supplied any product or service which did not or does not comply fully with all applicable laws, regulations, standards (including any British or European Union standards) and customers’ specifications or any representation or contractual term expressly or impliedly made by the Seller or which is, was or will become defective or unsafe.

13.2.	The Seller is not in breach of any Contract to which it is a party and which relates to or affects the Business, and no other party to any such Contract is in breach of it. All agreements, rights, commitments, obligations, arrangements and understandings relating to or affecting the Business to which the Seller is a party are valid and enforceable. The Seller is not aware of any grounds for the termination, rescission, avoidance or repudiation of any Business Contract by the Seller or any other party to any such Business Contract.

14.	INSOLVENCY

14.1.	No meeting has been convened at which a resolution will be proposed, no petition has been presented, no order has been made and no resolution has been passed for the winding-up of the Seller or for the appointment of any provisional liquidator. The Seller has not called any formal or informal meeting of all or any of its creditors.

14.2.	No administrative receiver, receiver or receiver and manager has been appointed of the whole or any part of the property, assets or undertaking of the Seller.

14.3.	No administrator has been appointed in respect of the Seller and no steps or actions have been taken in connection with the appointment of an administrator in respect of the Seller.

14.4.	No voluntary arrangement has been proposed or approved under Part I Insolvency Act 1986 and no compromise or arrangement has been proposed, agreed to or sanctioned under Sections 895 to Section 901 of the Companies Act in respect of the Seller.

14.5.	No distress, execution or other process has been levied on or applied for in respect of any of the Business Assets.

14.6.	The Seller has not stopped or suspended the payment of its debts or received a written demand pursuant to section 123(1)(a) Insolvency Act 1986 and the Seller is not insolvent or unable to pay its debts within the meaning of section 123 Insolvency Act 1986.

14.7.	No disqualification order has at any time been made pursuant to the provisions of the Company Directors Disqualification Act 1986 or proceedings threatened against any former or current officer of the Seller.

14.8.	Neither the Seller nor any of its directors has consulted a person qualified to act as an insolvency practitioner under Part XIII of the Insolvency Act 1986 or with a view to minimising the potential loss to the Seller’s creditors or otherwise in relation to any financial difficulty of the Seller.

14.9.	The Seller has not been a party to any transaction at an undervalue as defined in section 238 of the Insolvency Act 1986 nor has it given nor received any preference as defined in section 239 of the Insolvency Act 1986, in either case within the period of two years ending on the date of this Agreement.

14.10.	There are no facts in existence which are likely to lead to any of the events or circumstances referred to in this paragraph 14.

15.	EFFECTS OF THE AGREEMENT

15.1.	The customers and suppliers of the Business have not been directly informed by the Seller that the Business may or will be sold to the Purchaser, but, so far as the Seller is aware (without having made due enquiry), the acquisition of the Business by the Purchaser will not, and will not be likely to, affect the relationship between the Business and its customers, suppliers or the employees.

15.2.	The execution of this Agreement and the observance and performance of its provisions will not and is not likely to:

15.2.1.	result in a breach of any Contract, law, regulation, order, judgment, injunction, undertaking, decree or similar imposition to or by which the Seller is party or bound, or entitle any person to terminate or avoid any Contract to which the Seller is party, or have any material effect on any such Contract;

15.2.2.	result in the loss or impairment of or any default under any licence, authorisation or consent required by the Seller for the purposes of the Business; or

15.2.3.	result in the creation, imposition, crystallisation or enforcement of any Encumbrance whatsoever on any of the Business Assets.

15.3.	There is no Contract to which the Seller is party in respect of the Business which depends on the continuation of the connection (whether as shareholder or officer of the Seller or otherwise) of any person with the Seller.

16.	GUARANTEE

There is not now outstanding in respect of the Business any guarantee or agreement for indemnity or for suretyship given by or for the accommodation of the Business otherwise than by the Seller and all such guarantees or agreements have been Disclosed in the Seller’s Disclosure Letter.

17.	TAX MATTERS

All federal, state and other tax returns and reports of the Seller required by law to be filed have been duly filed, and all federal, state and other taxes, assessments, fees and other governmental charges upon the Seller with respect to its properties, assets, incomes, franchises or business which are due and payable have been paid or a reasonable reserve for such payment established on the Seller’s balance sheet except as disclosed in the Seller’s Disclosure Letter.

SCHEDULE 9

Integumen Warranties

PART 1

Fundamental Warranties of Integumen and the Purchaser

1.	OWNERSHIP OF SHARES

Integumen warrants that the Consideration Shares shall be validly issued and non-assessable to the Seller and free and clear of all Encumbrances and such shares shall be fully paid up.

2.	CAPACITY

The Purchaser and Integumen each confirm that they have full legal right, power and authority to enter into and perform the obligations contained in this Agreement and all documents and transactions referred to in this Agreement by which it is a party without obtaining the consent or approval of any other person, court, governmental authority or other third party. Furthermore, the Purchaser and Integumen each confirm that this Agreement constitutes obligations legally binding on them in accordance with its terms.

PART 2

General Warranties of Integumen and the Purchaser

1.	THE ACCOUNTS

1.1.	True and fair view

The Integumen Accounts (a copy of which is enclosed in Integumen’s Disclosure Letter) give a true and fair view of the assets, liabilities and financial position of Integumen as at the Integumen Accounting Date and of the profits (or losses) of Integumen for the financial year ending on that date.

1.2.	Compliance with Accounting Standards

The Integumen Accounts have been properly prepared in accordance with the historical cost convention, with all applicable laws and with International Accounting Standards.

1.3.	Audit

The Innovenn UK Limited, Lifesciencehub UK Limited Accounts have been audited and include all audit reports required, that are unqualified and do not include any reference to any matters to which the auditor wished to draw attention by way of emphasis, as contemplated other than as Disclosed in the Integumen Disclosure Letter.

1.4.	Consistency

The Integumen Accounts have been prepared in accordance with the accounting policies and applying the methods and underlying assumptions in each case as used in the preparation of the statutory accounts of Integumen since its incorporation.

1.5.	Provisions and disclosures

The Integumen Accounts:

	1.5.1.	fully provide for all liabilities whatsoever (other than contingent or potential liabilities which are fully disclosed in the Integumen Accounts) and fully disclose all capital, pension and other financial commitments of Integumen as at the Integumen Accounting Date; and

	1.5.2.	fully provide for all bad and doubtful debts or, where International Accounting Standards Apply, all impairment of trade receivables, as at the Integumen Accounting Date.

1.6.	Assets and profits (or losses)

The Integumen Accounts correctly and accurately set forth all the assets of Integumen as at the Integumen Accounting Date and the profits (or losses) of Integumen for the financial year which ended on the Integumen Accounting Date.

1.7.	Non-recurring and unusual items

The profits or losses and assets and liabilities of Integumen since incorporation as shown by the Integumen Accounts have not been affected by:

	1.7.1.	the inclusion of any exceptional, unusual or non-recurring items, events or transactions;

	1.7.2.	transactions entered into otherwise than on normal commercial terms; or

	1.7.3.	by any other factors rendering such profits or losses or assets and liabilities for any of such periods unusually high or low.

1.8.	Stock

The Integumen Accounts attribute a value to stock which is the lower of cost or net realisable value as at the Integumen Accounting Date after wholly writing off all redundant or obsolete stock and appropriately writing down all slow moving and damaged stock.

2.	CHANGES SINCE THE ACCOUNTING DATE

2.1.	Since the Integumen Accounting Date:

	2.1.1.	there has been no adverse change in the financial or trading position or prospects of Integumen including any adverse change in respect of turnover, profits, margins of profitability, liabilities (actual or contingent) or expenses (direct or indirect) of Integumen; and

	2.1.2.	there has been no reduction in the value of the net assets of Integumen determined in accordance with the same accounting policies as those applied in the Integumen Accounts (on the basis that each of the assets of Integumen is valued at a figure no greater than the value attributed to it in the Accounts or, in the case of any assets acquired by Integumen after the Accounting Date, at a figure no greater than cost).

3.	DEBTS

3.1.	No single person individually owes any Integumen Group Company more than £20,000 at the date of this Agreement.

3.2.	Not more than 10% of the aggregate value of the trade debts (apart from bad and doubtful debts to the extent to which they have been provided for in the Accounts) owed to any Integumen Group Company are owed by any single person.

3.3.	Integumen Group Companies are not entitled to the benefit of any trade debts otherwise than as the original creditor and no Integumen Group Company has factored, deferred or discounted any trade debts owed to it or has agreed to do so.

3.4.	All of the trade debts (apart from bad and doubtful debts to the extent to which they have been provided for in the relevant accounts of each Integumen Group Company) will be realised by each Integumen Group Company in the normal course of collection and in any event within three months after Completion without any rebate, allowance or repayment having to be made to the debtor concerned, their full value as included in the relevant accounts or books of such Integumen Group Company, and no such debt nor any part of it has been outstanding for more than two months from its due date for payment.

4.	INTELLECTUAL PROPERTY RIGHTS AND KNOW HOW

4.1.	All Intellectual Property Rights and know how currently used by each Integumen Group Company listed and described in Schedule 4 (save for Intellectual Property Rights and Know How licensed to any Integumen Group Company) are legally and beneficially owned by Integumen, or another Integumen Group Company, free from any Encumbrance.

4.2.	All Intellectual Property Rights currently used by each Integumen Group Company listed and described on Schedule 4 are valid, subsisting and enforceable. In respect of registered Intellectual Property Rights currently used by each Integumen Group Company, all renewal fees have been duly paid, all steps required for their maintenance and protection have been taken and there are no grounds on which any person is or will be able to seek cancellation, rectification, revocation or any other modification of any registration.

4.3.	There are, and have been, no proceedings, actions or claims and none are pending or threatened or will arise, impugning the title, validity or enforceability of any of the Intellectual Property Rights currently used by any Integumen Group Company or claiming any right or interest in the Intellectual Property Rights currently used by any Integumen Group Company.

4.4.	There is, and has been, no infringement of any of the Intellectual Property Rights currently used by any Integumen Group Company and none is pending or threatened.

4.5.	Subject to paragraph 4.9, no Contract or consent in respect of any of the Intellectual Property Rights currently used by any Integumen Group Company has been entered into or given by any Integumen Group Company in favour of any third party and no Integumen Group Company is obliged to enter into any such Contract or grant any such consent.

4.6.	The past and present activities of each Integumen Group Company (including the processes, methods, Software, goods and services used or dealt in by it, and the products or services manufactured or supplied by it) in relation to each Integumen Group Company’s business:

	4.6.1.	subject to paragraph 4.9, are not, and have not been, subject to the licence, consent or permission of, or payment to, any other party;

	4.6.2.	do not infringe, have not infringed and will not result in any claim in relation to, any Intellectual Property Rights or Know-How of any third party; and

	4.6.3.	have not, and will not, result in a claim in respect of Intellectual Property Rights against Integumen including any liability to any compensation under Section 40 and Section 41 of the Patents Act 1977.

4.7.	No Integumen Group Company has disclosed, and is obliged to disclose, any of its Know How to any third party, other than those of its officers, employees or consultants who are bound by obligations of confidence. Save for the employees, no third party has had access to any of its Know How. No Integumen Group Company is restricted in its ability to use, or to disclose any of its Know How.

4.8.	There are no circumstances which would render any current application for registration of any Integumen Group Company’s Intellectual Property Rights unacceptable to the relevant registry or other authority or which would prevent any such application from proceeding to grant and registration.

4.9.	Complete and accurate copies of all licences, sub-licences and other agreements whereby any Integumen Group Company is licensed or otherwise authorised to use the Intellectual Property Rights, or Know How of a third party in connection with such Integumen Group Company’s business or whereby any Integumen Group Company licenses or otherwise authorises a third party to use any of its Intellectual Property Rights or Know How are enclosed in Integumen’s Disclosure Letter. All of them are in full force and effect, no notice having been given to terminate them, and the obligations of all parties in respect of them have been fully complied with and no disputes have arisen in respect of them.

4.10.	Each Integumen Group Company has in its possession, or in the possession of another Integumen Group Company, all necessary drawings, descriptions, artwork, specifications, prototypes, databases and other documents and things necessary to establish its ownership of its Intellectual Property Rights and Know How and, to the extent that it is relevant to establish the existence of Intellectual Property Rights, to prove that such is original or novel or both, as the case may be.

4.11.	The execution and performance of this Agreement will not result in the termination of, or materially affect any, Intellectual Property Rights or licences, sub-licences and other agreements whereby any Integumen Group Company is licensed or otherwise authorised to use the Intellectual Property Rights, or Know How of a third party in connection with its business or whereby any Integumen Group Company licenses or otherwise authorises a third party to use any of its Intellectual Property Rights or Know How.

4.12.	The activities involved in the conduct of the business of each Integumen Group Company:

	4.12.1.	have not infringed, do not infringe and are not likely to infringe the Intellectual Property Rights of any third party;

	4.12.2.	have not constituted, do not constitute and are not likely to constitute any breach of confidence, passing off or actionable act of unfair competition; and

	4.12.3.	have not given and do not give rise to any obligation to pay any royalty, fee, compensation or any other sum whatsoever.

5.	ENVIRONMENTAL

5.1.	EHS Permits

	5.1.1.	Each Integumen Group Company has lawfully obtained all EHS Permits. Each such EHS Permit is in full force and effect and each Integumen Group Company complies and has complied at all times with and can continue to comply in the future with all conditions of each such EHS Permit in so far as it pertains to that Integument Group Company.

	5.1.2.	True and complete copies of all EHS Permits obtained by all Integumen Group Companies (including any variation notices applicable thereto) are included in Integumen’s Disclosure Letter.

	5.1.3.	No works or costs are or will be necessary to obtain or secure compliance with or maintain any EHS Permit, or otherwise for each Integumen Group Company to comply with EHS Law and so far as Integumen is aware there is not, and is not likely to be, any requirement for an EHS Permit to be obtained after Completion.

	5.1.4.	No Integumen Group Company has received any communication in any form in respect of any EHS Permit, refusing, varying, modifying, revoking, suspending or cancelling the same or indicating an intention or threatening so to do and there are no facts or circumstances which may result in any EHS Permit being refused, breached, varied, modified, revoked or suspended or which may prejudice its renewal or transfer.

5.2.	Compliance with EHS Law

	5.2.1.	Each Integumen Group Company and its officers, agents and employees comply and have at all times complied with EHS Law in operating the business of each respective Integumen Group Company.

	5.2.2.	No Integumen Group Company has received any communication in any form from any relevant authority from which it appears that it may be or is alleged to be in breach of EHS Law, or where failure to comply with such communication could constitute a breach of EHS Law or where compliance with such communication could be secured by further proceedings by such relevant authority. There are no circumstances which might give rise to such a communication being received and no Integumen Group Company is aware of any intention on the part of any such authority to give such communication.

5.3.	Liability

	5.3.1.	There are no facts or circumstances which may give rise to any actual or potential liability (whether civil or criminal) on the part of any Integumen Group Company or any of its officers in relation to EHS Matters as a result of its operation of their respective business.

	5.3.2.	No Integumen Group Company has received any notice or intimation of any complaint or claim from any person in respect of EHS Matters that relates to its business.

	5.3.3.	No Integumen Group Company is , and has not been, engaged in any action, litigation, arbitration or dispute resolution proceedings or subject to any investigation under EHS Law or otherwise in relation to EHS Matters that relate(s) to its business and no Integumen Group Company is aware of any such matters pending or being threatened or of any circumstances or facts likely to give rise to any such matters.

5.4.	Hazardous Substances

	5.4.1.	The property owned by each Integumen Group Company (including buildings) is free from any Hazardous Substance which could give rise (whether on the relevant site or elsewhere) to any actual or potential liability on the part of any Integumen Group Company under EHS Law.

	5.4.2.	There are no circumstances which may require expenditure (whether by any Integumen Group Company or by any other person or authority) in cleaning up or decontaminating or otherwise on the property owned by any Integumen Group Company in order to comply with EHS Law or otherwise for the protection of the Environment.

5.5.	Information

	5.5.1.	Each Integumen Group Company has at all times properly supplied to the competent authorities all information required by EHS Law to be supplied, all such information given (whether under a legal obligation or otherwise) was correct at the time the information was supplied and all information contained on public registers relating to such matters and all information records and data required to be maintained under EHS Law are complete and accurate.

	5.5.2.	Full details of any remedial work (if any) carried out at the property owned by each Integumen Group Company or any part of it and of any environmental assessment, audit, review or investigation conducted by or on behalf of any Integumen Group Company or otherwise in relation to such property or any part of it are set out in Integumen’s Disclosure Letter.

6.	CONTRACTS

Insurance

	6.1.	Full particulars of each Integumen Group Company’s insurances including any applicable application or proposal form and any related material provided to the insurer on the placement or renewal of each such insurance are set out in Integumen’s Disclosure Letter.

	6.2.	Full particulars of all claims (whether paid or outstanding) against, and if different all notifications to, each Integumen Group Company’s insurances which have been made in the last 5 years are set out in Integumen’s Disclosure Letter.

	6.3.	In the last 5 years no Integumen Group Company has failed:

	6.3.1.	to notify to any insurer any fact, matter or other circumstance which could and/or should have notified; or

	6.3.2.	to make a claim which could and/or should have made,

in compliance with any applicable insurance policy.

6.4.	In the last 5 years no insurer has delayed, declined or otherwise failed to settle in full any claim without the agreement of the relevant Integumen Group Company, and full particulars of all claims whose settlement in whole or part any Integumen Group Company agreed could be delayed, declined or otherwise not made are set out in Integumen’s Disclosure Letter.

Material contracts

6.5.	Other than as disclosed in Integumen’s Disclosure Letter, none of the Contracts to which any Integumen Group Company is a part to:

	6.5.1.	involves agency, distributorship, franchising, marketing rights, information sharing, manufacturing rights, consultancy, servicing, maintenance, inspection or testing;

	6.5.2.	involves hire purchase, conditional sale, credit sale, leasing, hiring or similar arrangements;

	6.5.3.	is incapable of complete performance in accordance with its terms within six months after the date on which it was entered into;

	6.5.4.	cannot readily be fulfilled or performed by the relevant Integumen Group Company;

	6.5.5.	is one that the relevant Integumen Group Company believes may result in a loss to such company;

	6.5.6.	involves or is likely to involve the receipt or payment of a price above or below the prevailing market price ruling at the date of this Agreement or any other obligation, restriction, expenditure or receipt of an unusual, onerous or exceptional nature;

	6.5.7.	is for the supply of goods by or to Integumen on a sale or return basis or on a consignment stock basis;

	6.5.8.	is for the supply of goods or services by or to Integumen on terms under which retrospective or future discounts, price reductions or other financial incentives are given;

	6.5.9.	is for the supply of goods or services by or to any Integumen Group Company which is not on the current standard terms and conditions on which such Integumen Group Company normally contracts to buy or supply goods or services, copies of which are included in Integumen’s Disclosure Letter;

	6.5.10.	involves the forward purchase or sale of any currency, commodity, precious metal or other asset or any option to do the same;

	6.5.11.	involves delegation of any power under a power of attorney or authorisation of any person (as agent or otherwise) to bind or commit the relevant Integumen Group Company to any obligation;

	6.5.12.	restricts the freedom of the relevant Integumen Group Company to carry on its business in any part of the world or to use or exploit any of its assets, in each case in such manner as it may think fit;

	6.5.13.	involves conditions, warranties, indemnities or representations given in connection with a sale of shares or an undertaking or fixed assets;

	6.5.14.	is a guarantee, indemnity, surety or form of comfort in respect of the obligations of a third party, under which any liability or contingent liability is outstanding;

	6.5.15.	includes any term which is not, or may not be, binding on the relevant Integumen Group Company or any other party in consequence of the Unfair Terms in Consumer Contracts Regulations 1999;

	6.5.16.	is not on arm’s length terms or is in any way otherwise than in the ordinary and proper course of Integumen’s business; or

	6.5.17.	relates the provision of finance, goods, services or other facilities to or by the relevant Integumen Group Company in any way relating to its business.

Other business matters

6.6.	During the 12 months ending on the date of this Agreement there has been no substantial change in the basis or terms on which any person is prepared to do business with any Integumen Group Company in relation to its business (apart from normal price changes), and no substantial customer or supplier of any Integumen Group Company in relation to its business (providing 5% or more of the business’s supplies or turnover in any accounting period) has ceased or substantially reduced its business with such Integumen Group Company, and no indication has been received by any Integumen Group Company that there will or may be any such change, cessation or reduction.

6.7.	During the 12 months ending on the date of this Agreement no code of practice and no notice affecting prices has been issued by any government department, association or similar body which relates to the business of any Integumen Group Company.

6.8.	There are no special circumstances which might lend to a restriction or hindrance of supply of the services now supplied by any Integumen Group Company.

7.	COMPLIANCE, DISPUTES

General legal compliance

7.1.	Each Integumen Group Company has obtained all necessary licences, consents, permits and authorities (public and private) to enable it to carry on its business effectively in the places and in the manner in which its business is now carried on. All such licences, consents, permits and authorities (copies of which are included in Integumen’s Disclosure Letter) are valid and subsisting and have been complied with in all respects and there is no reason why any of them should be suspended, cancelled or revoked.

7.2.	All legislation and all orders, provisions, directions and conditions relating to each Integumen Group Company have been duly complied with in all respects save as Disclosed in Integumen’s Disclosure Letter.

7.3.	So far as any Integumen Group Company is aware, there is no pending legislation, statutory instrument, directive, regulation or standard (including any British or European Union standard) which is likely to affect the manner in which it conducts its business or the nature or specification of its products or supplies.

7.4.	None of the officers, agents or employees of each Integumen Group Company (during the course of his duties in relation to the business of the relevant Integumen Group Company) has committed or omitted to do any act or thing in contravention of any law, order, regulation or the like in the United Kingdom or elsewhere.

7.5.	There is not pending, or in existence, any investigation or enquiry by, or on behalf of, any governmental or other body in respect of the affairs of the business of any Integumen Group Company.

7.6.	The assets of each Integumen Group Company do not include any “criminal property” as defined by section 340 (3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition), save as Disclosed in Integumen’s Disclosure Letter expressly by reference to this paragraph 7.6.

Fair trading

7.7.	No agreement, transaction, practice or arrangement carried on or proposed to be carried on in connection with the business of any Integumen Group Company (or by any person for whose acts or defaults any Integumen Group Company may be contractually or vicariously liable for), whether unilaterally or with others, or to which it (or any such person) is or proposes to become a party, and no state of affairs applicable to the Integumen Group Company (or any such person) in relation to its business:

	7.7.1.	is or ought to have been registered in accordance with the provisions of the Restrictive Trade Practices Acts 1976 and 1977 or is or has been the subject of any enquiry, investigation or proceeding under the Restrictive Trade Practices Acts 1976 and 1977 or the Resale Prices Act 1976;

	7.7.2.	is or has been the subject of an enquiry, investigation, reference or report under the Enterprise Act 2002, the Competition Act 1998 or any other legislation relating to monopolies or mergers or markets including the Fair Trade Act 1973;

	7.7.3.	infringes or falls within the scope of the offence created by section 188 of the Enterprise Act 2002;

	7.7.4.	infringes or falls within the scope of Chapter I of the Competition Act 1998, or constitutes an abuse of dominant position contrary to Chapter II of such Act or is or has been the subject of any enquiry, request for information, investigation or proceedings in respect of either of these Chapters;

	7.7.5.	infringes or falls within the scope of Article 101 of the EC Treaty, or constitutes an abuse of dominant position contrary to Article 102 of the EC Treaty, or infringes or falls within the scope of any regulation or other enactment made under Article 103 of the EC Treaty, or is or has been the subject of any enquiry, request for information, investigation or proceedings in respect of any of those Articles;

	7.7.6.	infringes or falls within the scope of any other competition, anti-restrictive trade practice, anti-trust or consumer protection law or legislation applicable in the United Kingdom or elsewhere and not specifically mentioned in this paragraph or is or has been subject to any investigation, request for information, notice or other communication by any court, governmental or regulatory authority; or

	7.7.7.	contravenes the provisions of the Trade Descriptions Acts 1968 and 1972,

and there are no circumstances indicating that any such enquiry, investigation, proceeding, reference or report relating to any such matter is likely to be made.

7.8.	No Integumen Group Company has made or threatened to make any complaint against any other person to any relevant authority under any law or legislation referred to in paragraph 7.7.

7.9.	No Integumen Group Company given any assurance or undertaking to the Restrictive Practices Court, the Secretary of State for Trade and Industry, the Competition and Markets Authority, the Commission or General Court or Court of Justice of the European Union, or any other court, person or body, and Integumen is not subject to any act, decision, regulation, order or other instrument (statutory or otherwise) made by any of them relating to any matter referred to in paragraph 7.7.

7.10.	No Integumen Group Company is in default or in contravention of any article, act, decision, regulation, order or other instrument or of any assurance or undertaking relating to any matter referred to in paragraph 7.7.

8.	LITIGATION

8.1.	No Integumen Group Company, nor any person for whose acts or defaults any Integumen Group Company may be contractually or vicariously liable, is involved (whether as claimant, defendant or otherwise) in any civil, criminal, tribunal, arbitration, administrative or other proceedings.

8.2.	No civil, criminal, tribunal, arbitration, administrative or other proceedings are pending or threatened by or against or concern and there are no facts or circumstances likely to result in any such.

8.3.	There is no outstanding or unsatisfied judgment, decree, order, award or decision of a court, tribunal, arbitrator or governmental agency against any Integumen Group Company and No Integumen Group Company is a party to any undertaking or assurance given to a court, tribunal or any other person in connection with the determination or settlement of any claim or proceedings.

9.	ANTI-CORRUPTION

9.1.	Each Integumen Group Company has in place adequate procedures designed to prevent its agents, employees, consultants and any other person who performs services for or on its behalf, from undertaking any conduct which might lead to it being in breach of Section 7 of the Bribery Act 2010.

9.2.	None of the employees or agents or anyone who performs or has performed services for or on behalf of has done or omitted to do any act or thing which constitutes or may constitute an offence under Anti-Bribery Laws.

10.	DEFAULT

10.1.	No Integumen Group Company has manufactured, sold or supplied any product or service which did not or does not comply fully with all applicable laws, regulations, standards (including any British or European Union standards) and customers’ specifications or any representation or contractual term expressly or impliedly made by it or which is, was or will become defective or unsafe.

10.2.	No Integumen Group Company is in breach of any Contract to which it is a party, and no other party to any such Contract is in breach of it. No Integumen Group Company is aware of any grounds for the termination, rescission, avoidance or repudiation of any Contract by it or any other party to any such Contract.

11.	INSOLVENCY

11.1.	No meeting has been convened at which a resolution will be proposed, no petition has been presented, no order has been made and no resolution has been passed for the winding-up of any Integumen Group Company or for the appointment of any provisional liquidator. No Integumen Group Company has called any formal or informal meeting of all or any of its creditors.

11.2.	No administrative receiver, receiver or receiver and manager has been appointed over the whole or any part of the property, assets or undertaking of any Integumen Group Company.

11.3.	No administrator has been appointed in respect of any Integumen Group Company and no steps or actions have been taken in connection with the appointment of an administrator in respect of any Integumen Group Company.

11.4.	No voluntary arrangement has been proposed or approved under Part I Insolvency Act 1986 and no compromise or arrangement has been proposed, agreed to or sanctioned under Sections 895 to Section 901 of the Companies Act in respect of any Integumen Group Company.

11.5.	No distress, execution or other process has been levied on or applied for in relation to any Integumen Group Company.

11.6.	No Integumen Group Company has stopped or suspended the payment of its debts or received a written demand pursuant to Section 123(1)(a) Insolvency Act 1986 and No Integumen Group Company is insolvent or unable to pay its debts within the meaning of Section 123 Insolvency Act 1986.

11.7.	No disqualification order has at any time been made pursuant to the provisions of the Company Directors Disqualification Act 1986 or proceedings threatened against any former or current officer of any Integumen Group Company.

11.8.	No Integumen Group Company Integumen or any of its directors has consulted a person qualified to act as an insolvency practitioner under Part XIII of the Insolvency Act 1986 or with a view to minimising the potential loss to Integumen’s creditors or otherwise in relation to any financial difficulty of such Integumen Group Company.

11.9.	No Integumen Group Company has been a party to any transaction at an undervalue as defined in Section 238 of the Insolvency Act 1986 nor has it given nor received any preference as defined in section 239 of the Insolvency Act 1986, in either case within the period of two years ending on the date of this Agreement.

11.10.	There are no facts in existence which are likely to lead to any of the events or circumstances referred to in this paragraph 11.

12.	EFFECTS OF THE AGREEMENT

12.1.	The execution of this Agreement and the observance and performance of its provisions will not and is not likely to:

	12.1.1.	result in a breach of any Contract, law, regulation, order, judgment, injunction, undertaking, decree or similar imposition to or by which Integumen is party or bound, or entitle any person to terminate or avoid any Contract to which any Integumen Group Company is a party, or have any material effect on any such Contract;

	12.1.2.	result in the loss or impairment of or any default under any licence, authorisation or consent required by any Integumen Group Company; or

	12.1.3.	result in the creation, imposition, crystallisation or enforcement of any Encumbrance whatsoever on any of the assets of any Integumen Group Company.

12.2.	There is no Contract to which any Integumen Group Company is a party which depends on the continuation of the connection (whether as shareholder or officer of any Integumen Group Company or otherwise) of any person with such Integumen Group Company.

13.	TAX MATTERS

13.1.	All federal, state and other tax returns and reports of each Integumen Group Company required by law to be filed have been duly filed, and all federal, state and other taxes, assessments, fees and other governmental charges upon each Integumen Group Company with respect to its properties, assets, incomes, franchises or business which are due and payable have been paid or a reasonable reserve for such payment established on Integumen’s balance sheet except as disclosed in Integumen’s Disclosure Letter.

14.	SHARE CAPITAL

14.1.	2 Ordinary Shares of £1.00 each have been issued in Integumen and are outstanding prior to completion of the transaction contemplated by this Agreement and prior to completion of the Related Transactions.

14.2.	There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Integumen is a party or by which it is obligated to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Integumen or obligating the Integumen to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, commitment or agreement. Integumen has no outstanding authorized stock appreciation, phantom stock, profit participation, or other similar rights or plans.

14.3.	All of the currently issued and outstanding shares of capital stock of Integumen has been offered, issued and sold by Integumen in compliance with all applicable securities laws.

15.	ISSUANCE OF THE CONSIDERATION SHARES

15.1.	The Consideration Shares are duly authorised and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Encumbrances.

SCHEDULE 10

Liability Limitations

PART 1

Limitations on the Seller’s liability

1.	Maximum Liability

1.1.	Except where a Seller Warranty Claim arises as a result of fraud, the aggregate liability of the Seller, shall be as follows:

	1.1.1.	subject to paragraphs 1.1.2 and 1.2 of this Part 1 of Schedule 10, in respect of all Seller Warranty Claims (other than an Indemnity Claim or a Seller Warranty Claim under the Fundamental Warranties) (“Seller Capped Claims”) under this Agreement, the Sellers’ aggregate liability will not exceed the Warranty Cap; and

	1.1.2.	the liability of the Seller shall be unlimited in relation to any Indemnity Claims and/or a Seller Warranty Claims under the Fundamental Warranties and/or any Seller Warranty Claims under this Agreement where such claims arise as a result of fraud, wilful misconduct or wilful concealment attributable to the Seller or any of the Covenantors.

1.2.	For the avoidance of doubt, where the Purchaser makes a Seller Warranty Claim in respect of a Breach relating to a Seller Warranty the maximum liability which Seller shall have to the Purchaser in respect of such Seller Warranty Claim shall be the decrease in value of the Business Assets taken as a whole.

2.	Liability for Individual Claims

2.1.	The Seller will not be liable for a Seller Capped Claim unless:

	2.1.1.	the Seller’s liability in respect of such Seller Capped Claim exceeds £10,000; and

	2.1.2.	the amount of the Seller’s liability for and in respect of such Seller Capped Claims (together with any connected Seller Capped Claims), when aggregated with the Seller’s liability under all Seller Agreed Claims that are not excluded under this Part 1 of Schedule 10 exceeds £50,000, in which event the Purchaser shall be entitled to recover the full amount including, for the avoidance of doubt, those below £10,000 and not just the excess of Seller Warranty Claims over £50,000; and

	2.1.3.	there has been a material adverse effect on the business, operations, results of operations, financial condition, all assets (including intangible assets) of the Business, taken as a whole, or liabilities of the Business, taken as a whole, or on Purchaser’s ability to own, use or operate the Business Assets, taken as a whole, or the Business in substantially the same manner as the Seller’s Group owned, used or operated the Business Assets and the Business on the date hereof.

3.	Limitations in Time

3.1.	The Seller will not be liable for any Claim (other than a Tax Warranty Claim) unless notice of it is given in writing (specifying in reasonable detail (to the extent such information is available at the time of the Claim) the matter which gives rise to the Seller Warranty Claim, the nature of the Seller Warranty Claim and the amount claimed in respect of such Seller Warranty Claim) by the Purchaser to the Seller no later than 12 months from the Transfer Date or the date on which they are given, whichever date is later, subject to paragraph 10 below.

3.2.	Where in relation to a Seller Warranty Claim which had been notified in accordance with paragraph 3.1 of Part 1 of this Schedule 10, proceedings are not instituted (that is to say properly issued and validly served) within 12 months of the notice in question (unless previously satisfied, settled or withdrawn), the Seller shall cease to be liable therefore but subject to extension of time to deal with a situation where paragraph 10 applies in relation to a contingent liability.

4.	Set off of Consideration Shares

Any liability of the Seller to the Purchaser pursuant to a Seller Warranty Claim may, at the sole discretion of the Purchaser, be satisfied in whole or part by the transfer to the Purchaser (or its nominee) of all of, or an agreed number of, the Consideration Shares then held or beneficially owned by the Seller, in which case the maximum aggregate liability of the Seller to the Purchaser pursuant to said Seller Warranty Claim shall be reduced by a sum equal to the value of the Consideration Shares to be transferred by the Seller to the Purchaser as at the date of transfer of such Consideration Shares. To that end, the Seller hereby undertakes to the Purchaser that, following receipt of a written notice from the Purchaser requesting the Seller to transfer all, or some, of the Consideration Shares then held by the Seller, he will take all necessary actions, including executing any document which the Purchaser may reasonably deem necessary, in order to transfer such Consideration Shares to the Purchaser in accordance with this paragraph 4.

5.	Other limitations

5.1.	The Seller will not be liable for any Seller Warranty Claim that relates to matters Disclosed in the Seller’s Disclosure Letter.

5.2.	The Seller will not be liable for a Seller Warranty Claim or (save as indicated) an Indemnity Claim, or be liable for the increase in a Seller Warranty Claim or an Indemnity Claim or as the case might be to the extent that the Seller Warranty Claim or an Indemnity Claim would not have arisen but for some act, omission, transaction or arrangement carried out by the Purchaser (at any time) other than (i) any action contemplated under the Agreement or (ii) any other related document to be entered into at Completion (iii) any legally binding commitment, agreement or arrangement entered into prior to Completion or (iv) any written request made by the Purchaser or (v) to comply with any rule, law, regulation or published administrative practice of any Tax Authority.

6.	Fraudulent Claims

Nothing in this Schedule applies to limit liability that arises or is delayed, wholly or partly, as a result of fraud wilful misconduct or wilful concealment by the Seller or the Covenantors.

7.	Mitigation

Nothing in this Schedule shall or shall be deemed to in any way diminish, restrict or limit the Purchaser’s and Integumen’s common law obligations to mitigate its loss or damage or both in relation to any Seller Warranty Claim.

8.	Recovery of same loss

8.1.	The Purchaser is not entitled to recover damages or otherwise obtain payment, reimbursement or restitution more than once in respect of the same loss or liability and in particular but without prejudice to the generality of the foregoing shall not be entitled to recover more than once in respect of the same subject matter under the Seller Warranties and/or an Indemnity Claim but the Purchaser may issue proceedings at different times and different sets of proceedings against the Seller without such constituting recovery more than once in respect of the same subject matter.

8.2.	In the event that the Purchaser has issued multiple proceedings in respect of the same subject matter, where one of those proceedings has been settled or adjudicated upon such that it is to be treated as a Seller Agreed Claim, it shall serve as an absolute ban on recovery for the Purchaser on all other proceedings issued by the Purchaser as aforesaid against the Seller but shall not prejudice and/or prevent recovery on all other proceedings issued by the Purchaser against the Seller.

9.	Recovery from third parties

If the Seller actually pays the Purchaser a sum to settle or discharge a Seller Warranty Claim and/or an Indemnity Claim and the Purchaser subsequently recovers from any third party (including any Tax Authority) a sum which is referable to such Seller Warranty Claim and/or Indemnity Claim then the Purchaser will on receipt of the relevant sum repay the Seller as soon as reasonably practicable the amount recovered from the third party less any reasonable costs and expenses incurred in recovering the same provided that the payments made to the Seller in accordance with this paragraph 9 do not exceed the payments received by the Purchaser in respect of such Seller Warranty Claim and/or Indemnity Claim.

10.	Contingent Liabilities

Without prejudice to paragraph 3 of this Part 1 of Schedule 10 if any potential Seller Warranty Claim and/or an Indemnity Claim arises as a result of a contingent or unquantifiable liability, the Seller will not be obliged to pay any sum in respect of the potential Seller Warranty Claim and/or Indemnity Claim until the liability either ceases to be contingent or becomes quantifiable.

PART 2

Limitations on Integumen liability

1.	Maximum Liability

1.1.	Subject to paragraph 1.2 of this Part 2 of Schedule 10, except where an Integumen Warranty Claim arises as a result of fraud, the aggregate liability of the Purchaser, shall be as follows:

	1.1.1.	subject to paragraphs 1.1.2 and 1.2 of this Part 1 of Schedule 10, in respect of all Integumen Warranty Claims (other than an Indemnity Claim or an Integumen Warranty Claim under the Fundamental Warranties) (“Integumen Capped Claims”) under this Agreement, the Integumens’ aggregate liability will not exceed the value of the Consideration Shares issued pursuant to this Agreement; and

	1.1.2.	the liability of Integumen shall be unlimited in relation to any Indemnity Claims and/or an Integumen Warranty Claims under the Fundamental Warranties and/or any Integumen Warranty Claims under this Agreement where such claims arise as a result of fraud, wilful misconduct or wilful concealment attributable to the Purchaser.

1.2.	For the avoidance of doubt, where the Seller makes an Integumen Warranty Claim in respect of a Breach relating to an Integumen Group Company, other than Integumen itself, the maximum liability which Integumen shall have to the Seller in respect of such Integumen Warranty Claim shall be the decrease in value of the Consideration Shares then held by the Seller.

2.	Liability for Individual Claims

2.1.	The Integumen will not be liable for a Integumen Capped Claim unless:

	2.1.1.	Integumen’s liability in respect of such Integumen Capped Claim exceeds £10,000; and

	2.1.2.	the amount of Integumen’s liability for and in respect of such Integumen Capped Claims (together with any connected Integumen Capped Claims), when aggregated with Integumen’s liability under all Integumen Agreed Claims that are not excluded under this Part 2 of Schedule 10 exceeds £50,000, in which event the Purchaser shall be entitled to recover the full amount including, for the avoidance of doubt, those below £10,000 and not just the excess of Integumen Warranty Claims over £50,000; and

	2.1.3.	there has been a material adverse effect on the business, operations, results of operations, financial condition, all assets (including intangible assets) of the business of the Integumen Group, taken as a whole, or liabilities of the business of the Integumen Group, taken as a whole, or on Integumen’s ability to own, use or operate the business assets of the Integumen group, taken as a whole, or the business of the Integumen Group in substantially the same manner as the Integumen Group owned, used or operated the business assets and the business on the date hereof.

3.	Limitations in Time

3.1.	The Purchaser will not be liable for any Claim (other than a Tax Warranty Claim) unless notice of it is given in writing (specifying in reasonable detail (to the extent such information is available at the time of the Integumen Warranty Claim) the matter which gives rise to the Integumen Warranty Claim, the nature of the Integumen Warranty Claim and the amount claimed in respect of such Integumen Warranty Claim) by the Seller to the Purchaser no later than 12 months from the Transfer Date subject to paragraph 9 below.

3.2.	Where in relation to an Integumen Warranty Claim, which had been notified in accordance with paragraph 3.1 of Part 2 of this Schedule 10, proceedings are not instituted (that is to say properly issued and validly served) within 12 months of the notice in question (unless previously satisfied, settled or withdrawn), the Purchaser shall cease to be liable therefore but subject to extension of time to deal with a situation where paragraph 9 applies in relation to a contingent liability.

4.	Other limitations

4.1.	The Purchaser will not be liable for any Integumen Warranty Claim that relates to matters Disclosed in Integumen’s Disclosure Letter.

4.2.	The Purchaser will not be liable for an Integumen Warranty Claim, or be liable for the increase in an Integumen Warranty Claim or as the case might be to the extent that the Integumen Warranty Claim or an Indemnity Claim would not have arisen but for some act, omission, transaction or arrangement carried out by the Seller (at any time) other than (i) any action contemplated under the Agreement or (ii) any other related document to be entered into at Completion (iii) any legally binding commitment, agreement or arrangement entered into prior to Completion or (iv) any written request made by the Purchaser or (v) to comply with any rule, law, regulation or published administrative practice of any Tax Authority.

5.	Fraudulent Claims

Nothing in this Schedule applies to limit liability that arises or is delayed, wholly or partly, as a result of fraud, wilful misconduct or wilful concealment by the Purchaser.

6.	Mitigation

Nothing in this Schedule shall or shall be deemed to in any way diminish, restrict or limit the Seller’s common law obligations to mitigate its loss or damage or both in relation to any Integumen Warranty Claim.

7.	Recovery of same loss

7.1.	The Seller is not entitled to recover damages or otherwise obtain payment, reimbursement or restitution more than once in respect of the same loss or liability and in particular but without prejudice to the generality of the foregoing shall not be entitled to recover more than once in respect of the same subject matter under the Integumen Warranties but the Seller may issue proceedings at different times and different sets of proceedings against the Purchaser without such constituting recovery more than once in respect of the same subject matter.

7.2.	In the event that the Seller has issued multiple proceedings in respect of the same subject matter, where one of those proceedings has been settled or adjudicated upon such that it is to be treated as a Integumen Agreed Claim, it shall serve as an absolute ban on recovery for the Seller on all other proceedings issued by the Seller as aforesaid against the Purchaser but shall not prejudice and/or prevent recovery on all other proceedings issued by the Seller against the Purchaser.

8.	Recovery from third parties

If the Purchaser actually pays the Seller a sum to settle or discharge an Integumen Warranty Claim and the Seller subsequently recovers from any third party (including any Tax Authority) a sum which is referable to such Integumen Warranty Claim then the Seller will on receipt of the relevant sum repay the Purchaser as soon as reasonably practicable the amount recovered from the third party less any reasonable costs and expenses incurred in recovering the same provided that the payments made to the Purchaser in accordance with this paragraph 8 do not exceed the payments received by the Seller in respect of such Integumen Warranty Claim.

9.	Contingent Liabilities

Without prejudice to paragraph 3 of this Part 2 of Schedule 10 if any potential Integumen Warranty Claim arises as a result of a contingent or unquantifiable liability, the Purchaser will not be obliged to pay any sum in respect of the potential Integumen Warranty Claim and/or Indemnity Claim until the liability either ceases to be contingent or becomes quantifiable.

SCHEDULE 11

Deed of Adherence

THIS DEED is made on [●]

BETWEEN:

1.	[NAME OF RELATED PARTY] [of / whose registered office is at] [address] (hereinafter called the “New Shareholder”, which expression shall include such person’s successors and permitted assigns);

2.	ENHANCE SKIN PRODUCTS INC., a corporation incorporated in the State of Nevada, with Company Registration Number NV20061008677, having its registered office at 50 West Liberty Street, Suite 880, Reno, NV 89501, United States of America (the “Seller”);

3.	INTEGUMEN INC., a corporation incorporated in the State of Delaware, with Company Registration Number 6108396, having its registered office at Corporation Trust Centre, 1209 Orange Street, Wilmington, New Castle County, Deleware 19801, United States of America (the “Purchaser”, which is a wholly owned subsidiary of Integumen);

4.	INTEGUMEN LIMITED a limited liability company incorporated in England and Wales, with Company Registration Number 10205396, having its registered address Sand Hutton Applied Innovation Campus, Sand Hutton, York, North Yorkshire, YO41 1LZ, England (the “Integumen”);

5.	DONALD NICHOLSON of 25 Weststand Apartments, Highbury Stadium Square, London N5 1FG; and

6.	DR SAMUEL S. ASCULAI, of 53 McCaul Street, TH 13, Toronto, Ontario, M5T 2W9,

(together the “Parties” and each individually a “Party”).

RECITALS:

A.	The parties other than the New Shareholder are parties to an asset purchase agreement dated September [ ] 2016 pursuant to which they have agreed various matters pertaining to the transfer of assets from the Seller to the Purchaser (the “Agreement”).

B.	Pursuant to the provisions of the Agreement the Seller is intended to receive shares in Integumen, [currently registered in the name of the Seller] and such shares are subject to the lock up provisions contained in Clause 5.11, to Clause 5.18 of the Agreement (the “Consideration Shares”).

C.	The Seller proposes to transfer certain of the Consideration Shares (the “Shares”) to the New Shareholder on or prior to the Lock-up Long Stop Date and, in accordance with the Agreement, this Deed is required to be executed in connection with the transfer of the Shares.

NOW THIS DEED WITNESSETH as follows:

1.	Subject to the transfer of the Shares being executed and delivered by the Seller in favour of the New Shareholder, the New Shareholder covenants with each of the other Parties to observe and perform and be bound by provisions relating to Related Parties set out in Clause 5.11 to Clause 5.18 of the Agreement pertaining to the lock-up of the Shares (save to the extent that any such terms and conditions have been fully performed prior to the date hereof or are incapable of applying to the New Shareholder) to the intent and effect that the New Shareholder shall with effect from the date on which the New Shareholder is registered as a shareholder of Integumen be deemed to be a Party (as defined therein) to the Agreement with the benefit of, but subject to, all the terms and conditions thereof (save as aforesaid).

2.	This Deed shall be read together with the Agreement which shall accordingly be construed as one instrument.

3.	This Deed shall be governed by and construed in accordance with the laws of England and Wales.

4.	This Deed may be entered into in any number of counterparts and by the Parties to it on separate counterparts, each of which when so executed and delivered shall be an original but all the counterparts shall together constitute one and the same instrument.

IN WITNESS whereof the Parties have entered into this Deed on the date specified above.

Signed and delivered as a DEED by ENHANCE SKIN PRODUCTS INC. acting by one director

in the presence of:	/s/ Donald Nicholson
DIRECTOR

Witness Signature

Witness Name:

Witness Address

SIGNED and DELIVERED as a DEED by DONALD NICHOLSON

in the presence of:	/s/ Donald Nicholson
DONALD NICHOLSON

Witness Signature

Witness Name:

Witness Address

SIGNED and DELIVERED as a DEED by DR SAMUEL S. ASCULAI

in the presence of:	/s/ Samuel S. Asculai
DR SAMUEL S. ASCULAI

Witness Signature

Witness Name:

Witness Address

Signed and delivered as a DEED by INTEGUMEN LIMITED

acting by one director

in the presence of:	/s/ Tony Richardson
DIRECTOR

Witness Signature

Witness Name:

Witness Address

Signed and delivered as a DEED by INTEGUMEN INC.

acting by one director

in the presence of:	/s/ Tony Richardson
DIRECTOR

Witness Signature

Witness Name:

Witness Address